                                                                   EXHIBIT 10.42


                                                                  Corrected Copy
                                                                  --------------


================================================================================



                                CREDIT AGREEMENT

                                     among

                            CARSON PRODUCTS COMPANY,

                                  CARSON, INC.

                                      and

                           CREDIT AGRICOLE INDOSUEZ,

                                   AS AGENT,

                                      and

                     THE LENDING INSTITUTIONS LISTED HEREIN


                           _________________________


                          Dated as of November 6, 1997


                           __________________________

                                  $75,000,000



================================================================================

                               TABLE OF CONTENTS

                                                                               Page
                                                                               ----
SECTION  1.  Amount and Terms of Credit.......................................    2
      1.01.  Commitments......................................................    2
      1.02.  Minimum Amount of Each Borrowing; Maximum Number of Borrowings...    3
      1.03.  Notice of Borrowings.............................................    3
      1.04.  Disbursement of Funds............................................    4
      1.05.  Notes............................................................    5
      1.06.  Conversions; Continuations.......................................    6
      1.07.  Pro Rata Borrowings..............................................    7
      1.08.  Interest.........................................................    8
      1.09.  Interest Periods.................................................    9
      1.10.  Special Provisions Governing Reserve Adjusted Eurodollar Loans...   10
      1.11.  Capital Requirements.............................................   14
      1.12.  Total Loan Commitments; Limitations on Outstanding Loan Amounts..   15
      1.13.  Letters of Credit................................................   16
SECTION  2.  Commitments......................................................   26
      2.01.  Voluntary Reduction of Commitments...............................   26
      2.02.  Adjustments; Termination of Commitments, etc.....................   27
      2.03.  Commitment Commission............................................   27
SECTION  3.  Payments.........................................................   28
      3.01.  Voluntary Prepayments............................................   28
      3.02.  Mandatory Prepayments............................................   28
      3.03.  Method and Place of Payment......................................   32
      3.04.  Net Payments.....................................................   33
SECTION  4.  Conditions Precedent.............................................   36
      4.01.  Conditions Precedent to Initial Loans............................   36
      4.02.  Conditions Precedent to All Loans................................   46
      4.03.  Additional Conditions Precedent to Acquisition Term Loans........   47
      4.04.  Conditions Precedent to All Letters of Credit....................   51

                                                                               Page
                                                                               ----
SECTION  5.  Representations, Warranties and Agreements.......................   52
      5.01.  Corporate Status.................................................   52
      5.02.  Corporate Power and Authority; Business..........................   52
      5.03.  No Violation.....................................................   53
      5.04.  Litigation.......................................................   54
      5.05.  Use of Proceeds..................................................   54
      5.06.  Governmental Approvals, etc......................................   54
      5.07.  Investment Company Act...........................................   55
      5.08.  Public Utility Holding Company Act...............................   55
      5.09.  True and Complete Disclosure.....................................   55
      5.10.  Consummation of the Offering.....................................   56
      5.11.  Financial Condition; Financial Statements; Projections...........   56
      5.12.  Security Interests...............................................   58
      5.13.  Tax Returns and Payments.........................................   58
      5.14.  ERISA............................................................   59
      5.15.  Subsidiaries.....................................................   60
      5.16.  Patents, etc.....................................................   60
      5.17.  Compliance with Laws, etc........................................   61
      5.18.  Properties.......................................................   61
      5.19.  Securities.......................................................   62
      5.20.  Collective Bargaining Agreements.................................   62
      5.21.  Indebtedness Outstanding.........................................   62
      5.22.  Environmental Matters............................................   62
      5.23.  Environmental Investigations.....................................   64
      5.24.  Fine Products Company............................................   64
SECTION  6.  Affirmative Covenants............................................   65
      6.01.  Information Covenants............................................   65
      6.02.  Books, Records and Inspections...................................   71
      6.03.  Maintenance of Property; Insurance...............................   71
      6.04.  Payment of Taxes.................................................   72
      6.05.  Corporate Franchises.............................................   72
      6.06.  Compliance with Statutes, etc....................................   73
      6.07.  ERISA............................................................   73
      6.08.  Performance of Obligations.......................................   74
      6.09.  End of Fiscal Years; Fiscal Quarters.............................   74
      6.10.  Use of Proceeds..................................................   74
      6.11.  Equal Security for Loans and Notes; No Further Negative Pledges..   74
      6.12.  Lender Meeting...................................................   75
      6.13.  Pledge of Additional Collateral..................................   75
      6.14.  Security Interests...............................................   76
      6.15.  Environmental Events.............................................   76
      6.16.  New Subsidiaries.................................................   77

                                                                               Page
                                                                               ----
      6.17.  Manufacturing Agreements.........................................   78
SECTION  7.  Negative Covenants...............................................   78
      7.01.  Changes in Business..............................................   78
      7.02.  Amendments or Waivers of Certain Documents.......................   78
      7.03.  Liens............................................................   79
      7.04.  Indebtedness.....................................................   81
      7.05.  Advances, Investments and Loans..................................   83
      7.06.  Prepayments of Indebtedness; Amendments..........................   84
      7.07.  Dividends, etc...................................................   85
      7.08.  Transactions with Affiliates.....................................   86
      7.09.  Total Interest Coverage Ratio....................................   86
      7.10.  Fixed Charge Coverage Ratio......................................   87
      7.11.  Leverage Ratio...................................................   87
      7.12.  Issuance of Subsidiary Stock.....................................   87
      7.13.  Disposition of Assets............................................   88
      7.14.  Contingent Obligations...........................................   91
      7.15.  ERISA............................................................   92
      7.16.  Merger and Consolidations........................................   93
      7.17.  Sale and Lease-Backs.............................................   93
      7.18.  Sale or Discount of Receivables..................................   93
      7.19.  Fine Products Company............................................   93
SECTION  8.  Events of Default................................................   93
      8.01.  Payments.........................................................   94
      8.02.  Representations, etc.............................................   94
      8.03.  Covenants........................................................   94
      8.04.  Default Under Other Agreements...................................   94
      8.05.  Bankruptcy, etc..................................................   95
      8.06.  ERISA............................................................   95
      8.07.  Security Documents...............................................   96
      8.08.  Guarantees.......................................................   96
      8.09.  Judgments........................................................   96
      8.10.  Ownership; Board Composition.....................................   97
      8.11.  Certain Transactions Involving Carson Holdings Limited...........   98
SECTION  9.  Definitions......................................................   99
SECTION 10.  The Agent........................................................  134
     10.01.  Appointment......................................................  134
     10.02.  Delegation of Duties.............................................  134

                                                                               Page
                                                                               ----
     10.03.  Exculpatory Provisions...........................................  135
     10.04.  Reliance by the Agent............................................  135
     10.05.  Notice of Default................................................  136
     10.06.  Non-Reliance on Agent and Other Banks............................  136
     10.07.  Indemnification..................................................  137
     10.08.  The Agent in Its Individual Capacity.............................  138
     10.09.  Successor Agent..................................................  138
     10.10.  Resignation by Agent.............................................  138
SECTION 11.  Miscellaneous....................................................  139
     11.01.  Payment of Expenses, etc.........................................  139
     11.02.  Right of Setoff..................................................  140
     11.03.  Notices..........................................................  140
     11.04.  Benefit of Agreement.............................................  141
     11.05.  No Waiver; Remedies Cumulative...................................  144
     11.06.  Payments Pro Rata................................................  144
     11.07.  Calculations; Computations.......................................  145
     11.08.  Governing Law; Submission to Jurisdiction; Venue.................  145
     11.09.  Counterparts.....................................................  146
     11.10.  Effectiveness....................................................  146
     11.11.  Headings Descriptive.............................................  146
     11.12.  Amendment or Waiver..............................................  146
     11.13.  Survival.........................................................  147
     11.14.  Domicile of Loans................................................  147
     11.15.  Waiver of Jury Trial.............................................  147
     11.16.  Independence of Covenants........................................  147

ANNEX I      -   List of Banks
ANNEX II     -   Bank Addresses
ANNEX III    -   Schedule of Existing Debt
ANNEX IV     -   Schedule of Subsidiaries
ANNEX V      -   Schedule of Collective Bargaining Agreements
ANNEX VI     -   Summary of Corporate Insurance Policies
ANNEX VII    -   Schedule of Liens
ANNEX VIII   -   List of Mortgaged Real Property
ANNEX IX     -   Schedule of Litigation
ANNEX X      -   Schedule of Consents
ANNEX XI     -   Schedule of Restrictions
ANNEX XII    -   Environmental Matters
ANNEX XIII   -   Taxes
ANNEX XIV    -   Schedule of Intellectual Property
ANNEX XV     -   Schedule of Existing Leases
ANNEX XVI    -   Compliance with Laws

Exhibit A    -    Form of Revolving Note
Exhibit B    -    Form of Acquisition Term Note
Exhibit C-1  -    Form of Opinion of Milbank, Tweed, Hadley & McCloy
Exhibit C-2  -    Form of Opinion of Hunter, Maclean, Exley & Dunn, P.C.
Exhibit C-3  -    Form of Local Counsel Opinion
Exhibit D    -    Form of Mortgage
Exhibit E    -    Form of Holdings Guarantee
Exhibit F-1  -    Form of Borrower Securities Pledge Agreement
Exhibit F-2  -    Form of Holdings Securities Pledge Agreement
Exhibit G    -    Form of Borrower Intellectual Property Security Agreement
Exhibit H    -    Form of Borrower General Security Agreement
Exhibit I-1  -    Form of Notice of Assignment
Exhibit I-2  -    Form of Assignment and Assumption Agreement
Exhibit J    -    Form of Notice of Borrowing
Exhibit K    -    Form of Notice of Conversion/Continuation
Exhibit L    -    Form of Officer's Solvency Certificate
Exhibit M    -    Form of Borrowing Base Certificate
Exhibit N    -    Form of Officers' Certificate Regarding Environmental Review
Exhibit O    -    Form of Landlord Lien Assurance Agreement
Exhibit P    -    Form of Consolidated Financial Plan
Exhibit Q    -    Form of Non-U.S. Lender Certificate
Exhibit R    -    Form of Subsidiary Guarantee
Exhibit S    -    Cutex Manufacturing Agreement
Exhibit T    -    AM Manufacturing Agreement

          CREDIT AGREEMENT, dated as of November 6, 1997 (the "Agreement"), among CARSON PRODUCTS COMPANY, a Delaware corporation (the "Borrower"), CARSON, INC., a Delaware corporation ("Holdings"), the lending institutions listed in Annex I (each a "Bank" and, collectively, the "Banks") and CREDIT AGRICOLE INDOSUEZ ("Indosuez") as the agent and collateral agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as so defined.

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, Holdings shall consummate on the Closing Date an offering of its Senior Subordinated Notes (as defined herein) in a private placement of securities that do not require registration under the Securities Act (the "Offering");

          WHEREAS, the Borrower and certain of its Subsidiaries will guarantee, on a senior subordinated basis, the obligations of Holdings with respect to the Senior Subordinated Notes;

          WHEREAS, in conjunction with the Offering, the Borrower wishes to refinance its existing indebtedness (the Offering and the use of proceeds therefrom, and the Borrowings and the Loans hereunder are, collectively, the "Recapitalization");

          WHEREAS, the Borrower desires (i) to incur the Initial Loans from the Banks, the proceeds of which may be applied to finance the Recapitalization and to pay certain fees and expenses related thereto and (ii) to incur further Loans from the Banks, the proceeds of which will be used (a) to provide working capital for the Borrower and its Subsidiaries and for general corporate purposes and (b) with respect to the Acquisition Term Loans (as defined herein), to provide financing for acquisitions, subject to the conditions set forth herein;

          WHEREAS, Holdings will execute a Guarantee and a Securities Pledge Agreement, secured by a pledge of the shares of capital stock of the Borrower, guaranteeing the Borrower's obligations hereunder; and

                  WHEREAS, the Banks are willing to make available the credit facilities provided for herein.

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1.  Amount and Terms of Credit.
                              --------------------------

          1.01.  Commitments.  Subject to and upon the terms and conditions
                 -----------
herein set forth, each Bank severally agrees (i) in the case of any Borrowing under the Revolving Portion, at any time and from time to time on and after the Closing Date and prior to the Revolving Loan Commitment Termination Date and
(ii) in the case of any Borrowing under the Acquisition Portion after the Closing Date and prior to the Acquisition Term Loan Commitment Termination Date in connection with acquisitions, to make a Loan or Loans to the Borrower, which Loans shall be drawn under the Loan Facility (including the Revolving Portion and Acquisition Portion thereof), as set forth below.

             (a) Loans under the Revolving Portion of the Loan Facility (each a "Revolving Loan" and, collectively, the "Revolving Loans") (i) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Loan Commitment Termination Date (including up to $1,000,000 on the Closing Date for purposes of financing the Recapitalization and paying related fees and expenses), (ii) except as hereinafter provided, shall initially be Base Rate Loans and, 60 days after the Closing Date or such earlier time as the Agent may agree, shall, at the option of the Borrower, be Base Rate Loans or Reserve Adjusted Eurodollar Loans; provided that all Revolving Loans made by all Banks pursuant to the
            --------
     same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Bank at any time outstanding the Revolving Loan Commitment of such Bank at such time and (v) shall not be made pursuant to a particular Notice of Borrowing if the aggregate principal amount of Revolving Loans then outstanding, after giving effect to the Revolving Loan requested by such Notice of Borrowing, plus the then outstanding Letters of Credit Usage, after giving effect to the issuance of all Letters of Credit subject to outstanding requests for issuance, would exceed the lesser of the Borrower's Borrowing Base as shown in the Borrowing Base Certificate that was last required to be delivered pursuant to Section 6.01 or the Total Revolving Loan Commitment.

             (b) Loans under the Acquisition Portion of the Loan Facility (each an "Acquisition Term Loan") (i) shall be made to the Borrower on or after the Closing Date and prior to the Acquisition Term Loan Commitment Termination

     Date (the date of such Borrowing of an Acquisition Term Loan, the "Acquisition Term Loan Closing Date") to effect acquisitions, (ii) shall, at the option of the Borrower, be Base Rate Loans or Reserve Adjusted Eurodollar Loans; provided that all Acquisition Term Loans made by
                       --------
     all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type,
     (iii) shall not exceed for any Bank at any time outstanding the Acquisition Term Loan Commitment of such Bank at such time, and (iv) shall not be made pursuant to a particular Notice of Borrowing if the aggregate principal amount of Acquisition Term Loans then outstanding, after giving effect to the Acquisition Term Loan requested by such Notice of Borrowing, would exceed the Total Acquisition Term Loan Commitment.

          1.02.  Minimum Amount of Each Borrowing; Maximum Number of Borrowings.
                 --------------------------------------------------------------
The minimum aggregate principal amount of a Borrowing of Acquisition Term Loans consisting of Reserve Adjusted Eurodollar Loans or Base Rate Loans shall be the Minimum Borrowing Amount and, if greater, shall be in integral multiples of $100,000; provided, however, that the Banks' Acquisition Term Loan Commitment
          --------  -------
shall terminate, on a pro rata basis, with respect to any portion of the Total
                      --- ----
Acquisition Term Loan Commitments not utilized by the Borrower on or after the Closing Date and prior to the Acquisition Term Loan Commitment Termination Date. The minimum aggregate principal amount of a Borrowing of Revolving Loans consisting of Reserve Adjusted Eurodollar Loans or Base Rate Loans shall be the Minimum Borrowing Amount (other than a Borrowing of Base Rate Loans such that the total amount of Revolving Loans and Letters of Credit Usage to be outstanding after giving effect to such Borrowing shall be equal to the Total Revolving Commitment) and, if greater, shall be in integral multiples of $100,000. More than one Borrowing may be incurred on any date; provided that at
                                                                --------
no time shall there be outstanding more than 6 Borrowings of Reserve Adjusted Eurodollar Loans.

          1.03.  Notice of Borrowings.  Subject to Sections 1.01(a) and (b),
                 --------------------
whenever the Borrower desires that the Banks make Reserve Adjusted Eurodollar Loans under the Revolving Portion or the Acquisition Portion of the Loan Facility it shall give the Agent at the Agent's Office prior to 10:00 A.M. (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing of Reserve Adjusted Eurodollar Loans. Whenever the Borrower desires that the Banks make Base Rate Revolving Loans on a same-day basis under either the Revolving Portion or the Acquisition Portion of the Loan Facility it shall give the Agent at the Agent's office prior to 12:00 P.M. (New York time) written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing of Base Rate Loans. Each such notice, which shall be substantially in the form of Exhibit J (each a "Notice of Borrowing"), shall be irrevocable, shall be deemed a representation by the Borrower that all conditions precedent to such Borrowing set forth in
Section 4.02 and, in the case of a Loan under the Acquisition Portion that all additional conditions set forth in Section 4.03, have been satisfied and shall specify (i) the aggregate principal amount in U.S. dollars of the Loans to be made pursuant to such Borrowing, all of which shall be specified in such manner as is necessary to comply with all limitations on Revolving Loans or Acquisition Term Loans, as the case may be, outstanding hereunder, including without limitation, in the case of the Revolving Loans, availability under the Borrowing Base, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of Base Rate Loans or Reserve Adjusted Eurodollar Loans and, if Reserve Adjusted Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall as promptly as practicable give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          1.04.  Disbursement of Funds.  (a)  No later than 1:00 P.M. (New York
                 ---------------------
time) on the date specified in each Notice of Borrowing, each Bank will make available to the Agent in New York its pro rata portion of each Borrowing
                                       --------
requested to be made on such date in the manner provided below.

          (b) Each Bank shall make available all amounts it is to fund under any Borrowing on or after the Closing Date in immediately available funds to the Agent to the account specified therefor by the Agent or if no account is so specified at the Agent's Office and the Agent will make such funds available to the Borrower, no later than 4:00 P.M. (New York time) on the date specified in each Notice of Borrowing, by depositing to the account specified therefor by the Borrower or if no account is so specified to its account at the Agent's Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date of any such Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall upon the Agent's request immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x)
                                                          --- -----
if paid by such Bank, the Federal Funds Rate or (y) if paid by the Borrower (and/or one or more other Credit Parties), the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans. The Agent shall also be entitled to recover from any Bank an amount equal to any other losses incurred by the Agent as a result of the failure of such Bank to provide such amount as provided in this Agreement.

          (c) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower or any other Credit Party may have against any Bank as a result of any default by such Bank hereunder.

          1.05.  Notes.  (a)  The Borrower's obligation to pay the principal of
                 -----
and interest on all the Loans made to it by each Bank shall be evidenced (i) if Revolving Loans, by a promissory note (each, a "Revolving Note" and, collectively, the "Revolving Notes") duly executed and delivered by the Borrower substantially in the form of Exhibit A hereto, with blanks appropriately completed in conformity herewith and (ii) if Acquisition Term Loans, by a promissory note (each, an "Acquisition Term Note" and, collectively, the "Acquisition Term Notes") duly executed and delivered by the Borrower, substantially in the form of Exhibit B hereto, each with blanks appropriately completed in conformity herewith.

          (b) The Revolving Note of the Borrower issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Closing Date, (iii) be in a stated principal amount equal to the Revolving

Loan Commitment of such Bank and be payable in the aggregate principal amount of the outstanding Revolving Loans evidenced thereby, (iv) mature, with respect to each Loan evidenced thereby, on the Final Revolving Loan Maturity Date, (v) be subject to mandatory prepayment as provided in Section 3.02, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Reserve Adjusted Eurodollar Loans, as the case may be, evidenced thereby and (vii) be entitled to the benefits of this Agreement and the other applicable Credit Documents.

          (c) The Acquisition Term Note of the Borrower issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Closing Date, (iii) be in a stated principal amount equal to the Acquisition Term Loan Commitment of such Bank and be payable in the aggregate principal amount of the Acquisition Term Loan evidenced thereby, (iv) mature, with respect to each Loan evidenced thereby, on the Final Acquisition Term Loan Maturity Date, (v) be subject to mandatory prepayment as provided in
Section 3.02, (vi) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Reserve Adjusted Eurodollar Loans, as the case may be, evidenced thereby and (vii) be entitled to the benefits of this Agreement and the other applicable Credit Documents.

          (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's or any Credit Party's obligations hereunder or under the other applicable Credit Documents in respect of such Loans.

          1.06.  Conversions; Continuations.  The Borrower shall have the option
                 --------------------------
to convert on any Business Day commencing on the earlier of receipt of the Agent's approval or 60 days after the Closing Date all or a portion (which portion shall not be less than the Minimum Borrowing Amount) of the outstanding principal amount of the Loans owing by the Borrower pursuant to a single Portion of the Loan Facility into a Borrowing or Borrowings pursuant to such Portion of another Type of Loan, or to continue all or a portion of such Borrowings as the same Type of Loan; provided that (i) except as otherwise provided in Section
                   --------
1.10(b), Reserve Adjusted Eurodollar Loans may be converted into Base Rate Loans or continued as Reserve Adjusted Eurodollar Loans only on the last day of an Interest Period ap-plicable to such Reserve Adjusted Eurodollar Loans, (ii) no such partial conversion of Reserve Adjusted Eurodollar Loans shall reduce the outstanding principal amount of Reserve Adjusted Eurodollar Loans under the Loan Facility (or Portion thereof) made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (iii) one Type of Loan may only be continued as or converted into Reserve Adjusted Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iv) Borrowings resulting from conversions or continuations pursuant to this Section 1.06 shall be limited in amount and number as provided in Section 1.02 and (v) all or a portion of the outstanding principal amount of Base Rate Loans may not be converted into Reserve Adjusted Eurodollar Loans if such Base Rate Loans or portions thereof will mature within 30 days of such proposed conversion. Each such conversion (or continuation) shall be effected by the Borrower by giving the Agent at the Agent's Office prior to 10:00 A.M. (New York time) at least three Business Days' (or one Business Day in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion/Continuation") specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued and, if to be converted into or continued as Reserve Adjusted Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans. Notwithstanding the foregoing or the provisions of
Section 1.09, if a Default or Event of Default is in existence on the last day of any Interest Period in respect of any Borrowing of Reserve Adjusted Eurodollar Loans, such Loans may not be continued as Reserve Adjusted Eurodollar Loans but instead shall be automatically converted on the last day of such Interest Period into Base Rate Loans. If no Notice of Conversion/Continuation has been duly delivered with respect to a Reserve Adjusted Eurodollar Loan on or before the third Business Day prior to the last day of the Interest Period applicable thereto, such Reserve Adjusted Eurodollar Loan shall be automatically converted into a Base Rate Loan.

          1.07.  Pro Rata Borrowings.  All Borrowings under this Agreement shall
                 -------------------
be loaned by the Banks pro rata on the basis of their Revolving Loan Commitment
                       --------
or Acquisition Term Loan Commitment, as the case may be. No Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          1.08.  Interest.  (a)  The unpaid principal amount of each Base Rate
                 --------
Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) (or unless sooner converted into a Reserve Adjusted Eurodollar Loan) at a rate per annum equal to the sum of (i)
                                            ---------
the Base Rate in effect from time to time and (ii) the applicable Interest
Margin.

          (b) The unpaid principal amount of each Reserve Adjusted Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) (or unless sooner converted to a Base Rate Loan) at a rate per annum equal to the sum of (i) the relevant Eurodollar
                     ---------
Rate and (ii) the applicable Interest Margin.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal
                                                               ---------
to the sum of (i) the rate of interest applicable to such Loan and (ii) 2%, such amount payable upon demand upon the occurrence, and during the continuation, of any payment default (after the lapse of any applicable grace periods); provided
                                                                       --------
that the amount of the overdue principal of each Reserve Adjusted Eurodollar Loan shall bear interest at the rate of interest applicable thereto plus 2% for the balance of the then current Interest Period.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each December, March, June and September beginning December 1997; (ii) in respect of each Reserve Adjusted Eurodollar Loan, in arrears on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first date of such Interest Period; and (iii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 11.07(b).

          (f) The Agent, upon determining the interest rate for any Borrowing of Reserve Adjusted Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof. Such determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

          1.09.  Interest Periods.  At the time the Borrower gives a Notice of
                 ----------------
Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into or continuation of, a Borrowing of Reserve Adjusted Eurodollar Loans, it shall have the right to elect, by giving the Agent written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of such Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

             (a) the initial Interest Period for any Borrowing of Reserve Adjusted Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the date on which the next preceding Interest Period expires;

             (b) if any Interest Period relating to a Borrowing of Reserve Adjusted Eurodollar Loans begins on a date for which there is no numerically corresponding date in the calendar month in which such Interest Period ends, such Interest Period shall end on the last Business Day of such calendar month;

             (c) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of
                              --------
     a Reserve Adjusted Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

             (d) no Interest Period shall extend beyond, as applicable, the Final Revolving Loan Maturity Date (in the case of Revolving Loans) or the Final Acquisition Term Loan Maturity Date (in the case of Acquisition Term Loans); and

             (e) no Interest Period with respect to any Borrowing of Reserve Adjusted Eurodollar Loans shall extend beyond any date upon which the Borrower thereof is required to make a scheduled payment of principal with respect to the Acquisition Term Loans if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Acquisition Term Loans maintained as Reserve Adjusted Eurodollar Loans with Interest Periods ending after such date of scheduled payment of principal would exceed the amount of Acquisition Term Loans permitted to be outstanding after such scheduled payment of principal.

          1.10.  Special Provisions Governing Reserve Adjusted Eurodollar Loans.
                 --------------------------------------------------------------
Notwithstanding any other provisions of this Agreement, the following provisions shall govern with respect to Reserve Adjusted Eurodollar Loans as to the matters covered:

             (a) On an Interest Rate Determination Date, the Agent shall determine (which determination shall, absent demonstrable error, be final, conclusive and binding upon all parties hereto) the interest rate which shall apply to the Reserve Adjusted Eurodollar Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower thereof and to each Bank.

             (b) In the event that (x) in the case of clause (i) below, the Agent or (y) in the case of clause (ii) or (iii) below, any Bank shall have determined (which determination shall, absent demonstrable error, be final, conclusive and binding upon all parties hereto):

             (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising on or after the Effective Date affecting the interbank eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate;

             (ii) at any time that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Reserve Adjusted Eurodollar Loans or its obligation to make Reserve Adjusted Eurodollar Loans because of (x) any change since the Effective Date (including changes proposed or published prior to the Effective Date) in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve require-ments, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate), including a change in the basis of taxation of payments to any Bank of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) and/or (y) other circumstances affecting such Bank, the interbank eurodollar market, or the position of such Bank in such market; or

             (iii) at any time that the making or continuance of any Reserve Adjusted Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank eurodollar market;

     then, and in any such event, the Agent in the case of clause (i) above or such Bank in the case of clause (ii) or (iii) above shall promptly give notice (by telephone confirmed in writing) in accordance with Section 1.10(h) hereof to the Borrower of the Loan affected and, in the case of clause (ii) or (iii) to the Agent, of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Reserve Adjusted Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to the borrowing of or conversion into (or continuation of) Reserve Adjusted Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, within 10 Business Days after a written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, in-terest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice pursuant to Section 1.10(h) hereof as to the additional amounts owed to such Bank, setting forth in reasonable detail the basis for the calculation thereof, submitted to the Borrower shall, absent demonstrable error, be final, conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(c) as promptly as possible and, in any event, within the time period required by law.

             (c) At any time that any Reserve Adjusted Eurodollar Loan is affected by the circumstances described in Section 1.10(b)(ii) or (iii), the Borrower may (and in the case of a Reserve Adjusted Eurodollar Loan affected pursuant to Section 1.10(b)(iii) shall) either (i) if a Notice of Borrowing or Notice of Conversion/Continuation has been given with respect to the affected Reserve Adjusted Eurodollar Loan, cancel said Notice of Borrowing or Notice of Conversion/Continuation by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date (if the Borrower has been notified by not later than 3:00 P.M., New York time, or the next Business Day if otherwise) that the Borrower was notified by a Bank pursuant to Section 1.10(b)(ii) or (iii), or (ii) if the affected Reserve Adjusted Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Agent, require the affected Bank to convert each such Reserve Adjusted Eurodollar Loan into a Base Rate Loan, or prepay such Reserve Adjusted Eurodollar Loan; provided that if more than one Bank
                                            --------
     is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(c); and provided, further, that the Borrower
                                           --------  -------
     shall compensate any such affected Banks as set forth in Section 1.10(f).

             (d) Anything herein to the contrary notwithstanding, if on any Interest Rate Determination Date no Eurodollar Rate is available by reason of the inability of the Agent to determine such interest rate in accordance with the definition thereof, the Agent shall give the Borrower and each Bank prompt notice thereof and the Loans requested to be made as Reserve Adjusted Eurodollar Loans shall, subject to the applicable notice requirements, be made as Base Rate Loans.

             (e) Each Bank agrees that, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of a condition that would cause it to be an affected Bank under Section 1.10(b)
     (ii) or (iii), it will, to the extent not inconsistent with such Bank's internal policies or any legal or regulatory restrictions, use reasonable efforts to make, fund or maintain the affected Reserve Adjusted Eurodollar Loans of such Bank through another lending office of such Bank if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to Section 1.10(b)(ii) would be materially reduced or the illegality or other adverse circumstances which would otherwise require conversion or prepayment of such Loans pursuant to
     Section 1.10(b)(iii) would cease to exist, and if, as determined by such Bank, in its reasonable discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Bank. The Borrower hereby agrees to pay all reasonable expenses incurred by any Bank in utilizing another lending office of such Bank pursuant to this Section 1.10(e).

             (f) The Borrower shall compensate each Bank, within 10 Business Days after a written request by that Bank (which request shall be accompanied by a written notice pursuant to Section 1.10(h) setting forth in reasonable detail the basis for the calculation of such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, such factors as any interest paid by that Bank to lenders of funds borrowed by it to make or carry its Reserve Adjusted Eurodollar Loans and any loss sustained by that Bank in connection with re-employment of such funds (based upon the difference between the amount earned in connection with re-employment of such funds and the amount payable by the Borrower if such funds had been borrowed or remained outstanding)) which that Bank may sustain with respect to the Borrower's Reserve Adjusted Eurodollar Loans: (i) if for any reason (other than a default or error by that Bank) a Borrowing of any such Reserve Adjusted Eurodollar Loan does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation or in a telephonic request for borrowing or conversion or continuation, or a successive Interest Period in respect of any such Reserve Adjusted Eurodollar Loan does not commence after notice therefor is given pursuant to Section 1.06, (ii) if any prepayment or conversion (as required by Sections 3.01 and 3.02, by ac-celeration or otherwise) of any of such Bank's Reserve Adjusted Eurodollar Loans to the Borrower occurs on a date which is not the last day of the Interest Period applicable to that Loan, (iii) if any prepayment of any such Bank's Reserve Adjusted Eurodollar Loans to the Borrower is not made on any date specified in a notice of prepayment given by the Borrower, or
     (iv) as a consequence of any other failure by the Borrower to repay such Bank's Reserve Adjusted Eurodollar Loans to the Borrower when required by the terms of this Agreement.

             (g) Any Bank claiming any additional amounts payable pursuant to this Section 1.10 agrees to use reasonable efforts (consistent with such Bank's internal policies, legal and regulatory restrictions and commercial considerations) to designate a different lending office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Bank, be in any way otherwise disadvantageous to such Bank.

             (h) Each Bank shall notify the Borrower of any event occurring after the date hereof entitling such Bank to compensation under the foregoing paragraphs of this Section 1.10 as promptly as practicable, but in any event within 90 days, after such Bank obtains actual knowledge thereof; provided that if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 1.10 in respect of any costs or other amounts resulting from or relating to such event, only be entitled to payment under this Section 1.10 for such costs or other amounts from and after the date 90 days prior to the date that such Bank does give such notice. Each Bank will furnish to the Borrower a certificate setting forth in reasonable detail the basis and amount of each request by such Bank for compensation under this Section 1.10. Determinations by any Bank for purposes of this Section 1.10, including of the effect of any regulatory change pursuant to Section 1.10(b)(ii) on its costs of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 1.10, shall be made on a reasonable basis.

          1.11.  Capital Requirements.  If any Bank shall have determined that
                 --------------------
the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or such Bank's parent with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including in each case any such change proposed or published prior to the date hereof), has or would have the effect of reducing the rate of return on such Bank's or such Bank's parent's capital or assets as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such Bank's parent could have achieved but for such adoption, effectiveness or change or as a consequence of an increase in the amount of capital required to be maintained by such Bank as a consequence of such Bank's obligations hereunder (including in each case, without limitation, with respect to any Bank's Commitment or any Loan), then from time to time, within 15 Business Days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's parent, as the case may be, for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.11, will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although any delay in giving any notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.11.

          1.12.  Total Loan Commitments; Limitations on Outstanding Loan
                 -------------------------------------------------------
Amounts. The original amount of the (i) Total Commitments is $75,000,000, (ii) Total Acquisition Term Loan Commitments is up to $50,000,000 and (iii) Total Revolving Loan Commitments is $25,000,000, including up to $5,000,000 of Letters of Credit. Anything contained in this Agreement to the contrary notwithstanding, (a) in no event shall the sum of the aggregate principal amount of all outstanding Acquisition Term Loans and Revolving Loans of any Bank at any time exceed such Bank's portion of the Total Commitments, (b) in no event shall the sum of the aggregate principal amount of all Revolving Loans and Acquisition Term Loans from all Banks at any time exceed the Total Commitments, (c) in no event shall the Total Utilization of Revolving Loan Commitment and Letters of Credit Usage exceed the Total Revolving Loan Commitments and (d) in no event shall the Total Utilization of the Acquisition Term Loan Commitment exceed the Total Acquisition Term Loan Commitment.

          1.13.  Letters of Credit.
                 -----------------

          (A) Letters of Credit.  Subject to the terms and conditions of this
              -----------------
Agreement and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Credit Documents, in addition to requesting that the Banks make Revolving Loans pursuant to Section 1.03, the Borrower may request, in accordance with the provisions of this Section 1.13, that one or more Issuing Banks issue Letters of Credit for the account of the Borrower; provided that (i) the Borrower shall not request that any Bank issue
          --------
any Letter of Credit and a Bank shall not be required to issue any Letter of Credit, if after giving effect to such issuance the sum of (a) the Letters of Credit Usage on the date of such issuance, after giving effect to the issuance of all Letters of Credit subject to outstanding requests for issuance of a Letter of Credit, plus (b) the aggregate principal amount of Revolving Loans then outstanding, after giving effect to the making of all Revolving Loans then requested by all outstanding but unfunded Notices of Borrowing, would exceed the lesser of the Borrower's Borrowing Base as would be shown in the Borrowing Base Certificate that was last required to be delivered pursuant to Section 6.01 or the Total Revolving Loan Commitment then in effect, (ii) in no event shall any Issuing Bank issue (w) any Letter of Credit having an expiration date later than ten (10) Business Days prior to the Final Revolving Loan Maturity Date, after giving effect to any possible renewal of such Letter of Credit pursuant to the proviso to the following clause (ii)(x), (x) subject to the foregoing clause
(ii)(w), any Letter of Credit having an expiration date more than one year after its date of issuance; provided that, subject to the foregoing clause (ii)(w),
                      --------
this clause (x) shall not prevent any Issuing Bank from issuing a Letter of Credit containing a provision to the effect that such Letter of Credit will automatically be renewed annually for a period not to exceed one year, so long as such renewable Letter of Credit provides that it shall not at any time be renewed for an additional year if (I) the Borrower notifies the Issuing Bank in writing one Business Day prior to the applicable renewal date that the Borrower elects to allow the Letter of Credit to expire without being renewed, or (II) the Issuing Bank or the Required Banks notify the Borrower in writing, prior to
                                                                       -----
the date set forth in such Letter of Credit as the date by which the beneficiary thereof is to be notified whether such Letter of Credit is to be renewed, that such Letter of Credit shall not be so renewed, in which case such Letter of Credit shall not be so renewed, (y) any Letter of Credit, the initial stated amount of which is less than $5,000, or (z) any Letter of Credit (I) which is gov-erned by laws other than the laws of the State of New York, without regard to the principles of conflicts of laws, or (II) as to which the beneficiary is not required, by acceptance of the Letter of Credit, to be subject to the exclusive jurisdiction of any competent state or federal court in the State of New York with regard to such Letter of Credit and (iii) the Borrower shall not request that any Issuing Bank issue and no Issuing Bank shall issue any Letter of Credit if, after giving effect to such issuance and the issuance of all other requested Letters of Credit, the then outstanding Letters of Credit Usage in respect of all Letters of Credit would exceed $5,000,000. The issuance of any Letter of Credit in accordance with the provisions of this Section 1.13 shall be given effect in the calculation of the aggregate principal amount of Revolving Loans outstanding and the Letters of Credit Usage and shall require the satisfaction of each condition set forth in Sections 4.02 and 4.04.

          Immediately upon the issuance of each Letter of Credit, each Bank other than the Issuing Bank or Banks shall be deemed to, and hereby agrees to, be irrevocably obligated to reimburse the Issuing Bank (such reimbursement obligation of each Bank in each Letter of Credit being hereinafter referred to as its "Letter of Credit Participation") under such Letter of Credit and each drawing thereunder in an amount equal to such Bank's pro rata share (determined
                                                     --------
on the basis of such Bank's Revolving Loan Commitment) of the maximum amount which is or at any time may become available to be drawn thereunder.

          Each Letter of Credit may provide that the Issuing Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Revolving Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Banks (or, if all Obligations shall have been indefeasibly paid in full, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by an Issuing Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by such Issuing Bank under the related Letter of Credit.

          (B) Request for Issuance.  Whenever the Borrower desires the issuance
              --------------------
of a Letter of Credit, it shall deliver to the Agent a request for issuance of a Letter of Credit no later than 1:00 P.M. (New York time) at least three Business Days, or such shorter period as may be agreed to by any Issuing Bank in any particular instance, in advance of the proposed date of issuance. The request for issuance with respect to any Letter of Credit shall specify (i) the proposed date of issuance (which shall be a business day under the laws of the jurisdiction of the Issuing Bank) of such Letter of Credit, (ii) the face amount of such Letter of Credit, (iii) the expiration date of such Letter of Credit and
(iv) the name and address of the beneficiary of such Letter of Credit. As soon as practicable after delivery of such request for issuance of a Letter of Credit, the Issuing Bank for such Letter of Credit shall be determined as provided in Section 1.13(C). Prior to the date of issuance, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided that the Issuing Bank, in its sole judgment, may require
        --------
changes in any such documents and certificates; and provided, further, that no
                                                    --------  -------
Letter of Credit shall require payment against a conforming draft to be made thereunder earlier than 1:00 P.M. in the time zone of the Issuing Bank on the Business Day (which shall be a business day under the laws of the jurisdiction of the Issuing Bank) next succeeding the Business Day (which shall be a business day under the laws of the jurisdiction of the Issuing Bank) that such draft is presented. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. Promptly after receipt of a request for issuance of a Letter of Credit and the determination of the Issuing Bank thereof, the Agent shall notify each Bank of the proposed issuance, the identity of the Issuing Bank and the amount of each other Bank's respective participation therein, determined in accordance with Section 1.13(A).

          (C)  Determination of Issuing Bank.
               -----------------------------

          (1) Upon receipt by the Agent of a request for issuance pursuant to
Section 1.13(B) with respect to a Letter of Credit, in the event the Agent elects to issue such Letter of Credit, the Agent shall so notify the Borrower, and the Agent shall be the Issuing Bank with respect thereto. In the event that the Agent, in its sole discretion, elects not to issue such Letter of Credit, the Agent shall promptly so notify the Borrower, and the Borrower may request any other Bank to issue such Letter of Credit. Each such Bank so requested to issue such Letter of Credit shall promptly notify the Borrower and the Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Bank that so elects to issue such Letter of Credit shall be the Issuing Bank with respect thereto. In the event that all other Banks shall have declined to issue such Letter of Credit, notwithstanding the prior election of the Agent not to issue such Letter of Credit, the Agent shall be obligated to issue the Letter of Credit requested by the Borrower and shall be the Issuing Bank with respect to such Letter of Credit. In no event shall any Bank be an Issuing Bank if such Bank would incur increased costs pursuant to Section 1.13(H) as a result of being the Issuing Bank, unless consented to by the Borrower. No Issuing Bank shall issue any Letter of Credit denominated in a currency other than Dollars.

          (2) Each Issuing Bank that elects to issue a Letter of Credit shall promptly give written notice to the Agent and each other Bank of the information required under Sections 1.13(B)(i)-(iv) relating to the Letter of Credit.

          (D) Payments of Amounts Drawn Under Letters of Credit.  In the event
              -------------------------------------------------
of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Borrower and the Agent on or before the date on which such Issuing Bank intends to honor such drawing, and the Borrower shall reimburse such Issuing Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary
--------
notwithstanding, (i) unless the Borrower shall have notified the Agent and such Issuing Bank prior to 10:00 A.M. (New York time) on the Business Day of the date of such drawing that the Borrower intends to reimburse such Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Agent requesting the Banks to make Revolving Loans that are Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, the Banks shall, on the date of such drawing, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse such Issuing Bank for the amount of such drawing; and provided further that if, for any reason, proceeds of Revolving
             -------- -------
Loans are not received by such Issuing Bank on such date in an amount equal to the amount of such drawing, the Borrower shall reimburse such Issuing Bank, on the Business Day (which shall be a business day under the laws of the jurisdiction of such Issuing Bank) immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, that are so received, plus accrued interest on such amount at the rate set forth in Section 1.13(F)(1)(i).

          (E) Payment by Banks.  In the event that the Borrower shall fail to
              ----------------
reimburse an Issuing Bank as provided in Section 1.13(D) in an amount equal to the amount of any drawing honored by such Issuing Bank under a Letter of Credit issued by it, such Issuing Bank shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein. Each Bank shall make available to such Issuing Bank an amount equal to its respective participation in same day funds, at the office of such Issuing Bank specified in such notice, not later than 1:00 P.M. (New York time) on the Business Day (which shall be a business day under the laws of the jurisdiction of such Issuing Bank) after the date notified by such Issuing Bank. In the event that any Bank fails to make available to such Issuing Bank the amount of such Bank's participation in such Letter of Credit as provided in this Section 1.13(E), such Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Each Issuing Bank shall distribute to each other Bank which has paid all amounts payable by it under this Section 1.13(E) with respect to any Letter of Credit issued by such Issuing Bank such other Bank's pro rata share of
                                                               --------
all payments received by such Issuing Bank from the Borrower in reimbursement of drawings honored by such Issuing Bank under such Letter of Credit when such payments are received. Nothing in this Section 1.13(E) shall be deemed to relieve any Bank from its obligation to pay all amounts payable by it under this
Section 1.13(E) with respect to any Letter of Credit issued by an Issuing Bank or to prejudice any rights that the Borrower or any other Bank may have against a Bank as a result of any default by such Bank hereunder and no Bank shall be responsible for the failure of any other Bank to pay its pro rata share payable
                                                         --------
under this Section 1.13(E).

             (F)  Compensation.
                  ------------

             (1) The Borrower agrees to pay the following amount with respect to all Letters of Credit:

             (i) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Issuing Bank in respect of each such drawing from and including the date of the drawing through the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to
     Section 1.13(D)) at a rate which is equal to the interest rate then applicable to Base Rate Loans for the period from the date of such drawing to and including the first Business Day after the date of such drawing and thereafter at a rate equal to 2% per annum in excess of the rate of
                                      --- -----
     interest otherwise payable under this Agreement for Base Rate Loans during such period; provided that if the Banks make a Revolving Loan on any day
                  --------
     the proceeds of which are to be applied to payment of the amount paid by such Issuing Bank, the Borrower shall not be obligated to pay interest on such amount for such day pursuant to this clause (i); and

             (ii) with respect to the amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuing Bank's standard schedule for such charges in effect at the time of such amendment, transfer or drawing, as the case may be.

          (2) The Borrower agrees to pay to the Agent for distribution to each Bank in respect of all Letters of Credit outstanding such Bank's pro rata share
                                                                 --------
of a commission equal to 2% per annum of the maximum amount available from time
                            ---------
to time to be drawn under such outstanding Letters of Credit, payable in arrears on and through the last day of each fiscal quarter of the Borrower and calculated on the basis of a 365-day year and the actual number of days elapsed. Upon the happening and during the continuance of an Event of Default described in Section 8.01, the commission referred to in the preceding sentence shall be 4% per annum.
   ---------
          (3) The Borrower agrees to pay to each Issuing Bank in respect of each Letter of Credit issued by each such Issuing Bank on the date of issuance an amount equal to the greater of (A) 1/4% of the maximum amount available at any time to be drawn under such Letter of Credit or (B) $1,500.

          Amounts payable under clauses (1)(i) and (2) of this Section 1.13(F) shall be paid to the Agent on behalf of the Banks. The Agent shall promptly distribute to each Bank its pro rata share of such amount. Amounts payable
                            --------
under clauses (1)(ii) and (3) of this Section 1.13(F) shall be paid directly to the Issuing Bank.

          (G) Obligations Absolute.  The obligation of the Borrower to reimburse
              --------------------
each Issuing Bank for drawings made under the Letters of Credit issued by it and the obligations of the Banks under Section 1.13(E) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (1) any lack of validity or enforceability of any Letter of Credit;

          (2) the existence of any claim, setoff, defense or other right that the Borrower or any Affiliate of the Borrower or any other Person may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), such Issuing Bank, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

          (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, if not apparent from the documents presented;

          (4) payment by such Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit unless such Issuing Bank shall have acted in bad faith or with willful misconduct or gross negligence in issuing such payment;

          (5) any other circumstance or happening whatsoever that is similar to any of the foregoing; or

          (6) the fact that a Default or Event of Default shall have occurred and be continuing.

          (H) Additional Payments.  If by reason of (a) any change after the
              -------------------
Effective Date in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (b) compliance by any Issuing Bank or any Bank with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation
D:

             (i) such Issuing Bank or any Bank shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 1.13, whether directly or by such being imposed on or suffered by such Issuing Bank or any Bank; provided, however,
                                                              --------  -------
     that no payment shall be required to be made by the Borrower pursuant to this clause (i) with respect to changes in the rate of any tax on or measured by the net income of a Bank (including any franchise or similar tax so measured) pursuant to the income tax laws of the United States or of the jurisdiction in which it is incorporated or organized or the jurisdiction where such Bank's lending office is located;

             (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by such Issuing Bank or participations therein purchased by any Bank; or

             (iii) there shall be imposed on such Issuing Bank or any Bank any other condition regarding this Section 1.13, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such Issuing Bank or any Bank of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issuing Bank or any Bank, then and in any such case such Issuing Bank or such Bank shall, after the additional cost is incurred or the amount received is reduced, notify the Borrower and the Borrower shall pay within 10 Business Days after demand such amounts as such Issuing Bank or such Bank may specify to be necessary to compensate such Issuing Bank or such Bank for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate per annum equal at all times to the rate applicable to Base Rate Loans
       ---------
then in
effect; provided that if any Bank fails to give such notice within 90 days
        --------
after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 1.13(H) in respect of any costs or other amounts resulting from or relating to such event, only be entitled to payment under this Section 1.13(H) for such costs or other amounts from and after the date 90 days prior to the date that such Bank does give such notice; and provided, further, that each Bank agrees that, as promptly as
            --------  -------
practicable after it becomes aware of the existence of the foregoing conditions, it will, to the extent not inconsistent with such Bank's internal policies or any legal or regulatory restrictions, use reasonable efforts to issue, make or maintain the affected Letter of Credit or purchase or maintain any participation therein through another lending office of such Bank if as a result thereof the additional moneys which would otherwise be required to be paid to compensate for such additional cost or reduced receipt with respect to such Letter of Credit pursuant to this Section 1.13(H) would be reduced and if, as determined by such Bank, in its reasonable discretion, the issuance, making or maintaining of such Letter of Credit or the purchasing or maintaining of any participation therein through such other lending office would not otherwise materially adversely affect such Letter of Credit or such Bank. Each Bank will furnish to the Borrower a certificate setting forth in reasonable detail the basis and amount of each request by such Bank for compensation under this Section 1.13(H). Determinations by any Bank for purposes of this Section 1.13(H), including of the effect of any regulatory change pursuant to this Section 1.13(H) on its costs of making or maintaining Letters of Credit (or purchasing or maintaining participations therein), or on amounts receivable by it in respect of Letters of Credit, and of the amounts required to compensate such Bank under this Section 1.13(H), shall be made on a reasonable basis. A certificate in reasonable detail as to the amount of such increased cost or reduced receipt, submitted to the Borrower and the Agent by that Issuing Bank or any Bank, as the case may be, shall, except for demonstrable error, be final, conclusive and binding for all purposes.

          If any Bank shall be entitled to payments under this Section 1.13, such Bank, within a reasonable time after becoming entitled to such payments, shall (unless otherwise required by a governmental authority or as a result of any law, rule, regulation, order or similar directive applicable to such Bank) designate a different lending office from that initially selected by such Bank to which payments are to be made under this Agreement or under any Credit Document, if such designation would avoid the need for (or materially reduce the amount of) such payments and would not, in the reasonable opinion of the Bank, be otherwise disadvantageous to such Bank.

          (I) Indemnification; Nature of Issuing Bank's Duties.  In addition to
              ------------------------------------------------
amounts payable as elsewhere provided in this Section 1.13, without duplication, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit or (ii) the failure of such Issuing Bank to honor a drawing under any Letter of Credit, in each case as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto
                                                       -------    --------
government or Governmental Authority (all such acts or omissions herein called "Government Acts").

          As between the Borrower and each Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of such Is-suing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Bank's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to the Borrower.

          Notwithstanding anything to the contrary contained in this Section 1.13(I), the Borrower shall have no obligation to indemnify any Issuing Bank or any Bank in respect of any liability incurred by such Issuing Bank or such Bank arising solely out of the gross negligence, bad faith or willful misconduct of such Issuing Bank or such Bank or out of the wrongful dishonor by such Issuing Bank or such Bank of a proper demand for payment under the Letters of Credit issued by it.

          SECTION 2.  Commitments.
                      -----------

          2.01.  Voluntary Reduction of Commitments.  Upon at least one Business
                 ----------------------------------
Day's prior written notice (or telephonic notice promptly confirmed in writing) to the Agent at the Agent's Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate the unutilized portion of either or both of (i) the Total Revolving Loan Commitments and (ii) the Total Acquisition Term Loan Commitments, in each case, in part or in whole; provided that (x) any such
                                                --------
termination shall apply to proportionately and permanently reduce the Revolving Loan Commitment or Acquisition Term Loan Commitment, as applicable, of each of the Banks and (y) any partial reduction of the Total Revolving Loan Commitments or the Total Acquisition Term Loan Commitments pursuant to this Section 2.01 shall, in each case, be in the amount of at least $100,000 and integral multiples of $100,000 in excess of that amount; provided, further, that (A) the
                                                --------  -------
Total Revolving Loan Commitments shall not be reduced to an amount less than the aggregate Revolving Loans and Letters of Credit Usage then outstanding and (B) the Total Acquisition Term Loan Commitments shall not be reduced to an amount less than the aggregate Acquisition Term Loans then outstanding.

          2.02.  Adjustments; Termination of Commitments, etc.
                 --------------------------------------------

          (a) The Total Revolving Loan Commitments shall terminate on the earlier of (i) the Revolving Loan Commitment Termination Date and (ii) the voluntary reduction by the Borrower pursuant to Section 2.01 of the Revolving Loan Commitment to zero.

          (b) The Total Acquisition Term Loan Commitments shall terminate on the earlier of (i) the Acquisition Term Loan Commitment Termination Date and
(ii) the voluntary reduction by the Borrower pursuant to Section 2.01 of the Acquisition Term Loan Commitment to zero and any amounts not borrowed with respect to the Acquisition Term Loans on or before such date shall cease to be available.

          (c) The Total Acquisition Term Loan Commitments shall be reduced on the date on which any payments of principal on the Acquisition Term Loans are made (other than pursuant to Section 3.02(A)(a)) in an aggregate amount equal to such payments.

          (d) Each reduction to the Total Acquisition Term Loan Commitments or termination of the Total Revolving Loan Commitments pursuant to this Section
2.02 shall apply proportionately to the Acquisition Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank.

          (e) The Total Revolving Loan Commitments shall be permanently reduced in the amount and at the time of any payment on the Loans required to be applied to the Revolving Loans or the Revolving Loan Commitment pursuant to Section 3.02(B)(a).

          2.03.  Commitment Commission.  The Borrower agrees to pay the Agent a
                 ---------------------
commitment commission ("Commitment Commission") for the account of each Bank for the period from and including the Closing Date to but not including each of the dates on which the Total Revolving Loan Commitments and the Total Acquisition Term Loan Commitments, respectively, have been terminated, computed at a rate equal to 1/4% per annum on the daily average Unutilized Commitment of such Bank.
              ---------
Accrued Commitment Commission shall be due and payable in arrears on the last Business Day of each December, March, June and September commencing December 1997 and on the earlier of (i) the Revolving Loan Commitment Termination Date and (ii) the date on which both the Total Revolving Loan Commitments and the Total Acquisition Term Loan Commitments have been terminated pursuant to the terms of this Agreement, in each case, based on the actual number of days elapsed over a year of 360 days.

          SECTION 3.  Payments.
                      --------

          3.01.  Voluntary Prepayments.  The Borrower shall have the right to
                 ---------------------
prepay Acquisition Term Loans and Revolving Loans in whole or in part from time to time, without premium or penalty (except for Reserve Adjusted Eurodollar Loans breakage costs, if any), on the following terms and conditions: (i) the Borrower shall give the Agent at the Agent's Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and, in the case of Reserve Adjusted Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Borrower at least one Business Day prior to the date of such prepayment and which notice shall promptly be transmitted by the Agent to each of the Banks; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $500,000 and integral multiples of $100,000 in excess of that amount; provided that no partial
                                                --------
prepayment of Reserve Adjusted Eurodollar Loans made pursuant to a single Borrowing under the Loan Facility (or Portion thereof) shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount; and (iii) Reserve Adjusted Eurodollar Loans may only be prepaid pursuant to this Section 3.01 on the last day of an Interest Period applicable thereto. Voluntary prepayments of Loans pursuant to this Section
3.01 shall be applied as follows: (A) first, to the Scheduled Acquisition Term Loan Principal Payments, in inverse order of maturity; and (B) second, to repay Revolving Loans; provided, however, that any voluntary prepayments of Loans
                 --------  -------
pursuant to this Section 3.01 made on or before the Acquisition Term Loan Commitment Termination Date shall permanently reduce and terminate the Acquisition Term Loan Commitment of each of the Banks in a proportionate amount equal to such prepayment.

             3.02.  Mandatory Prepayments.
                    ---------------------

             (A)  Requirements:
                  ------------

             (a) The Borrower shall prepay the outstanding principal amount of the Revolving Loans or the Acquisition Term Loans, as the case may be, on any date on which the aggregate outstanding principal amount of such Loans (after giving effect to any other repayments or prepayments on such day together with, in the case of Revolving Loans, the outstanding principal amount of Letters of Credit Usage) exceeds the Total Revolving Loan Commitments or the Total Acquisition Term Loan Commitments, respectively, in the amount of such excess.

             (b) If the aggregate principal amount of outstanding Revolving Loans and Letters of Credit Usage exceeds the Borrowing Base as set forth in the Borrower's most recent Borrowing Base Certificate required to be delivered pursuant to Section 6.01 of this Agreement (such amount is hereinafter referred to as the "Excess"), then the Borrower shall prepay its Revolving Loans in a principal amount equal to such Excess no later than two Business Days after the Borrower has delivered, or was required to deliver, such Borrowing Base Certificate to the Agent and the Banks.

             (c) The Borrower shall cause to be paid each Scheduled Acquisition Term Loans Principal Payment on the Acquisition Term Loans until the Acquisition Term Loans are paid in full in the amounts and at the times specified in the definition of Scheduled Acquisition Term Loan Principal Payments to the extent that prepayments have not previously been applied to such Scheduled Acquisition Term Loan Principal Payments (and such Scheduled Acquisition Term Loan Principal Payments have not otherwise been reduced) pursuant to the terms hereof.

             (d) As promptly as practicable, but in any event within 5 Business Days of the date of receipt by Holdings, the Borrower and/or any of the Borrower's Subsidiaries, as the case may be, of Net Cash Proceeds or Net Financing Proceeds, an amount equal to 100% of such Net Cash Proceeds or Net Financing Proceeds shall be applied as provided in Section 3.02(B)(a); provided that with respect to any Net Cash Proceeds of the sale of equity securities of Holdings, the Borrower or any of its Subsidiaries, clause (f) of this Section 3.02(A) will govern and that with respect to any Net Cash Proceeds from any Destruction or Taking, clause (h) of this Section 3.02(A) will govern.

             (e) As promptly as practicable, but in any event within 90 days after the last day of each fiscal year of the Borrower, commencing with fiscal year 1997, an amount equal to 50% of Excess Cash Flow for such fiscal year shall be applied as provided in Section 3.02(B)(a).

             (f) As promptly as practicable, but in any event within 5 Business Days of the date of the receipt thereof by Holdings, the Borrower and/or any of its Subsidiaries, an amount equal to 100% of the proceeds received by the Borrower or Holdings (including capital contributions, other than those referred to in clauses (i) and (ii) of this paragraph (f), received by the Borrower or any of its Subsidiaries) or such Subsidiary (net of underwriting discounts and commissions and other costs and expenses directly associated therewith) of the sale after the Closing Date of equity securities (other than proceeds from the issuance of capital stock (i) of Holdings, the Borrower or any of its Subsidiaries pursuant to any pension, stock option, profit sharing or other employee benefit plan or agreement of Holdings, the Borrower or any of its Subsidiaries in the ordinary course of business or (ii) by a Subsidiary to another Subsidiary or to the Borrower) shall be applied as provided in Section 3.02(B)(a).

             (g) As promptly as practicable, but in any event within five Business Days of the date of the receipt thereof by the Borrower or any of its Subsidiaries, an amount equal to 100% of any surplus net assets of any Pension Plan returned to the Borrower or any of its Subsidiaries shall be applied as provided in Section 3.02(B)(a).

             (h) At the Agent's discretion, on the date of receipt thereof by Holdings, the Borrower and/or any of its Subsidiaries, an amount equal to 100% of any proceeds received due to loss, damage, destruction or condemnation of or to Assets (collectively, "Loss Proceeds"), less any portion of such proceeds not in excess of $500,000, in the aggregate, per fiscal year to be used for rebuilding, repairing or replacing productive assets of a kind then used or usable in the business of the Borrower and its Subsidiaries (in each case to the extent permitted by the Mortgages and the Security Documents) within 180 days of receipt of such Loss Proceeds (or such longer periods as may be consented to by the Agent, which consent shall not be unreasonably withheld) shall be delivered by Holdings, the Borrower and/or its Subsidiaries to the Agent to be held by the Agent in a cash collateral account bearing interest payable to the Borrower at a rate per annum (meaning 360 days) equal to the Federal Funds Rate. Upon the Borrower's request, Agent shall release such proceeds to the Borrower for reinvestment, rebuilding, repair or replacement as described above. To the extent the Borrower fails to use any or all of such released proceeds for such re-building, repair or replacement of assets within 180 days (or such longer periods as may be consented to by the Agent, which consent shall not be unreasonably withheld) of such release, the Borrower shall, at the Agent's discretion, return the unused portion of such released funds to the Agent and authorize and direct the Agent to apply such proceeds as provided in
     Section 3.02(B)(a).

             (i) As promptly as practicable, but in any event within 5 Business Days of the date of receipt by Holdings, the Borrower and/or its Subsidiaries of any tax refund, an amount equal to 100% of such refund paid to Holdings, the Borrower and/or any of its Subsidiaries shall be applied as provided in Section 3.02(B)(a); provided that such refund or refunds are
                                        --------
     not promptly applied by Holdings, the Borrower and/or any of its Subsidiaries to the payment of future tax liabilities.

             (j) As promptly as practicable, but in any event within 5 Business Days of the date of receipt by Holdings, the Borrower and/or its Subsidiaries of any funds received pursuant to any post-closing purchase price adjustments (unless such funds have been applied as an adjustment to working capital) or indemnification payments in excess of out-of-pocket losses under either of stock or asset purchase agreements and agreements related thereto pertaining to an acquisition, an amount equal to 100% of such funds paid to Holdings, the Borrower and/or any of its Subsidiaries shall be applied as provided in Section 3.02(B)(a).

             (B)  Application:
                  -----------

             (a) Prepayments to be applied pursuant to this Section 3.02(B)(a) shall be applied without penalty or premium (other than Reserve Adjusted Eurodollar Rate breakage costs, if any) as follows: (i) first, to the Scheduled Acquisition Term Loan Principal Payments, in inverse order of maturity; and (ii) second, to repay Revolving Loans; provided, however,
                                                          --------  -------
     that, prior to the Acquisition Term Loan Commitment Termination Date, in lieu of any mandatory prepayments of Loans pursuant to this Section 3.02(B)(a), any undrawn amount of the Acquisition Term Loan Commitment shall permanently be reduced and shall terminate with respect to each of the Banks in a proportionate amount equal to such prepayment and, after effecting such reductions, amounts in excess of the amount used to effect such reductions shall be applied as provided in clause (i) of this Section 3.02(B)(a); provided, further, that prepayments
                 --------  -------
     required by Section 3.02(A)(b) hereof shall be applied first to repay Revolving Loans.

             (b) With respect to each prepayment of Loans required by Section 3.02(A), the Borrower shall give the Agent two Business Days notice and may designate the Types of Loans and the specific Borrowing or Borrowings which are to be prepaid; provided that (x) Reserve Adjusted Eurodollar Loans may
                        --------
     be designated for prepayment pursuant to this Section 3.02 only on the last day of an Interest Period applicable thereto unless all Reserve Adjusted Eurodollar Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been or are concurrently being paid in full and (y) if any prepayment of Reserve Adjusted Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans. In the absence of a designation by the Borrower, the Agent shall, subject to the above, make such designation in its sole discretion. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under
     Section 1.10(f).

          3.03.  Method and Place of Payment.  (a)  Except as otherwise
                 ---------------------------
specifically provided herein, all payments under this Agreement shall be made to the Agent, for the ratable account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds in lawful money of the United States of America to the account specified therefor by the Agent or if no account has been so specified at the Agent's Office, it being understood that written notice by the Borrower to the Agent to make a payment from the funds in the Borrower's account at the Agent's Office shall constitute the making of such payment to the extent of such funds held in such account. The Agent will thereafter cause to be distributed on the same day (if payment is actually received by the Agent in New York prior to 1:00 P.M. (New York time) on such day) funds relating to the payment of principal or interest or fees ratably to the Banks entitled to receive any such payment in accordance with the terms of this Agreement. If and to the extent that any such distribution shall not be so made by the Agent in full on the same day (if payment is actually received by the Agent prior to 1:00 P.M. (New York time) on such day), the Agent shall pay to each

Bank its ratable amount thereof and each such Bank shall be entitled to receive from the Agent, upon demand, interest on such amount at the Federal Funds Rate for each day from the date such amount is paid to the Agent until the date the Agent pays such amount to such Bank.

          (b) Any payments under this Agreement which are made by the Borrower later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension, except that with respect to Reserve Adjusted Eurodollar Loans, if such next succeeding applicable Business Day is not in the same month as the date on which such payment would otherwise be due hereunder or under any Note, the due date with respect thereto shall be the next preceding applicable Business Day.

          3.04.  Net Payments.  (a)  Except as provided in Section 3.04(d)
                 ------------
hereof, all payments by the Borrower under this Agreement or under any Credit Document shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax on or measured by the net income of a Bank (including without limitation franchise taxes and branch profits taxes) pursuant to the laws of the United States or any political subdivision thereof or of the jurisdiction in which it is incorporated or the jurisdiction where such Bank's lending office is located or in which it has any other contacts or connection that would subject it to taxation therein (collectively, "Taxes")) shall not be less than the amounts otherwise specified to be paid under this Agreement and/or any Credit Document. A certificate as to the calculation of any additional amounts payable to a Bank under this Section
3.04 submitted to the Borrower by such Bank shall, absent demonstrable error, be final, conclusive and binding for all purposes upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing authority furnish to each Bank such certificates, receipts and other documents as may be required (in the reasonable judgment of such Bank) to establish any tax credit to which such Bank may be entitled.

          (b) Without prejudice to the provisions of clause (a) of this Section 3.04, and except as provided in Section 3.04(d) hereof, if any Bank, or the Agent on its behalf, is required by law to make any payment on account of Taxes on or in relation to any sum received or receivable under this Agreement and/or the other Credit Documents by such Bank, or the Agent on its behalf, or any liability for Tax in respect of any such payment is imposed, levied or assessed against any Bank, or the Agent on its behalf, the Borrower will promptly indemnify such person against such Tax payment or liability, together with any interest, penalties and reasonable expenses (including counsel fees and expenses) payable or incurred in connection therewith, including any Taxes of any Bank arising by virtue of payments under this clause (b), computed in a manner consistent with clause (a) of this Section 3.04. A certificate by such Bank, or the Agent on its behalf, as to the calculation and amount of such payments shall, absent demonstrable error, be final, conclusive and binding upon all parties hereto for all purposes.

          (c) (i) Each Bank that is organized under the laws of any jurisdiction other than the United States or any State thereof (including the District of Columbia) (a "Foreign Bank") agrees to furnish to the Borrower and the Agent, prior to the date it receives any payment under this Agreement or other Credit Documents, two signed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor form thereto (wherein such Foreign Bank claims entitlement to a complete exemption from U.S. federal withholding tax on interest paid by the Borrower hereunder). Each Foreign Bank that is not a bank described in Section 881(c)(3)(A) of the Code and cannot deliver U.S. Internal Revenue Service Form 1001 entitling it to a complete exemption from withholding tax or U.S. Internal Revenue Service Form 4224 pursuant to this Section 3.04(c)(i) agrees to furnish to the Borrower and the Agent (x) a certificate substantially in the form of Exhibit Q hereto and (y) two copies of U.S. Internal Revenue Service Form W-8, or successor form (wherein such Foreign Bank makes the certifications necessary to entitle it to a complete exemption from United States withholding tax on interest paid by the Borrower hereunder).

          (ii) In addition, each Foreign Bank that delivers forms pursuant to
Section 3.04(c)(i) hereof agrees to provide subsequently to the Borrower and the Agent additional signed copies of such forms, or any successor forms thereto (wherein such Bank claims entitlement to a complete exemption from or reduced rate of U.S. federal withholding tax on interest paid by the Borrower hereunder), as may be reasonably requested in writing by the Borrower or the Agent. A Foreign Bank shall be required to furnish a form under this Section 3.04(c)(ii) only if it is entitled to claim an exemption from or a reduced rate of withholding tax under applicable law. A Bank that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law at the time that a request to provide forms is received from the Borrower or the Agent, shall so inform the Borrower and the Agent in writing.

          (d) The Borrower shall not be required to pay any increased amount on account of Taxes pursuant to Section 3.04(a) or (b) to any Bank or Agent (i) to the extent that such Taxes would not have been payable if the Bank had furnished a form (properly and accurately completed in all material respects) which it was otherwise required to furnish in accordance with Section 3.04(c) hereof, (ii) if the Bank was not able to furnish a form (properly and accurately completed in all material respects) which it was required to furnish in accordance with
Section 3.04(c)(i) hereof, or (iii) if the Bank failed to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of such Bank if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such Taxes.

          (e) With respect to any Taxes imposed on a Bank which are paid or reimbursed by the Borrower in accordance with the provisions of this Section 3.04, each Bank receiving the benefit of such payments of Taxes hereby agrees to pay to the Borrower any amounts refunded to such Bank (including any interest thereon) which such Bank reasonably determines to be a refund in respect of such Taxes.

          (f) If any Bank shall be entitled to payments under this Section 3.04, such Bank, within a reasonable time after becoming entitled to such payments, shall (unless otherwise required by a governmental authority or as a result of any law, rule, regulation, order or similar directive applicable to such Bank) designate a different lending office from that initially selected by such Bank to which payments are to be made under this Agreement or under any Credit Document, if such designation would avoid the need for (or materially reduce the amount

of) such payments and would not, in the reasonable opinion of such Bank, be otherwise disadvantageous to such Bank.

          SECTION 4.  Conditions Precedent.
                      --------------------

          4.01.  Conditions Precedent to Initial Loans.  The obligations of the
                 -------------------------------------
Banks to make the Initial Loans to the Borrower hereunder are subject, at the time of the making of each such Initial Loan (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

             (A) Credit Agreement.  The Borrower and Holdings shall have duly
                 ----------------
     executed and delivered this Agreement.

             (B) Officer's Certificates.  On the Closing Date, the Agent shall
                 ----------------------
     have received (i) a certificate dated such date signed by an appropriate officer of each of Holdings and the Borrower stating that all of the applicable conditions set forth in Sections 4.01(D), (E), (F), (I), (K),
     (L), (N), (P), (Q), (R), (S), (T), (U) and (X) (in each case disregarding any reference therein that such condition be deemed satisfactory by the Agent and/or the Required Banks) have been satisfied in all material respects (without giving effect to any materiality or similar exceptions contained therein) or waived as of such date and (ii) a certificate with respect to environmental matters, substantially in the form set forth on Exhibit N hereto.

             (C) Opinions of Counsel.  On the Closing Date, the Agent shall have
                 -------------------
     received an opinion or opinions addressed to each of the Banks and dated the Closing Date, each in form and substance satisfactory to the Agent, from (i) Milbank, Tweed, Hadley & McCloy, counsel to the Borrower and Holdings, which opinion shall address the matters contained in Exhibit C-1 hereto, (ii) Hunter, Maclean, Exley & Dunn, P.C., special Georgia counsel to the Borrower and Holdings, which opinion shall address the matters contained in Exhibit C-2 hereto, and (iii) local counsel to the Borrower and Holdings in each jurisdiction in which Mortgaged Real Property is located, which opinions shall address the matters contained in Exhibit C-3 hereto.

             (D) Corporate Proceedings.  All corporate and legal proceedings and
                 ---------------------
     all instruments and agreements in connection with the transactions contemplated by the Credit Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested from Holdings, the Borrower and any Affiliate of any thereof in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities. Without limiting the foregoing, the Agent shall have received (i) evidence satisfactory to it that the Board of Directors of each of Holdings and the Borrower shall have approved and recommended the Recapitalization, (ii) resolutions of the Board of Directors of Holdings, the Borrower or any Affiliate thereof approving and authorizing such documents and actions as are contemplated hereby in form and substance satisfactory to the Agent including without limitation the execution and delivery of all Credit Documents, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment, and (iii) signature and incumbency certificates of officers of Holdings, the Borrower or any Affiliate thereof executing instruments, documents or agreements required to be executed in connection with the Recapitalization.

             (E) Consummation of the Offering.  On the Closing Date, the
                 ----------------------------
     Offering shall be consummated concurrently with the closing hereunder; Holdings shall have contributed to the Borrower an amount of not less than $94,000,000 which shall be used by the Borrower to refinance existing indebtedness.

             (F) Manufacturing Agreements.  Each of the Manufacturing Agreements
                 ------------------------
     remains in full force and effect, and executed copies of the AM Manufacturing Agreement shall have been provided to the Agent on or prior to the Closing Date.

             (G) Organizational Documentation, etc.  On or prior to the Closing
                 ---------------------------------
     Date, the Agent shall have received copies of a true and complete certified copy of the following documents of each of Holdings and the Borrower, the provisions of which shall be reasonably satisfactory to the Agent:

             (1) Its respective Certificate of Incorporation, which shall be certified and be accompanied by a good standing certificate from the Secretary of State of the State of Delaware or its respective jurisdiction of incorporation and good standing cer-tificates from the jurisdictions in which it is qualified to do business as a foreign corporation, each to be dated a recent date prior to the Closing Date;

             (2) Its respective By-laws, certified as of the Closing Date by its corporate secretary.

             (H) Solvency.  On the Closing Date, the Banks shall have received
                 --------
     an Officers' Solvency Certificate, substantially in the form of Exhibit L annexed hereto, in form and substance satisfactory to the Agent, supporting the conclusions that, after giving effect to the Recapitalization and the contemplated borrowings in connection herewith, Holdings, the Borrower and its Subsidiaries will not be insolvent, will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts, including Contingent Obligations, beyond their respective abilities to pay such debts as they mature.

             (I) Options and Warrants.  There shall be no outstanding capital
                 --------------------
     stock (or right, option, warrant or other arrangement to acquire such capital stock) of the Borrower, other than that owned by Holdings.

             (J) Notes.  There shall have been delivered to the Agent for the
                 -----
     account of each of the Banks the Acquisition Term Notes and the Revolving Notes executed by the Borrower in the amount and maturity and as otherwise provided herein.

             (K) Certain Fees.  All reasonable costs, fees and expenses
                 ------------
     (including, without limitation, reasonable legal fees and expenses) payable to Indosuez by the Borrower pursuant to the letter agreement between the Borrower and Indosuez dated September 2, 1997 shall have been paid in full and the Borrower shall have paid or have caused to be paid the commitment and other fees and expenses (including, without limitation, reasonable legal fees and expenses) contemplated hereby and/or in connection with the other Credit Documents; provided that the aggregate costs, fees and
                             --------
     expenses shall not exceed $3,000,000.

             (L) Conditions Relating to Mortgaged Real Property and Real
                 -------------------------------------------------------
     Property.  On or prior to the Closing Date, Holdings or the Borrower shall
     --------
     have caused to be delivered to
     the Agent, on behalf of the Banks, the following documents and instruments:

             (i) a Mortgage encumbering each Mortgaged Real Property in favor of the Agent, as Collateral Agent for the benefit of the Banks, duly executed and acknowledged by the Credit Party that is the owner of or holder of an interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each political subdivision where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such UCC-1 financing statements and other similar statements as are contemplated by the counsel opinions described in Section 4.01(C)(iii) in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to the Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall be effective to create a first priority Lien on such Mortgaged Real Property subject to no Liens other than Prior Liens;

             (ii) with respect to each Mortgaged Real Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary or required to consummate the transactions contemplated hereby or as shall reasonably be deemed necessary by the Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property;

             (iii) with respect to each Mortgage, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the real property described therein in an amount not less than 115% of the fair market value thereof as determined by appraisal reports, which policies (or commitment) shall (a) be issued by the Title Company, (b) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Agent, (c) contain a "tie-in" or "cluster" endorsement (if applicable and if available under applicable law) (i.e., policies
                                                             ---
          which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel reasonably acceptable to the Agent to the extent that such opinions can be obtained at a cost which is reasonable with respect to the value of the Real Property subject to such Mortgage) as shall be reasonably requested by the Agent (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, contiguity (as applicable), revolving credit, doing business, zoning, variable rate and so-called comprehensive coverage over covenants and restrictions) and (d) contain only such exceptions to title as shall be Prior Liens or are otherwise agreed to by the Agent on or prior to the Closing Date with respect to such Mortgaged Real Property;

             (iv)    with respect to each Mortgaged Real Property, a Survey;

             (v) with respect to each Mortgaged Real Property, policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in such Mortgage;

             (vi) with respect to each Mortgaged Real Property, UCC, judgment and tax lien searches confirming that the personal property comprising a part of such Mortgaged Real Property is subject to no Liens other than Prior Liens;

             (vii) with respect to each Mortgaged Real Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in subparagraph (iii) above;

             (viii) evidence reasonably acceptable to the Agent of payment by Holdings or the Borrower of all title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title insurance policies referred to in subparagraph (iii) above;

             (ix) with respect to each Real Property or Mortgaged Real Property, copies of all Leases in which a Credit Party holds the landlord's, tenant's or other interest and any other agreements relating to possessory interests in such Real Property or Mortgaged Real Property. To the extent any of the foregoing affect any Mortgaged Real Property, such Leases shall be reasonably acceptable to the Agent; and

             (x) with respect to each Mortgaged Real Property, an Officers' Certificate or other evidence reasonably satisfactory to the Agent that as of the date thereof, to the best of such officer's knowledge, there (a) have been issued and are in effect valid and proper certificates of occupancy or other local equivalents for the use then being made of such Mortgaged Real Property to the extent currently required by law in the jurisdiction in which such Mortgaged Real Property is located which certificates if not obtained or maintained would have a material adverse effect upon the value of the Mortgaged Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Mortgaged Real Property contains conditions which are not in compliance in all material respects with local codes or ordinances relating to building or fire safety or structural soundness, (b) has not occurred any Taking or Destruction of any Mortgaged Real Property that has not been repaired or restored except as set forth therein and (c) is no litigation regarding boundary lines, encroachment or possession of any Mortgaged Real Property and no state of facts known to any Credit Party which could give rise to any such claim, except as set forth therein.

             (M) Financial Statements, etc.  Prior to the Closing Date, the
                 -------------------------
     Agent shall have received (A) audited financial statements including a balance sheet and statements of income and shareholders' equity and cash flows of Holdings and its consolidated Subsidiaries for the fiscal period ended December 31, 1996, which audited financial state-
     ments shall reflect no material changes from the unaudited financial statements previously delivered to the Agent and (B) financial statements including a balance sheet and statements of income and shareholders' equity and cash flows of Holdings and its consolidated Subsidiaries for each of the four annual periods immediately prior to December 31, 1996. Holdings shall have delivered to the Agent pro forma financial statements for
                                       --- -----
     Holdings and its consolidated Subsidiaries reflecting the financial condition, income and expenses of Holdings and its consolidated Subsidiaries (including tax assumptions) for the fiscal period ended December 31, 1996, after giving effect to the Recapitalization, and interim financial statements for Holdings and its consolidated Subsidiaries through August 31, 1997; provided that with respect to the pro forma estimated
                      --------                          ---------
     opening balance sheet of Holdings as of December 31, 1996, the Agent shall have received a copy of the comfort letters delivered by Deloitte & Touche LLP in connection with the Offering. Holdings shall have delivered to the Agent financial projections with respect to Holdings for the fiscal years ending December 31, 1997 through December 31, 2002, inclusive, accompanied by a statement by Holdings that such projections are based on estimates and assumptions believed by Holdings in good faith to be reasonable in light of the conditions which existed at the time of their preparation as to the future financial performance of Holdings, reasonably satisfactory to the Agent; provided, however, that in addition to the financial projections
            --------  -------
     referred to above, Holdings shall also have delivered to the Agent financial projections (i) on a monthly basis for each of the monthly periods from the Closing Date through December 31, 1997 and (ii) on a quarterly basis for each of the quarterly periods for the fiscal year ending December 31, 1998. Since the time of the preparation of such financial projections, no fact or facts have come to the attention of Holdings or the Borrower to cause Holdings or the Borrower to believe that any of the estimates and assumptions on which such projections are based are not reasonable.

             (N) Insurance.  Set forth on Annex VI is a summary of all insurance
                 ---------
     policies maintained by Holdings and its Subsidiaries, and the insurance coverage provided for Holdings and its Subsidiaries by such insurance policies shall be reasonably satisfactory to the Agent.

             (O) Performance Bonds.  On the Closing Date, the Agent shall be
                 -----------------
     reasonably satisfied that Holdings and the

     Borrower will be able to service and maintain any performance bonds that may be required in the ordinary course of business on reasonable terms and conditions.

             (P) Indebtedness, etc.  On or prior to the Closing Date and except
                 -----------------
     as set forth on Annex X, Holdings, the Borrower and its Subsidiaries shall have received all necessary consents or waivers or amended, supplemented or otherwise modified, repaid or defeased their outstanding Indebtedness in a manner and on terms reasonably satisfactory to the Agent such that there exists no default or potential default with respect to such Indebtedness or under any note, evidence of indebtedness, mortgage, deed of trust, security document or other agreement relating to such Indebtedness and such indentures, notes, evidences of indebtedness, mortgages, deeds of trust or other agreements relating to such Indebtedness shall not, other than as set forth on Annex XI, contain any restriction on the ability of Holdings, the Borrower or any of its Subsidiaries to enter into the Mortgages, Pledge Agreements or the granting of any Lien in favor of the Banks in connection therewith, or contain any financial covenants, agreements or tests applicable to Holdings, the Borrower or any of its Subsidiaries. Annex VII sets forth a true list of all Liens other than Permitted Encumbrances on the property of Holdings, the Borrower and its Subsidiaries as of the Closing Date.

             (Q) Management Agreement and Employment Agreements.  Each of the
                 ----------------------------------------------
     Management Agreement and the Employment Agreements shall remain in full force and effect and shall be reasonably satisfactory to the Agent.

             (R) Security Documents and Guarantees.  The applicable Security
                 ---------------------------------
     Documents and Guarantees shall have been duly executed and delivered by the respective parties thereto and there shall have been delivered to the Agent
     (i) certificates representing all Pledged Securities, together with executed and undated stock powers and/or assignments in blank, (ii) evidence of the filing and due execution of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant to the Agent a perfected first priority Lien in the Collateral superior to and prior to the rights of all third persons and subject to no other Liens other than Prior Liens, (iii) certified copies of Requests for Information (Form

     UCC-11 or the equivalent), or equivalent reports or lien search reports listing all effective financing statements which name any Credit Party under such Security Documents as debtor and which are filed in those jurisdictions in which any of the Collateral is located and the jurisdictions in which each Credit Party's principal place of business is located, none of which, except as set forth in the applicable Security Documents, shall encumber the Collateral covered or intended or purported to be covered by the Security Documents, and (iv) evidence that arrangements have been made for the prompt completion of all recordings and filings of each Security Document related to Mortgaged Real Property and delivery to the Agent of such other security and other documents as may be necessary or, in the reasonable opinion of Agent, desirable to perfect the Liens created, or purported or intended to be created, by the Security Documents.

             (S) Consents, Etc.  All material governmental and third party
                 -------------
     approvals and consents (including, without limitation, all material approvals and consents required in connection with any environmental statutes, rules or regulations), if any, in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein to be completed on or before the Closing Date shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the judgment of the Agent or the Required Banks, materially adverse conditions upon the consummation of the Recapitalization. There shall not exist any adverse judgment, order, injunction or other restraint issued or filed with respect to the making of the Loans hereunder or the consummation of the Recapitalization and Holdings and the Borrower shall be in compliance with all material applicable federal, state, local and foreign laws and regulations, both before and after giving effect to the Recapitalization.

             (T) Borrowing Base Certificate.  Prior to the initial Revolving
                 --------------------------
     Loan, the Agent and the Banks shall have received and the Agent and the Required Banks shall be satisfied (both as to form and substance) with a pro forma Borrowing Base Certificate which shall be prepared as of a date
     --- -----
     prior to the Closing Date and which shall indicate that the Borrowing Base on the Closing Date will exceed the initial Borrowings under the Revolving Portion by not less than $5,000,000.

             (U) Leases.  All Capital Leases and Operating Leases of Holdings
                 ------
     and its Subsidiaries outstanding immediately prior to the Recapitalization shall remain outstanding after giving effect to the Recapitalization, on terms satisfactory to the Agent.

             (V) Recapitalization Documents, Etc.  The Agent shall be reasonably
                 -------------------------------
     satisfied with the final terms and conditions of, and the documentation relating to, the Recapitalization (including all representations, warranties and indemnities contained in documentation relating to the Offering) and, except as set forth in Annex XVI hereto, there shall be no litigation by any Person pending, or to Holdings' or the Borrower's knowledge threatened, with respect to the Recapitalization documents that, in the Agent's good faith judgment, could reasonably be expected to have a Material Adverse Effect after giving effect to the Recapitalization, and the Agent shall be reasonably satisfied with the capital, organizational and management structure of Holdings and the Borrower and each of its Subsidiaries.

             (W) Environmental Review.  The Agent shall be reasonably satisfied
                 --------------------
     with its environmental risk assessment of the property of Holdings and its Subsidiaries (including any potential levels of environmental liability), such assessment to be based upon any information provided to the Agent by or on behalf of Holdings or the Borrower and upon environmental disclosure contained in documentation relating to the Offering. Unless otherwise required pursuant to the Offering, the Borrower need not update its environmental review previously supplied to the Agent and the Banks in connection with the acquisition of assets of a division of CONOPCO, consummated on April 30, 1997.

             (X) No Material Adverse Change.  From December 31, 1996 to and
                 --------------------------
     including the Closing Date, there shall have been no material adverse change in the business, assets, properties, condition (financial or otherwise) or prospects of Holdings or the Borrower or in the industries in which they compete, and each Bank shall have completed its due diligence review and shall be satisfied, in its sole discretion, that the condition of Holdings and the Borrower is as represented in the information distributed to each Bank by, or on behalf of, Holdings and the Borrower.

          The acceptance of the proceeds of each Borrowing of Initial Loans shall constitute a representation and warranty by each Credit Party to each of the Banks that all of the applicable conditions specified above (in each case disregarding any reference therein that such condition be deemed satisfactory by the Agent and/or the Required Banks) have been satisfied or waived as of that time.

          All of the certificates, legal opinions and other documents and papers referred to in this Section 4.01, unless otherwise specified, shall be delivered to the Agent at the Agent's Office (or such other location as may be specified by the Agent) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be reasonably satisfactory in form and substance to the Agent.

          4.02.  Conditions Precedent to All Loans.  The obligation of the Banks
                 ---------------------------------
to make all Loans (which term shall not include a conversion or continuation of a Loan) is subject, at the time of each such Loan, to the satisfaction of the following conditions:

             (A) Effectiveness.  This Agreement shall have become effective as
                 -------------
     provided in Section 11.10.

             (B) No Default; Representations and Warranties.  At the time of the
                 ------------------------------------------
     making of each Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Loan, unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case on and as of such other date.

             (C) Documentation and Opinions of Counsel.  The Agent shall have
                 -------------------------------------
     received such documentation and opinion or opinions, addressed to each of the Banks, from counsel to each Credit Party as may be reasonably required, with reasonable notice under the circumstances, by, and shall be reasonably satisfactory to the Agent, from (i) such counsel to each Credit Party as reasonably requested by the Agent and (ii) appropriate local counsel, which opinions shall cover such matters as reasonably requested by, and be in form and substance reasonably satisfactory to, the Agent.

             (D) Margin Rules.  On the date of each Borrowing of Loans, neither
                 ------------
     the making of any Loan nor the use of the proceeds thereof will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

             (E) Borrowing Base Certificate.  The Agent and the Required Banks
                 --------------------------
     shall have received and shall be reasonably satisfied (both as to form and substance) with the Borrowing Base Certificate last delivered to the Banks.

          The acceptance of the proceeds of each Borrowing of Loans shall constitute a representation and warranty by each Credit Party to each of the Banks that all of the applicable conditions specified in this Section 4.02 (in each case disregarding any reference therein that such condition be deemed satisfactory by the Agent and/or the Required Banks) have been satisfied or waived.

          All of the certificates, legal opinions and other documents and papers referred to in this Section 4.02, unless otherwise specified, shall be delivered to the Agent at the Agent's Office (or such other location as may be specified by the Agent) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Agent.

          4.03.  Additional Conditions Precedent to Acquisition Term Loans.  The
                 ---------------------------------------------------------
obligations of the Banks to make the Acquisition Term Loans (which shall not include a conversion or continuation of any such Loan), including any Acquisition Term Loan made on the Closing Date, are subject to the satisfaction of the following additional conditions:

             (a) Each Acquisition Term Loan shall be made solely to effect a Designated Acquisition;

             (b) No later than 15 Business Days prior to the Acquisition Term Loan Closing Date (except to the extent the Agent agrees to a shorter period), the Agent shall have received (with sufficient copies for each
     Bank) each of the following with respect to the consummation of the Designated Acquisition to be financed with the proceeds of such Acquisition Term Loan:

             (i) (A) audited financial statements, prepared in accordance with GAAP, including a balance sheet and statements of income and cash flows of the entity listed as the Designated Acquisition for the most recent full fiscal year or years that would be required to be included in any filing made with the SEC; provided that if such audited
                                           --------
          financial statements are not available, then a detailed accounting review similar to those undertaken and completed in transactions previously consummated by Holdings and the Borrower shall be performed by a nationally recognized accounting firm and (B) unaudited financial statements, prepared in accordance with GAAP, including a balance sheet and statements of income and cash flows of the entity listed as the Designated Acquisition for each of the interim periods subsequent to the audited financial statements referred to in clause (A) above;

             (ii) a pro forma Borrowing Base Certificate and a pro forma balance
                    ---------                                  --- -----
          sheet and pro forma consolidated statements of income and cash flows
                    --- -----
          of Holdings and its Subsidiaries, after giving effect to the consummation of the Designated Acquisition, as at the end of the most recent month;

             (iii)     pro forma covenant compliance by Holdings, after giving
                       ---------
          effect to the Designated Acquisition, as at the end of the most recent month, at levels not to exceed or fall below, as the case may be, the dollar amount or ratio set forth opposite such covenant below:

                                            Dollar
             Covenant/1/                 Amount/Ratio
             --------                    ------------

Minimum EBITDA                          On or prior to
                                        March 31, 1998,
                                        $23,000,000; and
                                        thereafter,
                                        $25,000,000

EBITDA to Consolidated Interest         2.15 to 1.00
 Expense

EBITDA to Senior Interest Expense       5.75 to 1.00

Consolidated Indebtedness to EBITDA     5.50 to 1.00

Senior Indebtedness to EBITDA           2.00 to 1.00


             (iv) a certificate of the president or chief financial officer of Holdings with respect to the Designated Acquisition,

                  (x) certifying to the preparation of the pro forma financial
                                                           ---------
               statements referenced in subclause (ii) and certifying that, both before and after giving effect to such Designated Acquisition, no Default or Event of Default shall exist, and that, on a pro forma
                                                                       ---------
               basis, Holdings and its Subsidiaries (including any direct or indirect Subsidiary of Holdings to be acquired

--------------------
/1/ For the purposes of this Section 4.03(b)(iii), the Consolidated EBITDA for the calculations shall be pro forma based upon the last twelve months'
                               --- -----
     actual financial results for the Designated Acquisition entity and Holdings, assuming a full year of results from the CONOPCO and New Image acquisitions, except that the pro forma calculations for the Minimum EBITDA
                                   --- -----
     convenant above shall be pro forma based upon the last twelve months'
                              --- -----
     actual financial results for Holdings, assuming a full year of results from the CONOPCO and New Image acquisitions.

               in the contemplated Designated Acquisition) will be in compliance with the pro forma covenants set forth in Section 4.03(b)(iii),
                        --- -----
               as of the end of the calendar quarter in which such Designated Acquisition is to be consummated and setting forth the calculations required to establish such pro forma compliance;
                                                       ---------

                  (y) certifying that from the Closing Date to and including the
               Acquisition Term Loan Closing Date, there shall have been no material adverse change in the business, assets, properties, condition (financial or otherwise) or prospects of Holdings or the Borrower or in the industries in which they compete;

                  (z) certifying that the conditions set forth in each of
               Sections 4.02 and 4.03 (other than the completion of filings and recordings to be performed upon the Acquisition Term Loan Closing
               Date) have been satisfied with respect to such proposed Acquisition Term Loan Borrowing;

             (v) final terms and conditions of, and documentation relating to, the Designated Acquisition, all of which shall be satisfactory to the Agent (including, without limitation, all representations, warranties and indemnities contained in such documentation), and the Agent and the Required Banks' continuing satisfaction with the capital, organizational and management structure of Holdings, the Borrower and its Subsidiaries (including the ownership and corporate structure of each Subsidiary);

             (c) On or before the applicable Acquisition Term Loan Closing Date, Holdings and the Borrower shall have complied, in all material respects, with the provisions of Sections 6.14, 6.15 (including a complete environmental review of the Designated Acquisition entity from an environmental assessment firm of national standing, in a form satisfactory to the Agent) and 6.16 as to any property acquired or to be acquired in connection with such Designated Acquisition, except for any such provisions with which compliance is waived by the Agent in its sole discretion, including, without limitation, that Holdings, the Borrower and its Subsidiaries (including any Subsidiary so acquired) shall execute and deliver to the Agent any addi-tional Security Documents (or Subsidiary Guarantees) required to provide the Agent for the benefit of the Banks with a valid, perfected security interest in any Collateral to be acquired in such Designated Acquisition;

             (d) There shall be delivered to the Agent (in each case, with sufficient copies for each Bank) upon consummation of the Designated Acquisition, a complete set of the documents effecting such acquisition, together with all schedules and exhibits (including, without limitation the acquisition agreement);

             (e) Any fees or expenses of the Agent or the Banks which are then due and payable, whether due in connection with such Acquisition Term Loan Borrowing or otherwise, shall have been paid in full prior to, or simultaneously with, the Acquisition Term Loan Closing; and

             (f) From December 31, 1996 to and including the date of the Acquisition Term Loan Borrowing, there shall have been no material adverse change in the business, assets, properties, condition (financial or otherwise) or prospects of Holdings, the Borrower or the Designated Acquisition Entity, or in the industries in which they compete.

          4.04.  Conditions Precedent to All Letters of Credit.  The right of
                 ---------------------------------------------
the Borrower to obtain the issuance of any Letter of Credit that the relevant Issuing Bank determines to issue in its sole discretion hereunder is subject to prior or concurrent satisfaction of all of the following conditions:

             (A) Required Documentation.  On or prior to the date of issuance of
                 ----------------------
     a Letter of Credit, the Agent shall have received, in accordance with the provisions of Section 1.13(B), a request for issuance with respect to such Letter of Credit (the furnishing by the Borrower of each such request for issuance shall be deemed to constitute a representation and warranty of Holdings and the Borrower to the effect that the conditions set forth in
     Section 4.02 (in each case disregarding any reference therein that such condition be deemed satisfactory by the Agent and/or the Required Banks) are satisfied as of the date of delivery and will be satisfied on the relevant date of issuance), all other information specified in Section 1.13(B), and such other documents as the Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

             (B) Conditions.  On the date of issuance of each such Letter of
                 ----------
     Credit, all conditions precedent described in Section 4.02 shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Revolving Loan.

          SECTION 5.  Representations, Warranties and Agreements.  In order to
                      ------------------------------------------
induce the Banks to enter into this Agreement and to make the Loans provided for herein, each of Holdings and the Borrower makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the execution and delivery of this Agreement and the making of each Loan thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects both before and after giving effect to the Recapitalization and the related transactions and as of the date of each such Loan unless such representation and warranty expressly indicates that it is being made as of any specific date):

          5.01.  Corporate Status.  Each Credit Party (i) is a duly organized
                 ----------------
and validly existing corporation in good standing under the laws of the jurisdiction of its organization; (ii) has the corporate or other organizational power and authority and, other than as set forth on Annex X, has obtained all requisite governmental licenses, authorizations, consents and approvals to own and operate its property and assets and to transact the business in which it is engaged and presently proposes to engage including, without limitation, those in compliance with or required by the Environmental Laws except as described in Annex XII hereto and except for those governmental licenses, authorizations, consents or approvals the failure of which to be so obtained would not have a Materially Adverse Effect and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Materially Adverse Effect.

          5.02.  Corporate Power and Authority; Business.  (a)  Each Credit
                 ---------------------------------------
Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) Holdings was incorporated on May 10, 1995 and consummated an initial public offering of its common stock on October 18, 1996; and the Borrower was incorporated as Aminco, Inc. in Delaware on March 20, 1990. Prior to the Closing Date, Holdings will not have engaged in any business or incurred any liabilities except for activities, expenses and liabilities incident to its organization or its initial public offering and to the carrying out of the transactions contemplated by the Credit Documents and the Recapitalization, including, without limitation, the Offering.

          5.03.  No Violation.  Neither the execution, delivery or performance
                 ------------
by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, material agreement or other material instrument to which any Credit Party or its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the charter or by-laws of any Credit Party or its Subsidiaries, except, in each such case, where such contravention, conflict, inconsistency, breach, default, creation, imposition, obligation or violation does not have a Materially Adverse Effect. The consummation of the Recapitalization and the terms of the financing in connection therewith will not conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of Holdings or the Borrower or any of their respective Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, material instrument or material agreement relating to Indebtedness for borrowed money or the equivalent thereof or other material agreement to which Holdings or the Borrower or any of their respective Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, except, in each such case, where such conflict, inconsistency, breach, default, creation, imposition or obligation does not have a Materially Adverse Effect.

          5.04.  Litigation.  Except as set forth on Annex IX, there are no
                 ----------
actions, judgments, suits or proceedings pending or, to Holdings' or the Borrower's knowledge, threatened in any court of competent jurisdiction with respect to any Credit Party or its Subsidiaries that are, individually or in the aggregate, likely to have a Materially Adverse Effect.

          5.05.  Use of Proceeds.  (a)  All the proceeds of each of the
                 ---------------
Acquisition Term Loans to be made hereunder shall be utilized to provide the financing required to consummate Designated Acquisitions and to pay related fees and expenses.

          (b) Up to $1,000,000 of the proceeds of Revolving Loans made on the Closing Date may be used by Holdings and the Borrower on the Closing Date to provide a portion of the financing required to consummate the Recapitalization and to pay related fees and expenses and the remaining proceeds of Revolving Loans may be utilized to finance the ongoing working capital requirements of the Borrower and its Subsidiaries and for general corporate purposes.

          (c) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          5.06.  Governmental Approvals, etc.  No order, consent, approval,
                 ---------------------------
license, authorization, or validation of, or filing, recording or registration with, or exemption by, any third party or any foreign or domestic Governmental Authority (other than those orders, consents, approvals, licenses, authorizations or validations which, if not obtained or made, would not have a Materially Adverse Effect or which have previously been obtained or made and except for filings to perfect security interests granted pursuant to the Security Documents) is required to authorize or is required in connection with

(i) the execution, delivery and performance of any Credit Document or the transactions contemplated therein or (ii) the legality, validity, binding effect or enforceability of any Credit Document. At the time of the making of the Loans, there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the making of Loans or the performance by the Credit Parties of their obligations under the Credit Documents.

          5.07.  Investment Company Act.  None of Holdings, the Borrower or
                 ----------------------
their respective Subsidiaries is, or will be after giving effect to the transactions contemplated hereby, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          5.08.  Public Utility Holding Company Act.  None of Holdings, the
                 ----------------------------------
Borrower or their respective Subsidiaries is, or will be after giving effect to the transactions contemplated hereby, a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          5.09.  True and Complete Disclosure.  All factual information (taken
                 ----------------------------
as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings, the Borrower or any of their Subsidiaries in writing to any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information
                                               ---------
contained in such materials are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made. There is no fact known to any Credit Party which has a Materially Adverse Effect which has not been disclosed herein or in such other documents, certificates and written statements furnished to the Banks for use in connection with the transactions contemplated hereby.

          5.10.  Consummation of the Offering.  On the Closing Date, the
                 ----------------------------
Offering shall concurrently be consummated, and not less than $94,000,000 of the net proceeds therefrom shall be used to effect the Recapitalization.

          5.11.  Financial Condition; Financial Statements; Projections.  (a)
                 ------------------------------------------------------
No Credit Party is entering into the arrangements contemplated hereby and by the other Credit Documents, or intends to make any transfer or incur any obligations hereunder or thereunder with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma
                                                                  ---------
basis after giving effect to the Recapitalization and to all Indebtedness incurred and Liens and Guarantees created, or to be created, by each Credit Party in connection with the Recapitalization, (w) Holdings and the Borrower do not expect that final judgments against any Credit Party in actions for money damages with respect to pending or threatened litigation will be rendered at a time when, or in an amount such that, such Credit Party will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered and the cash available to each Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debts (including their Contingent Obligations))); (x) no Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in the preceding clause (w)); (y) each Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party, anticipates being able to pay all amounts on or in respect of debts of such Credit Party when such amounts are required to be paid; and (z) each Credit Party will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 5.11, "debt" means any liability on a claim, and "claim" means a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. On the date of each Borrowing (and after giving effect to all Borrowings as of such date), the representations set forth in this Section 5.11(a) shall be true and correct with respect to each Credit Party on such date.

          (b) Holdings or the Borrower has heretofore delivered to the Banks the consolidated audited financial statements including a balance sheet as at December 31, 1996 and statements of income and shareholders' equity and cash flows of Holdings and its consolidated Subsidiaries for the fiscal period ended December 31, 1996. All the financial statements referred to in the preceding sentence were prepared in accordance with GAAP consistently applied. Such financial statements present fairly, in all material respects, the consolidated financial position of Holdings, the Borrower and its consolidated Subsidiaries for each of the periods covered thereby. There has also been delivered the pro
                                                                            ---
forma (after giving effect to the Recapitalization) consolidated balance sheet
-----
of Holdings and its consolidated Subsidiaries as at December 31, 1996, which presents a good faith estimate of the consolidated pro forma financial condition
                                                   ---------
of Holdings, the Borrower and its consolidated Subsidiaries at the date thereof, and interim financial statements for Holdings and its consolidated Subsidiaries through August 31, 1997. Except as contemplated hereby, since December 31, 1996 (on a pro forma basis after giving effect to the Recapitalization), no event or
      ---------
events have occurred that are likely to have a Materially Adverse Effect.

          (c)  There have heretofore been delivered to the Banks pro forma
                                                                 --- -----
consolidated income projections for Holdings and its Subsidiaries, pro forma
                                                                   --- -----
consolidated balance sheet projections for Holdings and its Subsidiaries and pro
                                                                             ---
forma consolidated cash flow projections for Holdings and its Subsidiaries, all
-----
for the fiscal years ending December 31, 1997 through December 31, 2002, inclusive, as well as such financial projections on a monthly basis for each of the monthly periods from the Closing Date through December 31, 1997 and on a quarterly basis for each of the quarterly periods for the fiscal year ending December 31, 1998 (the "Projected Financial Statements"), which give effect to the Recapitalization and all Indebtedness and Liens incurred or created in connection with the Recapitalization. The Projected Financial Statements are based on estimates and assumptions which are believed by Holdings and the Borrower in good faith to be reasonable in light of the conditions which existed at the time of their preparation as to the future financial performance of Holdings and the Borrower.

          (d) As of the Closing Date, except as adequately reflected or reserved against in the financial statements and the notes thereto described in
Section 5.11(b) or as set forth in Annexes IX, XII and XVI, there were no liabilities or obligations with respect to Holdings, the Borrower or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be material to Holdings, the Borrower or any of their respective Subsidiaries, except as incurred by any Credit Party in connection with the Recapitalization. As of the Closing Date, Holdings and the Borrower know of no basis for the assertion against Holdings, the Borrower or any of their respective Subsidiaries of any liability or obligation of any nature whatsoever that is not adequately reflected in the financial statements described in Section 5.11(b) or (c) or otherwise disclosed herein which, either individually or in the aggregate, could reasonably be expected to be material to Holdings, the Borrower or any of their respective Subsidiaries.

          5.12.  Security Interests.  At all times after the execution of the
                 ------------------
Security Documents, the Security Documents create, in favor of the Collateral Agent for the benefit of the Banks, as security for the obligations purported to be secured thereby, a valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral, superior to and prior to the rights of all third persons and subject to no Liens, except Prior Liens applicable to such Collateral. The mortgagor under each Mortgage has good and marketable title to the Mortgaged Real Property free and clear of all Liens other than Prior Liens and Liens expressly permitted by the applicable Mortgage. The respective pledgor or assignor, as the case may be, has (or on and after the time it executes the respective Security Document, will have) good and marketable title to all items of Collateral (other than the Mortgaged Real Property) covered by such Security Document free and clear of all Liens except Prior Liens and Liens expressly permitted by the applicable Security Document. No filings or recordings are required in order to perfect or confirm the perfection of the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made prior to or contemporaneously with the execution and delivery thereof.

          5.13.  Tax Returns and Payments.  Except as set forth on Annex XIII
                 ------------------------
hereto, each Credit Party has filed all material tax returns required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Except as set forth on Annex XIII hereto, each Credit Party has paid, or has provided adequate reserves (in accordance with GAAP) for the payment of, all material federal, state, local and foreign income taxes (including, without limitation, franchise taxes based upon income) applicable for all prior fiscal years and for the current fiscal year to the date hereof. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries that could reasonably be expected to have a Materially Adverse Effect which is not being actively contested in good faith by such Person to the extent affected thereby in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if
             --------
any, as shall be required in conformity with GAAP shall have been made or provided therefor.

          5.14.  ERISA.  (A)  Each Credit Party and its ERISA Affiliates are in
                 -----
compliance with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all employee benefit plans, Pension Plans and Multiemployer Plans except for any failures to comply which, individually or in the aggregate, would not have a Materially Adverse Effect.

          (B) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan which resulted or would result in a liability to any Credit Party or any ERISA Affiliate.

          (C) The sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 87) under all Title IV Plans (excluding each Title IV Plan with an amount of unfunded benefit liabilities of zero or less) is not more than $2,500,000. As of the Closing Date, there are no unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) under any Title IV Plans.

          (D) As of the Closing Date, no Credit Party nor any ERISA Affiliate has any obligation to contribute to or any liability or potential liability (including, but not limited to, actual or potential withdrawal liability) with respect to any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code. Each Credit Party and its ERISA Affiliates have complied in all material respects with the requirements of ERISA
Section 515 with respect to each Multiemployer Plan. The aggregate potential withdrawal payments, as determined in accordance with Title IV of ERISA, of each Credit Party and its ERISA Affiliates with respect to all Multiemployer Plans does not exceed $2,500,000. No Credit Party nor any ERISA Affiliate has incurred or reasonably expects to incur any withdrawal liability under Section 4201 et seq. of ERISA to any Multiemployer Plan or any employee benefit plan of
     -- ---
the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code.

          (E) No Credit Party nor any ERISA Affiliate has incurred any accumulated funding deficiency (whether or not waived) with respect to any Pension Plan.

          (F) No Credit Party nor any ERISA Affiliate has or reasonably expects to become subject to a Lien in favor of any Pension Plan under Section 302(f) or 307 of ERISA or Section 401(a)(29) or 412(n) of the Code.

          (G) Assuming that no portion of the Loans to be advanced hereunder is attributable, directly or indirectly, to the assets of any employee benefit plan, the execution, performance and delivery of the Credit Documents by any party thereto will not involve any prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code for which an exemption therefrom is not available.

          As used in this Section 5.14, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, and the term "employee benefit plan" has the meaning specified in
Section 3(3) of ERISA.

          5.15.  Subsidiaries.  Annex IV hereto lists each direct and indirect
                 ------------
Subsidiary of Holdings existing on the Closing Date.

          5.16.  Patents, etc.  Each Credit Party owns or possesses adequate
                 ------------
licenses or other rights to use all patents, patent applications, trademarks, trademark applications, servicemarks, servicemark applications, trade names, copyrights, trade secrets and know how (collectively, the "Intellectual Property") that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted. No claim is pending or, to the best of Holdings' or the Borrower's knowledge, threatened to the effect that Holdings or any of its Subsidiaries infringes upon the asserted rights of any other person under any Intellectual Property, and to the best of Holdings' or the Borrower's knowledge there is no basis for any such claim (whether or not pending or threatened), in each case where such claim could reasonably be expected to have a Materially Adverse Effect. No claim is pending or, to the best of Holdings' or the Borrower's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by Holdings or any of its Subsidiaries or which Holdings or the Borrower or any of its Subsidiaries otherwise has the right to use is invalid or unenforceable by Holdings, the Borrower or such Subsidiary, and, to the best of Holdings' or the Borrower's knowledge, there is no basis for any such claim (whether or not pending or threatened), in each case where such claim could reasonably be expected to have a Materially Adverse Effect.

          5.17.  Compliance with Laws, etc.  Except as set forth in Annex XVI
                 -------------------------
hereto, each Credit Party is in material compliance with all material laws and regulations, including without limitation those relating to equal employment opportunity and employee safety but excluding Environmental Laws (as to which Section 5.22 is applicable), in all jurisdictions in which it is presently doing business, and each Credit Party will comply and cause each of its Subsidiaries to comply with all such laws and regulations which may be imposed in the future in jurisdictions in which it or such Subsidiary may then be doing business in each such case other than those the non-compliance with which would not have a Materially Adverse Effect.

          5.18.  Properties.  Holdings and each of its Subsidiaries have good
                 ----------
and marketable title to and beneficial ownership of all their respective properties owned by them, including after the Closing Date all property reflected in the most recent balance sheet referred to in Section 5.11(b) and except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business, free and clear of all Liens, other than Prior Liens and Permitted Encumbrances. Holdings and each Subsidiary thereof hold all material licenses, certificates of occupancy or operation and similar certificates and clearances of municipal and other authorities necessary to own and operate the Mortgaged Real Property in the manner and for the purposes currently operated by such party which if not obtained or maintained would have a material adverse effect upon the value of the Mortgaged Real Property. There are no actual defaults or defaults alleged in writing or, to the best knowledge of Holdings or the Borrower, threatened defaults, in each case of a material nature with respect to any leases of real property under which Holdings or any of its Subsidiaries is lessor or lessee.

          5.19.  Securities.  On the Closing Date, the common stock of the
                 ----------
Borrower and of each Subsidiary whose stock is being pledged as of the Closing Date will be duly authorized, issued and delivered and will be fully paid, nonassessable and free of preemptive rights. There are not, as of the Closing Date and thereafter, any existing options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements for any person to acquire any capital stock of the Borrower or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such capital stock.

          5.20.  Collective Bargaining Agreements.  Set forth on Annex V hereto
                 --------------------------------
is a list and description (including dates of termination) of all collective bargaining or similar agreements between or applicable to Holdings and its Subsidiaries as of the date hereof and any union, labor organization or other bargaining agent in respect of the employees of Holdings and its Subsidiaries on the date indicated in Annex V hereto.

          5.21.  Indebtedness Outstanding.  Set forth on Annex III hereto is a
                 ------------------------
complete list and description of all Indebtedness of Holdings, the Borrower and their Subsidiaries (other than the Loans) that will be outstanding immediately after the Closing Date and set forth on Annex III hereto is a complete list and description of all Indebtedness of Holdings, the Borrower and their Subsidiaries that will be repaid, defeased, transferred or otherwise terminated on or prior to the Closing Date.

          5.22.  Environmental Matters.  (A)  Except as set forth in Annex XII
                 ---------------------
hereto, each of Holdings and its Subsidiaries and the properties and assets used in its businesses (including the Real Properties) is in compliance in all material respects with all applicable Environmental Laws, which compliance includes, without limitation, the possession of all material licenses, permits, registrations and other governmental authorizations (collectively, "Environmental Authorizations") required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof except as could not reasonably be expected to result in the incurrence of costs in excess of $100,000, and there are no circumstances of a nature which may materially prevent or interfere with such compliance in the future. Except as set forth in Annex XII hereto, neither Holdings nor any of its Subsidiaries has been notified by any Governmental Authority, or has any basis to believe, that any such Environmental Authorizations will be modified, suspended or revoked or cannot be renewed or otherwise maintained in the ordinary course of business. Except as set forth in Annex XII hereto, in the last five years, neither Holdings nor any of its Subsidiaries has received any communication, whether from a Governmental Authority, citizen group, employee or otherwise, that alleges that Holdings or any of its Subsidiaries or any of the properties or assets used in their respective businesses (including the Real Properties) is not in compliance with Environmental Laws.

          (B) Except as set forth in Annex XII hereto, there is no Environmental Notice that (i) is pending or, to the best knowledge of Holdings or the Borrower or any of its Subsidiaries, threatened against Holdings or any of its Subsidiaries or (ii) is pending or, to the best knowledge of Holdings or the Borrower or any of its Subsidiaries, threatened against any Person whose liability for such Environmental Notice may have been retained or assumed by or could reasonably be imputed or attributed by law or contract to Holdings, the Borrower or any of its Subsidiaries.

          (C) Except as set forth in Annex XII hereto, to the best knowledge of Holdings, the Borrower and its Subsidiaries, there are no past or present actions, activities, circumstances, conditions, events or incidents arising out of, based upon, resulting from or relating to the operation, ownership or use of any properties or assets (including the Real Properties) currently or formerly owned, operated, leased or used by Holdings or any of its Subsidiaries (or any predecessor in interest of any of them), including, without limitation, the emission, discharge, disposal or other release of any Hazardous Materials in or into the Environment, that (i) could reasonably be expected to result in the incurrence of costs in excess of $100,000, individually, under Environmental Laws or (ii) could reasonably be expected to form the basis of any Environmental Notice against or with respect to Holdings or any of its Subsidiaries, or against any person or entity whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed by law or contract to Holdings or any of its Subsidiaries, which Notice could reasonably be expected to result in the incurrence of costs in excess of $100,000.

          (D) Except as set forth in Annex XII hereto, without in any way limiting the generality of the foregoing, (i) there are, and to the best knowledge of Holdings, the Borrower and its Subsidiaries, have been, no underground storage tanks, or related piping, located on, at or under property (including the Real Properties) owned, operated, leased or used by Holdings or any of its Subsidiaries (or any predecessor in interest of any of them), (ii) there are, and, to the best knowledge of Holdings, the Borrower and its Subsidiaries, have been, no polychlorinated biphenyls used or stored by Holdings or any of its Subsidiaries, located on, at or under property (including the Real Properties) owned, operated, leased or used by Holdings or any of its Subsidiaries, (iii) there are and have been no properties (including the Real Properties) currently or formerly owned, operated, managed, leased or used by Holdings or any of its Subsidiaries (or any predecessor in interest of any of them) at which Hazardous Materials generated, used, owned, managed, stored or controlled by Holdings or any of its Subsidiaries (or any predecessor in interest of any of them) may have been disposed of or otherwise released into the Environment except such disposals or other releases which were both (a) in compliance with Environmental Laws and Environmental Authorizations and (b) could not result in costs in excess of $100,000, individually, under Environmental Laws and (iv) there is no friable asbestos contained in or forming part of any building, building component, structure or office space owned, operated, leased or used by Holdings or any of its Subsidiaries.

          (E) Prior to the Closing Date, Holdings and each of its Subsidiaries shall have made all notifications, registrations and filings in accordance with all applicable State and Local Real Property Disclosure Requirements, including, without limitation, the use of forms provided by state or local agencies, where such forms exist, whether to the Agent or to, or with, the state or local agency, provided, that where such notification, registration or filing was made to, or with, a state or local agency, a copy of such notification, registration or filing shall be provided to the Agent prior to the Closing Date.

          5.23.  Environmental Investigations.  All material environmental
                 ----------------------------
investigations, studies, audits, assessments or reviews conducted of which Holdings or the Borrower is in possession in relation to the current or prior business of Holdings, the Borrower or any Subsidiary or any Real Property or facility now or previously owned, operated, leased, used or controlled by Holdings or any of its Subsidiaries, including, without limitation, those relating to compliance with or liability under any Environmental Law, have been delivered to the Agent through its attorneys, Cahill Gordon & Reindel.

          5.24.  Fine Products Company.  As of the date of this Agreement and as
                 ---------------------
of the Closing Date, Fine Products Company, a Georgia corporation ("Fine Products"), has capital of $145,000 and has no other assets or, to the best of the Borrower's knowledge, liabilities of any kind (other than its rights and obligations under the purchase agreement dated as of February 1, 1994 between Fine Products, Aminco Delaware and Gilliam Candy Co., Inc., and certain tax attributes). There are no actions, claims, judgments, suits or proceedings pending or, to Holdings' or the Borrower's knowledge, threatened in any court of competent jurisdiction with respect to Fine Products and Holdings or the Borrower is not aware of any facts or circumstances which would provide the basis for the assertion against Fine Products of any such actions, claims, suits or proceedings.

          SECTION 6.  Affirmative Covenants.  Holdings and the Borrower covenant
                      ---------------------
and agree that on the Closing Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated and the Loans together with interest, fees and all other Obligations incurred hereunder are paid in full (except as otherwise agreed or consented to or waived, in writing, by the Required Banks):

          6.01.  Information Covenants.  Holdings will furnish or cause to be
                 ---------------------
furnished to the Agent, who will distribute copies to each Bank:

             (a) As soon as available and in any event within 90 days after the close of each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of shareholders' equity and of cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year and a report on such consolidated balance sheets and financial statements by independent certified public accountants of recognized national standing, which report shall not be qualified as to the scope of audit or as to the status of Holdings and its Subsidiaries as a going concern and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for such changes with which the independent certified public accountants concur) and the examination by such accountants was conducted in accordance with generally accepted auditing standards.

             (b) As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income, of shareholders' equity and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, setting forth in comparative form the same information for the corresponding periods of the prior fiscal year.

             (c) As soon as practicable and in any event within 30 days after the end of the month of October, 1997 and each month thereafter, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such period and (ii) the related consolidated statements of income and cash flows of Holdings each in the form customarily prepared by management, in each case for such fiscal month and for the period from the beginning of the then current fiscal year to the end of such fiscal month, setting forth in comparative form the same information for the corresponding periods of the prior fiscal year (including a comparison of such monthly financial results against the budgets required to be submitted pursuant to subsection
     (e) hereof, together with a brief narrative discussion and analysis prepared by management describing Holdings' results of operations for such fiscal month.

             (d) Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to subsection (a) above, a written statement by the independent public accountants giving the report thereon
     (i) stating that their audit examination has included a review of the terms of Sections 7.04, 7.05, 7.07 and 7.09 through 7.11 (inclusive) of this Agreement as they relate to accounting matters but without having conducted any special auditing procedures in connection therewith, (ii) stating whether, in connection with their audit examination, any condition or event which constitutes a Default or Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such
                                                            --------
     accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that as of the end of such fiscal year of Holdings there existed a Default or an Event of Default related to the breach of any covenant set forth in Sections 7.04, 7.05, 7.07 and 7.09 through 7.11 (inclusive), as they relate to accounting matters, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof and what action Holdings has taken, is taking and proposes to take with respect thereto.

             (e) Within 30 days after the commencement of each fiscal year, annual budgets of Holdings and its Subsidiaries, substantially in the form of Exhibit P hereto, in reasonable detail for each month of such fiscal year, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based, and including (i) forecasted consolidated balance sheets, consolidated statements of operations, of stockholders' equity and of cash flows of Holdings and its Subsidiaries on a consolidated basis for such periods, (ii) the amount of forecasted capital expenditures for such fiscal periods, and (iii) forecasted compliance with Sections 7.09-7.11; provided that if any such forecast indicates that Holdings may not be in
     --------
     compliance with any provision of this Agreement at some future date, such forecast shall not constitute a Default or an Event of Default or anticipatory or other breach thereof. Together with each delivery of financial statements pursuant to Section 6.01(c), a comparison of the current year to date financial results against the budgets required to be submitted pursuant to this subsection (e) shall be presented.

             (f) At the time of the delivery of the financial statements provided for in Sections 6.01(a), (b) and (c), a certificate of the chief executive officer, chief financial officer, controller, chief accounting officer or other Authorized Officer of Holdings to the effect that such financial statements are true and complete in all material respects and that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall, with respect to the financial statements provided for in
     Section 6.01(c), at the time of delivery of such statements for the months ended September 30, December 31, March 31 and June 30, beginning with the month ended December 31, 1997, be accompanied by a Compliance

     Certificate in a form reasonably acceptable to the Agent setting forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the covenants in this Agreement (including without limitation the covenants set forth in Sections 7.09 through 7.11 (inclusive)) as at the end of such fiscal period or year, as the case may be.

             (g) Promptly upon receipt thereof, a copy of each annual "management letter" submitted to Holdings by its independent accountants in connection with any annual audit made by them of the books of Holdings or any of its Subsidiaries.

             (h) Promptly upon their becoming available, copies of all consolidated financial statements, reports, notices and proxy statements sent or made available generally by Holdings or any Subsidiary of Holdings to its security holders (other than to Holdings, the Borrower or another Subsidiary), of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the SEC and of all press releases and other statements made available generally by Holdings or any Subsidiary of Holdings to the public concerning material developments in the business of Holdings and its Subsidiaries.

             (i) Promptly upon any Senior Officer obtaining knowledge (w) of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Bank has given any written notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, (x) that any Person has given any written notice to Holdings, the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.04, or (y) of a material adverse change in the business, operations, properties, assets, nature of assets, condition (financial or otherwise) or prospects of Holdings, the Borrower and its Subsidiaries taken as a whole, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, or material adverse change, and what action Holdings has taken, is taking and proposes to take with respect thereto.

             (j) (i) Promptly upon any Senior Officer obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Holdings, the Borrower or any of its Subsidiaries or any property of Holdings, the Borrower or any of its Subsidiaries not previously disclosed to the Banks, which action, suit, proceeding, governmental investigation or arbitration seeks (or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which seek) recovery from Holdings, the Borrower or any of its Subsidiaries aggregating $500,000 or more (exclusive of claims covered by insurance policies of Holdings, the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), Holdings shall give notice thereof to the Banks and provide such other information as may be reasonably available to enable the Banks and their counsel to evaluate such matters; (ii) as soon as practicable and in any event within 45 days after the end of each fiscal quarter, Holdings shall provide a report to the Banks covering any institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration (not previously reported) against or affecting Holdings, the Borrower or any of its Subsidiaries or any property of Holdings, the Borrower or any of its Subsidiaries not previously disclosed to the Banks, which action, suit, proceeding, governmental investigation or arbitration seeks (or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which seek) recovery from Holdings, the Borrower or any of its Subsidiaries aggregating $250,000 or more (exclusive of claims covered by insurance policies of Holdings, the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), and shall provide such other information at such time as may be reasonably available to enable the Banks and their counsel to evaluate such matters; (iii) in addition to the requirements set forth in clauses (i) and (ii) of this Section 6.01(j), Holdings upon request shall promptly give notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered to the Banks pursuant to clause (i) or (ii) above to the Banks and provide such other information as may be reasonably available to it to enable the Banks and their counsel to evaluate such matters and (iv) promptly upon any Senior Officer obtaining knowledge of any material dispute in respect of or the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration in respect of any material contract of Holdings, the Borrower or any of its Subsidiaries, Holdings shall give notice thereof to the Banks and shall provide such other information as may be reasonably available to enable the Banks and their counsel to evaluate such matters.

             (k) Within 90 days of the last day of each fiscal year of Holdings, a summary report, substantially in the form of Annex VI hereto, outlining all material insurance coverage maintained as of the date of such report by Holdings, the Borrower and its Subsidiaries and outlining all material insurance coverage planned to be maintained by Holdings, the Borrower and its Subsidiaries in the subsequent fiscal year.

             (l) To the extent reasonably requested by the Agent, as soon as practicable and in any event within 10 Business Days of the later of such request and the making of any such amendment or waiver, copies of amendments or waivers with respect to Indebtedness of Holdings, the Borrower or any of its Subsidiaries.

             (m) Within 15 days after the last Business Day of each month, Holdings or the Borrower shall deliver to the Agent for distribution to each Bank a borrowing base certificate in the form of Exhibit M hereto (the "Borrowing Base Certificate") detailing the Borrower's Eligible Accounts Receivable and Eligible Inventory as of the last day of such month, certified as complete and correct on behalf of Holdings and the Borrower by a Senior Officer or any other Authorized Officer. In addition, each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information as the Agent may reasonably request. If Holdings or the Borrower fails to deliver any such Borrowing Base Certificate within 25 days after the end of any such month, then the Borrower's Borrowing Base shall be deemed to be $0 until such time as Holdings or the Borrower shall deliver such required Borrowing Base Certificate.

             (n) (i) On or prior to the Closing Date and within 90 days after the commencement of each fiscal year, a complete and accurate list of the officers and directors of each of Holdings and the Borrower and (ii) within 30 days of any change in personnel affecting the accuracy of such lists, a notice specifying such change in personnel.

             (o) With reasonable promptness, such other information and data with respect to Holdings, the Borrower or any of its Subsidiaries or any other similar entity in which Holdings, the Borrower or any Subsidiary has an investment, as from time to time may be reasonably requested by any Bank and may be reasonably available to Holdings or the Borrower.

             (p) Holdings shall deliver to the Agent, within 15 days after filing with the SEC, copies of Holdings' annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which is filed by Holdings with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within the time periods prescribed under such rules and regulations. In addition, Holdings shall file with the Agent Holdings' annual reports to shareholders and any quarterly or other financial reports furnished by Holdings to shareholders generally.

          6.02.  Books, Records and Inspections.  Holdings will, and will cause
                 ------------------------------
each of its Subsidiaries to, keep true books of records and accounts in which full and correct entries will be made of all their business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Holdings will, and will cause each of its Subsidiaries to, permit, upon reasonable prior notice to the chief financial officer, controller, chief accounting officer or any other Authorized Officer of either of Holdings or the Borrower, officers and designated representatives of the Agent or any Bank to visit and inspect any of the properties or assets of Holdings, the Borrower and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of Holdings, the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings, the Borrower and any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants (in the presence of such officers), all at such reasonable times during regular business hours and intervals and to such reasonable extent as the Agent or any Bank may reasonably request.

          6.03.  Maintenance of Property; Insurance.  (a)  Holdings will, and
                 ----------------------------------
will cause each of its Subsidiaries to,
exercise commercially reasonable efforts to maintain or cause to be maintained in good repair, working order and condition (subject to normal wear and tear) all properties used in its businesses and from time to time will make or cause to be made all repairs, renewals and replacements thereof which Holdings and the Borrower deem appropriate in their commercially reasonable judgment and will maintain and renew as necessary all licenses, permits and other clearances necessary in their commercially reasonable judgment to use and occupy such properties of Holdings, the Borrower and each Subsidiary, as the case may be.

          (b) Holdings will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations to the extent that such types and such amounts of insurance are available at commercially reasonable rates. Holdings will, and will cause each of its Subsidiaries to, furnish to each Bank, upon reasonable request, information as to the insurance carried, and will not cancel any such insurance without the consent of the Required Banks.

          (c) Without limiting subsection 6.03(b) above, Holdings will, and will cause each of its Subsidiaries to, maintain in full force the insurance coverages specified in the Mortgages and the other Security Documents.

          6.04.  Payment of Taxes.  Holdings will pay and discharge, and will
                 ----------------
cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Holdings, the Borrower or any of its Subsidiaries or cause a failure or forfeiture of title thereto;

provided that neither Holdings, the Borrower nor any Subsidiary shall be
--------
required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings timely instituted and diligently conducted if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          6.05.  Corporate Franchises.  Holdings will do, and will cause each
                 --------------------
Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, rights and authority, except where such failure to keep in full force and effect such rights and authority would not have a Materially Adverse Effect.

          6.06.  Compliance with Statutes, etc.  Holdings will, and will cause
                 -----------------------------
each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, other than non-compliance which would not have a Materially Adverse Effect; provided
                                                                      --------
that with respect to non-compliance with Environmental Laws which is disclosed in Annex XII hereto, Holdings will, and will cause each Subsidiary to, comply with such Environmental Laws as soon as practicable.

          6.07.  ERISA.  Holdings or the Borrower, as the case may be, will
                 -----
furnish to the Agent, who will distribute to each of the Banks:

             (a) promptly upon Holdings' or the Borrower's knowing or having reason to know of the occurrence of any (i) Termination Event, or (ii) "prohibited transaction," within the meaning of Section 406 of ERISA or
     Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, which in the case of all such events described in clause (i) or (ii) results or could reasonably be expected to result in a liability of a Credit Party or its ERISA Affiliates in the aggregate in excess of $200,000 or the imposition of a Lien other than a Permitted Encumbrance on the assets of a Credit Party, a written notice specifying the nature thereof, what action the Credit Party or its ERISA Affiliates have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan with respect thereto.

             (b) with reasonable promptness, copies of (i) all notices received by a Credit Party or any of its ERISA Affiliates of PBGC's intent to terminate any Title IV Plan or to have a trustee appointed to administer any Title IV Plan, the notice of which event is required pursuant to the preceding paragraph (a); (ii) upon the request of the Agent each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by a Credit Party or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan for which Sched-ule B is required; (iii) upon the request of the Agent, the most recent actuarial valuation report for each Title IV Plan; and (iv) all notices received by the Credit Parties or any of their ERISA Affiliates from a Multiemployer Plan concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, the notice of which event is required pursuant to the preceding paragraph (a).

          6.08.  Performance of Obligations.  Holdings will, and will cause each
                 --------------------------
of its Subsidiaries to, perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which it is bound or to which it is a party, except where such nonperformance would not have a Materially Adverse Effect.

          6.09.  End of Fiscal Years; Fiscal Quarters.  Holdings will, for
                 ------------------------------------
financial reporting purposes, and will cause each of its Subsidiaries to, have its (i) fiscal years end on December 31, and (ii) fiscal quarters end on or about March 31, June 30, September 30 and December 31.

          6.10.  Use of Proceeds.  All proceeds of the Acquisition Term Loans
                 ---------------
and Revolving Loans shall be used as provided in Section 5.05.

          6.11.  Equal Security for Loans and Notes; No Further Negative
                 -------------------------------------------------------
Pledges. (a) If Holdings or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired and whether or not such property or assets constitutes Collateral, other than Permitted Encumbrances (unless prior written consent to the creation or assumption thereof shall have been obtained from the Agent and the Required Banks), it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that this covenant shall not be construed as consent by the
         --------
Agent and the Required Banks to any violation by Holdings or the Borrower of the provisions of Section 7.03.

          (b) Except with respect to prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness permitted hereunder (which Indebtedness relates solely to the acquisition or improvement of such specific property) neither Holdings nor any of its Sub-sidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

          6.12.  Lender Meeting.  Holdings and the Borrower will participate in
                 --------------
a meeting of the Banks once during each fiscal year to be held at a location and a time selected by Holdings and the Borrower and reasonably acceptable to the Agent unless the Required Banks determine in their sole discretion that such meeting is unnecessary and so inform Holdings.

          6.13.  Pledge of Additional Collateral.  Concurrently with the
                 -------------------------------
execution and delivery by any Subsidiary of a Subsidiary Guarantee, and/or in the event that Holdings acquires any assets that would constitute Pledged Collateral or Mortgaged Real Property, Holdings will, or will cause such Subsidiary to, take all necessary action to grant the Collateral Agent a perfected first Lien in all of the real and personal property of Holdings or such Subsidiary (to the extent permitted by applicable law) to secure the payment and performance of the Obligations, Holdings' obligations and liabilities under its Guarantee and such Subsidiary's obligations and liabilities under its Subsidiary Guarantee; and promptly, and in any event within 30 days after the acquisition of assets of a type that, but for the fact that such assets shall have been acquired after the Closing Date, would have constituted Collateral, Holdings will, and will cause each of its Subsidiaries to, take all necessary action to grant the Collateral Agent a perfected first Lien in such newly acquired assets (such personal property and assets of a Subsidiary executing a Subsidiary Guarantee and such newly acquired assets of Holdings or any of its Subsidiaries are referred to herein collectively as the "Additional Collateral"). Such action to be taken by Holdings and the Subsidiaries shall include, without limitation, the execution and delivery of security agreements, and/or supplements thereto, and other instruments and documents, all in form and substance reasonably satisfactory to the Collateral Agent, the filing of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, and the delivery of such opinions of counsel with respect to the foregoing as the Collateral Agent shall reasonably require; provided this Section 6.13 shall not apply to any assets
                    --------
subject to Liens permitted under Section 7.03(i). Furthermore, promptly, and in any event within 30 days, after the acquisition of an interest in Real Property within the United States not held as of the Closing Date (the "Additional Real Property"), Holdings will, and will cause such of its Subsidiaries acquiring such an interest to, take such actions and execute such documents as the Agent shall reasonably require to confirm the Lien of a Mortgage (including, without limitation, satisfaction of the conditions set forth in Sections 4.01(C)(iii) and (L)), or execute a new Mortgage, with respect to such Additional Real Property. All costs and expenses arising from any action taken by the Agent or any Bank in connection with the pledge of Additional Collateral or Additional Real Property pursuant to this Section 6.13, including, without limitation, reasonable costs of counsel for the Agent, shall be payable by Holdings or the Borrower to the Agent or the Bank incurring such cost or expense within 10 Business Days after demand therefor. All agreements, instruments and documents executed or delivered pursuant to or in furtherance of this Section 6.13, and all amendments, modifications and supplements thereto from time to time entered into, are and shall be within the definition of "Security Documents."

          6.14.  Security Interests.  Holdings will, and will cause each of its
                 ------------------
Subsidiaries to, perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement) for filing in any appropriate jurisdiction under the provisions of the UCC, local law or any statute, rule or regulation of any applicable domestic jurisdiction which are necessary in order to maintain or confirm in favor of the Collateral Agent for the benefit of the Banks a valid and perfected Lien on the Collateral and any Additional Collateral as collateral security for the payment and performance of the Obligations, subject to no Liens except for Prior Liens and Liens permitted by the applicable Security Documents. Holdings or the Borrower shall, as promptly as practicable after the filing of any financing statements, deliver to the Agent acknowledgment copies of, or copies of lien search reports confirming the filing of, financing statements duly filed under the UCC of all jurisdictions as may be necessary or, in the reasonable judgment of the Agent, desirable to perfect the Lien created, or purported or intended to be created, by each Security Document.

          6.15.  Environmental Events.  (i)  Holdings will, and will cause each
                 --------------------
of its Subsidiaries to, comply with any and all Environmental Laws, other than non-compliance which could not reasonably be expected to result in liability under any Environmental Laws in excess of $250,000 individually or in the aggregate with any other liability under any Environmental Laws; provided that,
                                                                 --------
with respect to non-compliance with Environmental Laws which is disclosed in Annex XII hereto, Holdings will, and will cause each of its Subsidiaries to, comply with such Environmental Laws as soon as practicable.

          (ii) Holdings will, and will cause each of its Subsidiaries to, promptly give notice to the Agent upon determining the existence of (a) any violation of any Environmental Laws, (b) any Environmental Notice or (c) any release or threatened release of Hazardous Materials at, on, upon, under or from any of the Real Properties or any facility or equipment thereat in excess of a reportable quantity or allowable standard or level under any Environmental Laws, or in a manner and/or amount which could reasonably be expected to result in liability under any Environmental Laws, in each case in excess of $250,000 individually or in the aggregate with any other liability under any Environmental Laws (other than any such events disclosed in Annex XII).

          (iii) In the event of the presence of Hazardous Materials on any of the Real Properties which is in violation of, or which could reasonably be expected to result in liability under, any Environmental Laws, in each case in excess of $250,000 individually or in the aggregate with any other liability under any Environmental Laws, Holdings or any of its Subsidiaries, upon discovery thereof, shall take appropriate steps to initiate and expeditiously complete all response, corrective and other action required under any Environmental Laws to mitigate and eliminate any such violation or liability.

          (iv) Accompanying each quarterly Compliance Certificate required under Section 6.01(f) hereof, Holdings shall include a statement of the status of the wastewater treatment system and related notices of violation identified in Annex XII and each matter for which notice has been given under Section 6.15(ii) hereof indicating the action that has been taken, additional action required, and, to the extent practicable, an estimate of the completion date and future cost for each matter until each matter has been completely addressed.

          6.16.  New Subsidiaries.  In addition to its obligations with respect
                 ----------------
to Section 6.13, if, after the date hereof, Holdings, the Borrower or any Subsidiary shall create or acquire any (A) domestic Subsidiary, Holdings shall, concurrently with the creation or acquisition of such Subsidiary, (i) cause such Subsidiary to execute and deliver to the Agent a Subsidiary Guarantee, substantially in the form of Exhibit R annexed hereto, guaranteeing the Borrower's Obligations hereunder and (ii) take all necessary actions and execute such agreements, instruments and documents, including, without limitation, stock powers executed in blank, and deliver such opinions of counsel with respect thereto, as the Agent may reasonably require to cause all of the capital stock of such Subsidiary owned or controlled by Holdings, the Borrower or any Subsidiary to be pledged to the Collateral Agent to secure the Borrower's Obligations hereunder such that the Collateral Agent has a valid and perfected first-priority security interest in such pledged capital stock or (B) foreign Subsidiary whose direct parent is any of Holdings, the Borrower or a Guarantor, Holdings shall, concurrently with the creation or acquisition of such foreign Subsidiary, (i) comply with the requirements of clause (A)(i) above if permitted by applicable foreign law and if such compliance would not cause such Subsidiary to hold or be deemed to hold an obligation of a United States person or other "United States property" for purposes of Section 956(a)(1)(A) of the Code and Treas. Reg. (S) 1.956-2 and (ii) comply with the requirements of clause (A)(ii) above, but only to the extent of 65% of the capital stock of such foreign Subsidiary.

          6.17.  Manufacturing Agreements.  The Borrower has entered into the
                 ------------------------
Cutex Manufacturing Agreement, substantially in the form of Exhibit S hereto, and such agreement remains in full force and effect unless terminated in accordance with its terms. The Borrower has entered into the AM Manufacturing Agreement, substantially in the form of Exhibit T hereto, and such agreement remains in full force and effect unless terminated in accordance with its terms.

          SECTION 7.  Negative Covenants.  Holdings and the Borrower hereby
                      ------------------
covenant and agree that as of the Closing Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated and the Loans together with interest, fees and all other Obligations incurred hereunder are paid in full (except as otherwise agreed or consented to or waived, in writing, by the Required Banks):

          7.01.  Changes in Business.  Other than asset dispositions permitted
                 -------------------
under Section 7.13, Holdings will not, and will not permit any of its Subsidiaries to, materially alter its businesses from that conducted by Holdings or such Subsidiary at the Closing Date and the business generally described in Holdings' offering memorandum in connection with the Offering, and lines of business reasonably related thereto.

          7.02.  Amendments or Waivers of Certain Documents.  Holdings will not,
                 ------------------------------------------
and will not permit any of its Subsidiaries to, amend or otherwise change the terms of any Existing Debt, including, without limitation, the interest rate, time of pay-ment of interest, with respect to security (if any) and the scheduled maturity of, the Senior Subordinated Notes.

          7.03.  Liens.  Holdings will not, and will not permit any Subsidiary
                 -----
to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien upon or with respect to any item constituting Collateral, whether now owned or hereafter acquired, except for the Lien of the Security Document relating thereto, Prior Liens applicable thereto and other Liens expressly permitted by such Security Document. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of Holdings or any Subsidiary which does not constitute Collateral whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following, which are herein collectively referred to as "Permitted Encumbrances":

             (a) Liens for taxes, assessments or governmental charges or claims not yet delinquent or Liens for taxes, assessments or governmental charges or claims being contested in good faith and by appropriate proceedings for which adequate reserves, as may be required by GAAP, have been established;

             (b) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law (i) which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Holdings or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien or (ii) which do not relate to material liabilities of Holdings and its Subsidiaries and do not in the aggregate materially detract from the value of the property and assets of Holdings and its Subsidiaries taken as a whole;

             (c) Liens in connection with any attachment or judgment (including judgment or appeal bonds) for amounts of less than $500,000 individually or less than $1,000,000 in the aggregate (exclusive of any amount adequately covered by insurance as to which the insurance company has acknowledged coverage) unless the judgment it secures shall, within 60 days after the entry thereof, not have been discharged or execution thereof not been stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

             (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money or the equivalent);

             (e) subject to the provisions of Section 7.17 and, with respect to any Mortgaged Real Property, to the provisions of any applicable Mortgage,
     (i) Leases with respect to the assets or properties of Holdings or the Borrower entered into in the ordinary course of Holdings' or the Borrower's business and subordinate in all respects to the Liens granted and evidenced by the Security Documents, (ii) foreign Leases and (iii) Existing Leases and any extensions, renewals or replacements thereof;

             (f) easements, rights of way, restrictions, minor defects or irregularities in title not interfering in any material respect with the business of Holdings or any of its Subsidiaries, in each case incurred in the ordinary course of business and which do not materially impair for its intended purposes the Real Property to which it relates;

             (g) zoning and building by-laws and ordinances, municipal bylaws and regulations, and restrictive covenants, which do not materially interfere with the use of the subject property by Holdings or any of its Subsidiaries as such property is used as of the Closing Date;

             (h) Liens securing Indebtedness of a Subsidiary owing to Holdings or a Wholly Owned Subsidiary of Holdings;

             (i) Liens upon real or tangible or intangible personal property acquired or constructed by Holdings or its Subsidiaries after the date hereof or on such property or equity securities of a Person at the time such Person becomes a Subsidiary of Holdings or any of its Subsidiaries; provided that (i) any such Lien is created solely for the purpose of
     --------
     securing Indebtedness representing, or incurred to finance, the cost of the item of property subject thereto or such Liens existed on the date such property or securities were acquired and were not incurred as a result of or in anticipation of such acquisition, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the fair value (as determined in good faith by the board of directors of Holdings or the Borrower, as the case may be) of the respective property at the time it was so acquired or constructed, (iii) the Indebtedness secured by the Lien is not created more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien, (iv) such Lien does not extend to or cover any other property other than such item of property and (v) the incurrence of such Indebtedness secured by such Lien is permitted by Section 7.04;

             (j) Liens on any property existing as of the date hereof securing Existing Debt and any refinancing, extension, renewal or rearrangement thereof provided that such Lien does not extend to or cover any other property other than items of property encumbered as of the date hereof; and

             (k) Liens on inventory and receivables in connection with the South African Credit Agreement.
          7.04.  Indebtedness.  Holdings will not, and will not permit any of
                 ------------
its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:
             (a)  Indebtedness incurred pursuant to the Credit Documents;

             (b) Existing Debt and any refinancing, extension, renewal, rearrangement or replacement thereof; provided that any such refinancing,
                                           --------
     extension, renewal, rearrangement or replacement of Existing Debt shall be on terms which, both taken as a whole and specifically as such terms relate to the identity of the obligors, repayments of principal, covenants, events of default and security in property of the debtor, are in each event no less favorable to Holdings or the Borrower than the correlative terms of the Existing Debt;

             (c)  Interest Rate Agreements, if any;

             (d) $1,000,000 of Indebtedness outstanding at any time to finance the cost of the acquisition or construction of real or personal tangible or intangible property (including Capital Leases), and any refinancing, extension, renewal, rearrangement or replacement thereof; provided that
                                                               --------
     such Indebtedness (or the refinancing thereof) shall not exceed 100% of the fair value of such property; and provided, further, that such Indebtedness
                                      --------  -------
     (or the refinancing thereof) is not secured by any Lien other than a Lien referred to in clause (i) of Section 7.03;

             (e) other unsecured Indebtedness not exceeding $1,000,000 in the aggregate at any time outstanding;

             (f)  Indebtedness owed to Morningside under the Management
     Agreement;

             (g) Indebtedness of Holdings to any of its Wholly Owned Subsidiaries or of any Subsidiary to Holdings or another Wholly Owned Subsidiary of Holdings (but only so long as such Indebtedness is held by Holdings or its Wholly Owned Subsidiary);

             (h) Indebtedness in respect of performance bonds, return-of-money bonds, surety and appeal bonds and other similar obligations incurred by Holdings or any of its Subsidiaries in the ordinary course of business, provided such Indebtedness does not exceed $100,000 at any time
     --------
     outstanding;

             (i) Indebtedness of any Subsidiary incurred pursuant to the issuance of a Guarantee by such Subsidiary as required by Section 6.16 of this Agreement;

             (j) Indebtedness of Carson Holdings Limited pursuant to the South African Credit Agreement in an amount not exceeding the equivalent of US$2,000,000 in the aggregate at any time outstanding; provided that such
                                                            --------
     Indebtedness is not secured by any Lien other than a Lien referred to in
     Section 7.03(k); and

             (k) Indebtedness of any Credit Party (including pursuant to the issuance of any guarantees) incurred pursuant to the Senior Subordinated Notes.

          7.05.  Advances, Investments and Loans.  Holdings will not, and will
                 -------------------------------
not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

             (a)  investments in Cash and Cash Equivalents;

             (b) receivables owing to them and advances to customers and suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

             (c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

             (d)  investments in and advances to Credit Parties;

             (e) investments in any Wholly Owned Subsidiary of Holdings or another Subsidiary, or any Person which, as a result of such investment, becomes a Wholly Owned Subsidiary of Holdings or another Subsidiary;

     provided that such Wholly Owned Subsidiary is engaged in a business related
     --------
     to that of Holdings and its Subsidiaries in compliance with Section 7.01;

             (f) transactions between Holdings and any of its Wholly Owned Subsidiaries and between Wholly Owned Subsidiaries permitted under Sections 7.04(g) and 7.08(i);

             (g) loans or advances made by Holdings to its officers, directors and employees in the ordinary course of business not to exceed $500,000 in the aggregate outstanding at any time;

             (h) investments made as a result of the receipt of non-cash proceeds from any Asset Sale made pursuant to and in compliance with
     Section 7.13;

             (i)  investments in Interest Rate Agreements permitted under
     Section 7.04(c);

             (j) other investments, loans or advances not to exceed $500,000 in the aggregate outstanding at any time;

             (k) loans, advances and/or investments (in each case evidenced by notes that shall constitute Pledged Collateral) by Holdings or the Borrower in Carson Holdings Limited in an amount not to exceed the equivalent of US$5,000,000 in the aggregate at any one time outstanding; and

             (l) investments in one or more contract manufacturers, suppliers, vendors and distributors that are Affiliates of Holdings in connection with the provision by any such person of manufacturing, research and development, outsourcing, sales, marketing and/or distribution services to Holdings and/or one or more of its Subsidiaries in an aggregate amount at one time outstanding not to exceed US$4,000,000.

          7.06.  Prepayments of Indebtedness; Amendments.  (A) Other than in
                 ---------------------------------------
accordance with Section 3.01, Holdings will not, and will not permit any of its Subsidiaries to make (or give any notice in respect of) any voluntary or optional payment or prepayment or redemption or acquisition for value of Indebtedness (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due) or exchange of any such Indebtedness or preferred stock, as the case may be, or (B) other than in accordance with Section 3.02, Holdings will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect of) any mandatory prepayment or redemption or acquisition for value of Indebtedness (including, without limitation, by way of depositing with any trustee with respect thereto money or securities for such purposes) or exchange of any such Indebtedness or preferred stock, as the case may be, in each case of clauses (A) and (B), until all Obligations under this Agreement have been satisfied in full; provided that
                                                                  --------
Holdings and any of its Subsidiaries may make such a payment, prepayment, redemption, acquisition or exchange using the proceeds of Indebtedness permitted to be incurred by Section 7.04 to refinance or replace such Indebtedness.

          (C) Holdings will not, and will not permit any of its Subsidiaries to: amend, modify or change any of the Man-agement Agreement, Employment Agreements, Manufacturing Agreements, the Certificate of Incorporation (including, without limitation, by the filing of any certificate of designation) or By-laws of Holdings or the Borrower, or any agreement entered into by Holdings or the Borrower with respect to its capital stock, or enter into any new agreement with respect to the capital stock of Holdings or the Borrower, in each case without the prior consent of the Agent.

          7.07.  Dividends, etc.  Holdings will not, and will not permit any of
                 --------------
its Subsidiaries to, declare or pay any dividends (other than dividends or distributions payable in shares of capital stock of Holdings or any of its Subsidiaries, other than redeemable stock) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or make any loans or advances to Affiliates, or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing, "Dividends"), except that (i) any direct or indirect Subsidiary of Holdings may pay Dividends to its parent corporation if such parent corporation is Holdings or a Wholly Owned Subsidiary of Holdings, (ii) the Borrower or any other Subsidiary of Holdings may pay to Holdings any amounts required for the payment of (I) interest when due on the Senior Subordinated Notes (provided no Default or Event of Default exists under this Agreement) and (II) any taxes payable (A) by Holdings or (B) by Holdings, the Borrower and/or its Subsidiaries on a consolidated, combined or unitary basis, (iii) Holdings or any of its Subsidiaries may purchase capital stock held by employees of Holdings or any of its Subsidiaries pursuant to any employee stock option or other benefit plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of any such plan in an amount not greater than $250,000 in any calendar year; provided that the Borrower may purchase capital
                               --------
stock pursuant to the Employment Agreement with Dr. Leroy Keith without regard to such limitation; and (iv) Holdings or any of its Subsidiaries may make payments to Affiliates pursuant to and in compliance with Section 7.08 hereof.

          7.08.  Transactions with Affiliates.  Holdings will not, and will not
                 ----------------------------
permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any holder of 5% or more of any class of equity securities of Holdings or with any Affiliate of Holdings other than on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than a holder of 5% or more of any class of equity securities of Holdings or an Affiliate; provided that the foregoing restrictions shall not apply to (i) transactions
--------
between Holdings and any of its Wholly Owned Subsidiaries and between Wholly Owned Subsidiaries, (ii) payments to Morningside pursuant to the Management Agreement for management services not to exceed $500,000, or above such amount up to an aggregate of $750,000 with approval of the board of directors of Holdings, in any fiscal year, plus reimbursement of reasonable out-of-pocket expenses, (iii) the payment of reasonable fees to Indosuez and its Affiliates for financial services, such fees not to exceed the usual and customary fees for similar services, (iv) loans and other advances made by the Borrower to its officers, directors and employees permitted under Section 7.05(g), (v) the payment of customary outside directors' fees, customary indemnification arrangements and customary director and officer liability insurance, (vi) the issuance of capital stock of Holdings or any of its Subsidiaries, pursuant to any pension, stock option, profit sharing or other employee benefit plan or agreement of Holdings or any of its Subsidiaries in the ordinary course of business and (vii) investments made pursuant to Section 7.05(l) hereof.

          7.09.  Total Interest Coverage Ratio.  Holdings will not permit the
                 -----------------------------
ratio of (i) Consolidated EBITDA of Holdings (for the 12 month period ending at the end of the most recent fiscal quarter of Holdings, on a pro forma basis
                                                            --- -----
assuming that the closing of each of the CONOPCO and New Image acquisitions had occurred on January 1, 1997) to (ii) annualized Consolidated Interest Expense for the Test Period (which, for purposes of this Section 7.09 only, shall include only Cash interest expense) of Holdings for any Test Period ending during any period listed below to be less than the ratio set forth opposite such period below:

        Period                                  Ratio
        ------                                  -----

        December 31, 1997 through and
         including September 30, 1998.........  2.00 to 1.00
        October 1, 1998 through and
         including September 30, 1999.........  2.15 to 1.00
        October 1, 1999 and thereafter........  2.25 to 1.00

          7.10.  Fixed Charge Coverage Ratio.  Holdings will not permit the
                 ---------------------------
ratio of (i) Consolidated EBITDAC of Holdings, on a pro forma basis assuming
                                                    --- -----
that the closing of each of the CONOPCO and New Image acquisitions had occurred on January 1, 1997, minus cash taxes paid by Holdings to (ii) the sum of (A) Consolidated Interest Expense (which, for purposes of this Section 7.10 only, shall include only Cash interest expense) of Holdings and (B) the amount of scheduled mandatory payments on account of principal of Indebtedness made by Holdings for any Test Period ending on or after the following dates (based on results beginning July 1, 1997) to be less than the ratio set forth opposite such dates below:

        Period                                  Ratio
        ------                                  -----
        December 31, 1997 through and
         including September 30, 1998.......... 1.00 to 1.00
        October 1, 1998 and thereafter......... 1.15 to 1.00

          7.11.  Leverage Ratio.  Holdings will not permit the ratio of (i)
                 --------------
Indebtedness of Holdings and its Subsidiaries to (ii) Consolidated EBITDA of Holdings (for the 12 month period ending at the end of the most recent fiscal quarter of Holdings, assuming that the closing of each of the CONOPCO and New Image acquisitions had occurred on January 1, 1997) for any date ending during any period listed below to be more than the ratio set forth opposite such period below:

        Period                                  Ratio
        ------                                  -----

        December 31, 1997 through and
         including September 30, 1998.........  5.50 to 1.00
        October 1, 1998 through and including
         September 30, 1999...................  5.25 to 1.00
        October 1, 1999 through and including
         September 30, 2000...................  5.00 to 1.00
        October 1, 2000 and thereafter........  4.50 to 1.00

          7.12.  Issuance of Subsidiary Stock.  Holdings will not and will not
                 ----------------------------
permit any of its Subsidiaries directly or in-
directly to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of such Subsidiaries' capital stock or other equity securities (or warrants, rights or options to acquire capital stock or convertible securities or other equity securities) of such Subsidiary, except to Holdings or any other Wholly Owned Subsidiary of Holdings (in each case other than directors' or nominees' qualifying shares or shares of capital stock required to be owned by foreign nationals under applicable law); provided, however, that nothing
                                         --------  -------
contained in this Section 7.12 shall prohibit the issuance of capital stock of Carson Holdings Limited in accordance with the terms of the Carson Holdings Limited Share Incentive Trust, as in effect on the date hereof.

          7.13.  Disposition of Assets.  (A)  Holdings will not, and will not
                 ---------------------
permit any of its Subsidiaries to, dispose of all or any part of its interest in any asset, except that Holdings and its Subsidiaries may sell or otherwise dispose of assets so long as either (i) such sales are approved by the Required Banks (subject to the provisions of Section 11.12 hereof); (ii) such sales are for at least the fair market value of such assets and the aggregate amount of such asset sales is less than $500,000 in any 12-month period and, in any such case, Holdings or such Subsidiary complies with the mandatory prepayment and Commitment reduction provisions herein and, in the case of Collateral, so long as the conditions to the release of Collateral described herein and in the applicable Security Documents are met; (iii) such sales are of inventory and in the ordinary course of business; (iv) such sales or other dispositions are (A) of equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of Holdings or any of its Subsidiaries or should be replaced, as the case may be, in each case as determined in good faith by the board of directors of Holdings or its Subsidiary, as the case may be, (B) for at least the fair market value of such equipment, (C) not in excess of $100,000 individually or $250,000 per year in the aggregate for sales of such equipment and (D) the proceeds of the sales of such equipment are used within 90 days of such sales to (1) purchase equipment used in substantially similar lines of business or (2) repay Indebtedness under this Credit Agreement pursuant to Sections 3.01 or 3.02; (v) such sales or other dispositions do not exceed $50,000 individually and are for at least the fair market value of such assets or as to such other dispositions, the likely amount of net sales proceeds that would be realized upon a sale of such assets is such that a sale of such assets is not, in the reasonable judgment of Holdings or the Borrower, economically practicable but such other disposition is otherwise of commercial value to Holdings or the Borrower; provided that in no case shall sales pursuant to this clause (v) exceed an
--------
aggregate of $100,000 in any fiscal year, and in the case of Collateral, so long as the conditions to the release of Collateral described herein and in the applicable Security Documents are met; (vi) such sales consist of the licensing or sublicensing of Holdings' or any of its Subsidiaries' Intellectual Property in the ordinary course of business; or (vii) such sales are of equity securities under any stock option or other benefit plan available to the employees or directors of Holdings or any of its Subsidiaries.

          The consideration received by Holdings and its Subsidiaries from each sale of assets permitted by subsections (i) and (ii) above, other than with respect to such sales involving consideration of not more than $100,000 in the aggregate in any fiscal year, shall be payable by the purchaser in whole within 15 days of such sale and at least 70% of the consideration from each sale shall consist of Cash or Cash Equivalents. Any non-cash proceeds received from the sale of assets constituting Collateral shall be pledged pursuant to and in accordance with the applicable Security Documents and shall constitute Collateral.

          (B) Upon compliance with the conditions in subsection (A) of this
Section 7.13, the Release Conditions and the Partial Release Conditions (each as hereinafter defined), Holdings or its Subsidiaries shall be entitled to receive from the Collateral Agent an instrument in form and substance reasonably satisfactory to Holdings or such Subsidiary (each, a "Release"), releasing the Lien of the Mortgage with respect to all or any portion of a Mortgaged Real Property (each, a "Released Real Property"). Holdings or its Subsidiaries shall exercise their rights under this Section by delivering to Collateral Agent a notice (each, a "Release Notice"), which shall refer to this Section, describe with particularity the proposed Released Real Property and be accompanied by (i) four counterparts of the Release fully executed and acknowledged by all necessary parties other than Collateral Agent, (ii) executed counterparts of UCC termination statements necessary to terminate the Lien of the applicable Mortgage and (iii) an Officer's Certificate certifying that no Default or Event of Default shall have occurred and the parties executing any and all documents in connection with the Release (other than Collateral Agent) were duly authorized to do so (collectively, the "Release Conditions"). In the event the proposed Released Property consists of less than all of the Mortgaged Real Property subject to a single Mortgage, the Partial Release Conditions must be satis-fied in order for Holdings or its Subsidiaries to receive the Release.

          (C) Collateral Agent's obligation to deliver a Release in respect of less than all of the Mortgaged Real Property subject to a single Mortgage shall be contingent upon the satisfaction of the conditions in subsection (A) of this
Section 7.13 and the Release Conditions as well as the following conditions (collectively, the "Partial Release Conditions"):

             (i) following the sale, transfer or other disposition of and release of the Lien of the applicable Mortgage with respect to the proposed Released Real Property, the remaining Mortgaged Real Property shall have utility services and access to public roads, rail spurs and other transportation structures sufficient and necessary in the reasonable opinion of Holdings or the Borrower for the continued use of such Mortgaged Real Property in the manner utilized prior to the Release;

             (ii) following the sale, transfer or other disposition of the proposed Released Real Property, the remaining Mortgaged Real Property shall comply in all material respects with applicable laws, rules, regulations and ordinances relating to environmental protection, zoning, land use, configuration and building and workplace safety (except for such non-compliance which has been previously consented to by the Collateral Agent);

             (iii) following the sale, transfer or other disposition of the proposed Released Real Property, the value of the remaining Mortgaged Real Property shall not be less than the value of such remaining Mortgaged Real Property prior to the Release due to such sale, transfer or other disposition;

             (iv) the Title Company shall be prepared to issue an endorsement to the Banks' title insurance policy relating to the Mortgaged Real Property confirming that after the proposed release, the Lien of the applicable Mortgage continues unimpaired as a first priority Lien upon the remaining Mortgaged Real Property subject only to Prior Liens, those Liens permitted by the Mortgage or previously consented to by the Collateral Agent;

             (v) Holdings shall cause to have been delivered to Collateral Agent a Survey reasonably acceptable to the

     Agent of the Mortgaged Real Property remaining after the proposed Released Real Property has been released; and

             (vi) Holdings or its Subsidiaries shall cause to have been delivered to Collateral Agent an Officer's Certificate certifying that the conditions set forth in subsections (i) through (v) have been satisfied.

          (D) Collateral Agent shall execute, acknowledge (if applicable) and deliver to Holdings or the Borrower counterparts of the documents described in subsections (B)(i) and (ii) of this Section 7.13 within 10 Business Days after receipt by Collateral Agent of a Release Notice provided that the Release Conditions and the Partial Release Conditions (if applicable) have been satisfied. Holdings or the Borrower shall (i) execute, deliver, obtain and record such instruments as Collateral Agent may require, including, without limitation, amendments to the Security Documents or this Agreement and, (ii) deliver to Collateral Agent such evidence of the satisfaction of the Release Conditions and the Partial Release Conditions as Collateral Agent may require and (iii) cause the Title Company to issue the endorsement referred to in subsection (C)(iv) of this Section 7.13. Holdings or the Borrower shall reimburse Collateral Agent, Agent and the Banks upon demand for all reasonable costs or expenses incurred in connection with any actions taken pursuant to this
Section 7.13.

          7.14.  Contingent Obligations.  Holdings will not, and will not permit
                 ----------------------
any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

             (i) guarantees resulting from endorsement of instruments for deposit or collection in the ordinary course of business;

             (ii)    Interest Rate Agreements, if any;

             (iii) obligations arising as a direct consequence of the Recapitalization or pursuant to the Cutex Manufacturing Agreement;

             (iv) obligations with respect to the Indebtedness permitted to be incurred under Section 7.04;

             (v) guarantees on a subordinated basis by the Borrower and any of the Subsidiaries of Holdings of the obli-gations of Holdings pursuant to the terms of the indenture governing the Senior Subordinated Notes; and

             (vi) other Contingent Obligations not to exceed $250,000 outstanding at any one time.

             7.15.  ERISA.  The Credit Parties will not, and will not
                    -----
permit any of their ERISA Affiliates to:

             (i) engage in any transaction in connection with which the Borrower or any of its ERISA Affiliates could be subject to either a tax imposed by Section 4975(a) of the Code or the corresponding civil penalty assessed pursuant to Section 502(i) of ERISA, which penalties and taxes for all such transactions could reasonably be expected to be in an aggregate amount in excess of $500,000;

             (ii) permit to exist any accumulated funding deficiency, for which a waiver has not been obtained from the Internal Revenue Service, with respect to any Pension Plan;

             (iii) permit to exist any failure to make contributions or any unfunded benefits liability which creates, or with the passage of time would create, a statutory lien or requirement to provide security under ERISA or the Code in favor of the PBGC or any Pension Plan, Multiemployer Plan or other entity;

             (iv) permit the sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 87) under all Title IV Plans (excluding each Title IV Plan with an amount of unfunded benefit liabilities of zero or less) to exceed $2,500,000 for a period in excess of twelve months; or

             (v) fail to make any payment to any Multiemployer Plan that it or any of its ERISA Affiliates may be required to make under such Multiemployer Plan, any agreement relating to such Multiemployer Plan, or any law pertaining thereto.

          As used in this Section 7.15, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, and the term "amount of unfunded benefit liabilities" has the meaning specified in Section 4001(a)(18) of ERISA.

          7.16.  Merger and Consolidations.  No Credit Party will merge or
                 -------------------------
consolidate with or into any other entity; provided that any Subsidiary of
                                           --------
Holdings may be merged or consolidated with or into (i) Holdings, if Holdings is the continuing or surviving corporation or (ii) any other such Subsidiary, if the continuing or surviving corporation is a Wholly Owned Subsidiary of Holdings.

          7.17.  Sale and Lease-Backs.  Holdings will not, and will not permit
                 --------------------
any of its Subsidiaries to, directly or indirectly, become or thereafter remain liable as lessee or as guarantor or other surety with respect to the lessee's obligations under any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which Holdings or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (ii) which Holdings or any such Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Holdings or any such Subsidiary to any Person in connection with such lease, if in the case of clause
(i) or (ii) above, such sale and such lease are part of the same transaction or a series of related transactions or such sale and such lease occur with one year of each other or are with the same other Person.

          7.18.  Sale or Discount of Receivables.  Holdings will not, nor will
                 -------------------------------
it permit any of its Subsidiaries to, sell, with or without recourse, or discount (other than in connection with trade discounts or arrangements necessitated by the creditworthiness of the other party, in each case in the ordinary course of business consistent with past practice) or otherwise sell for less than the face value thereof, notes receivable or accounts receivable owed to it by its third party customers or suppliers.

          7.19.  Fine Products Company.  Holdings will not, and will not permit
                 ---------------------
any Subsidiary to, transfer any cash or other property to Fine Products, other than transfers of cash in amounts needed to enable Fine Products to pay amounts not to exceed $25,000 in the aggregate then required to be paid by Fine Products to Persons that are not Affiliates of Holdings. Holdings will not permit Fine Products to engage in any business activity.

          SECTION 8.  Events of Default.  Upon the occurrence and during the
                      -----------------
continuance of any of the following specified events (each an "Event of Default"):

          8.01.  Payments.  The Borrower shall (i) default in the payment when
                 --------
due of any principal of the Loans, (ii) default, and such default shall continue for two or more Business Days, in the payment when due of any interest on the Loans or under any other Credit Document or (iii) fail to pay any other amounts owing hereunder for five Business Days after receiving notice thereof; or

          8.02.  Representations, etc.  Any representation, warranty or
                 --------------------
statement made or deemed made by operation of Sections 4.01, 4.02, 4.03 or 4.04 by any Credit Party herein or in any other Credit Document or in any written statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made by operation of Sections 4.01, 4.02, 4.03 or 4.04; or

          8.03.  Covenants.  Any Credit Party shall (a) default in the due
                 ---------
performance or observance by it of any term, covenant or agreement contained in
Section 6.11, 6.13, 6.14, 6.16 or Section 7 hereof or Section 1.1 of any Mortgage or (b) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least 30 days (or, in the case of Section 6.15(iii), 5 Business Days) after the date of such default; or

          8.04.  Default Under Other Agreements.  (a) Any Credit Party shall (i)
                 ------------------------------
default in any payment with respect to any Indebtedness (other than Obligations) having a principal amount of $500,000 or more individually or $1,000,000 or more in the aggregate, for all Credit Parties and their Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of any Credit Party or any of its respective Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          8.05.  Bankruptcy, etc.  Any Credit Party shall commence a voluntary
                 ---------------
case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Credit Party or any of its Subsidiaries and the petition is not controverted within 20 days, or is not dismissed for a period of 60 consecutive days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Credit Party or any of its Subsidiaries; or any Credit Party or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party or any of its Subsidiaries; or there is commenced against any Credit Party or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 consecutive days; or any Credit Party or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and continues unstayed for a period of 60 consecutive days; or any Credit Party or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 consecutive days; or any Credit Party or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          8.06.  ERISA.  (i)  Any "reportable event" as described in Section
                 -----
4043 of ERISA or the regulations thereunder (excluding those events for which the requirement for notice has been waived by regulation by the PBGC), or any other event or condition, which the Required Banks determine constitutes reasonable grounds under Section 4042 of ERISA for the termination of any Title IV Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Title IV Plan shall have occurred; or

             (ii) A trustee shall be appointed by a United States District Court to administer any Title IV Plan; or

            (iii) The PBGC shall institute proceedings to terminate any Title IV Plan or to appoint a trustee to administer any Title IV Plan; or

             (iv) A Credit Party or any of its ERISA Affiliates shall become liable to the PBGC or any other party under Section 4062, 4063, 4064 or 4069 of ERISA with respect to any Title IV Plan; or

              (v) A Credit Party or any of its ERISA Affiliates shall become liable to any Multiemployer Plan under Section 4201 et seq. of ERISA;
                                                    -- ---

if the sum of each of such Credit Party's and its ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the PBGC or to any other party under Section 4062, 4063, 4064 or 4069 of ERISA with respect to any Title IV Plan, or to any Multiemployer Plan under Section 4201 et seq. of ERISA) which the Required Banks determine could reasonably be
     ------
expected to be incurred as a result of such events listed in subclauses (i) through (v) above exceeds $1,000,000; or

          8.07.  Security Documents.  Any Security Document shall cease to be in
                 ------------------
full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons and subject to no Liens other than Prior Liens and Liens expressly permitted by the applicable Security Document or any judgment creditor having a Lien against any item of Collateral shall commence legal action to foreclose such Lien or otherwise exercise its remedies against any item of Collateral; or

          8.08.  Guarantees.  Any Guarantee or any provisions thereof shall
                 ----------
cease to be in full force or effect in all material respects, or the Guarantor thereunder or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such Guarantee or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Guarantee; or

          8.09.  Judgments.  One or more judgments or decrees shall be entered
                 ---------
against any Credit Party or any of its Subsidiaries involving a liability of $500,000 or more in the case of any one such judgment or decree or $1,000,000 or more in the aggregate for all such judgments and decrees for all Credit Parties and their Subsidiaries (in either case in excess of the amount covered by insurance as to which the insurance company has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal for a period of 60 consecutive days from the entry thereof; or

          8.10.  Ownership; Board Composition.  (i)  Holdings shall own less
                 ----------------------------
than 100% (on a fully diluted basis) of the issued and outstanding capital stock of the Borrower, other than securities issued in the ordinary course of business under any stock option or other benefit plan available to the employees or directors of the Borrower or any of its Subsidiaries (each of clauses (i), (ii) and (iii) of this Section 8.10 a "Change of Control"); or

          (ii) (x) DNL Partners, Limited Partnership, together with the DNL Affiliates, in the aggregate, cease to own or control at least more than 50% of the Total Voting Power of Holdings, or (y) in the event that DNL Partners, Limited Partnership distributes to its partners (pursuant to the terms of its partnership agreement) all of the capital stock of Holdings owned by DNL Partners, Limited Partnership, if, following such distribution, DNL Partners, Limited Partnership, together with the DNL Affiliates, in the aggregate, cease to own or control at least 33-1/3% of the Total Voting Power of Holdings;

provided that, for purposes of the calculations made pursuant to this paragraph
--------
(ii) (I) in the event any shares of Class B Common Stock of Holdings are converted into either shares of Class A Common Stock or Class C Common Stock of Holdings (in any combination), then all such shares of Class A Common Stock and/or Class C Common Stock issued upon such conversion shall be excluded and
(II) in the event shares of capital stock of Holdings are issued by Holdings as consideration in whole or in part for the acquisition, directly or indirectly, of another entity and the Aggregate Market Value of such shares of stock so issued is more than $25,000,000, then all shares of capital stock of Holdings issued in connection with such acquisition shall be excluded. For purposes of the foregoing proviso the term "Aggregate Market Value" means (a) the average closing price per share of the relevant class of Holdings capital stock during the 10 consecutive trading day period preceding the tenth trading day immediately preceding the closing date of the acquisition transaction with respect to which such shares are to be issued, times (b) the number of shares of such class of capital stock issued by Holdings in such acquisition transaction. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on The New York Stock Exchange as reported on the NYSE composite tape as reported in The Wall Street Journal or another newspaper of general circulation
            -----------------------
in the Borough of Manhattan, City of New York, New York customarily published on each business day or (2) if the relevant shares of capital stock are not listed on The New York Stock Exchange, on the principal national securities exchange on which the relevant shares of capital stock of Holdings are listed or to which such shares are admitted to trading or (3) if the relevant shares of capital stock are not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by NASDAQ or any comparable system or
(4) if the relevant shares of capital stock are not listed on NASDAQ or a comparable system, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph, the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of Holdings; or

          (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Holdings was approved by a vote of a majority of the directors then still in office who are entitled to vote to elect such new directors and were either directors at the beginning of such period or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Holdings then in office; or

          8.11.  Certain Transactions Involving Carson Holdings Limited.
                 ------------------------------------------------------
Holdings shall consolidate with or merge into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, Carson Holdings Limited;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Banks, by written notice to Holdings and the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against Holdings or the Borrower, except as otherwise specifically provided for in this Agreement (provided that if an Event of
                                             --------
Default specified in Section 8.05 shall occur, with respect to any Credit Party, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon the

Commitment of each Bank shall forthwith terminate immediately and any accrued and unpaid Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and accrued interest in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and/or (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the remedies created pursuant to the Security Documents. If an Event of Default is cured or waived in accordance with the terms of the Agreement, it ceases (or is waived, pursuant to the terms, and to the extent, of such waiver).

          SECTION 9.  Definitions.  As used herein, the following terms shall
                      -----------
have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Account" means all of the "accounts" of Holdings and its Subsidiaries
           -------
(as that term is defined in Section 9-106 of the Uniform Commercial Code as in effect in the State of New York) whether or not such Account has been earned by performance, whether now existing or existing in the future, including, without limitation, all (i) accounts receivable, including, without limitation, all accounts created by or arising from all of Holdings' and its Subsidiaries' sales of goods or rendition of services or licensing or subleasing of any of Holdings' and its Subsidiaries' Intellectual Property; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by Holdings' and its Subsidiaries with respect to any such accounts receivable or any account debtor; (v) guarantees or collateral for any of the foregoing; and (vi) insurance policies or rights relating to any of the foregoing.

          "Acquisition Portion" means, at any time, the portion of the Loan
           -------------------
Facility evidenced by the Total Acquisition Term Loan Commitment.

          "Acquisition Term Loan" has the meaning provided in Section
           ---------------------
1.01(b).

          "Acquisition Term Loan Closing Date" has the meaning provided
           ----------------------------------
in Section 1.01(b).

          "Acquisition Term Loan Commitment" means, with respect to each Bank,
           --------------------------------
the amount set forth below such Bank's name on the signature pages hereto beside the column entitled "Acquisition Term Loan Commitment", as same may be reduced from time to time pursuant to Sections 2.01, 3.02 and/or 8.

          "Acquisition Term Loan Commitment Termination Date" means
           -------------------------------------------------
November 6, 1998.

          "Acquisition Term Note" has the meaning provided in Section
           ---------------------
1.05(a)(ii).

          "Additional Collateral" has the meaning provided in Section 6.13.
           ---------------------

          "Additional Real Property" has the meaning provided in Section 6.13.
          ------------------------


          "Affiliate" means with respect to any Person, any other Person
           ---------
directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person; provided that neither Indosuez nor any
                                          --------
Affiliate of Indosuez shall be deemed to be an Affiliate of any Credit Party. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means Indosuez, or any successor thereto appointed in
           -----
accordance herewith, in its capacity as agent and collateral agent for the Banks.

          "Agent's Office" means the office of the Agent located at 1211 Avenue
           --------------
of the Americas, 7th Floor, New York, New York 10036, or such other office in New York as the Agent may hereafter designate in writing as such to the other parties hereto.

          "Agreement" means this Credit Agreement, as the same may after its
           ---------
execution be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "AM Manufacturing Agreement" means the manufacturing agreement dated
           --------------------------
as of April 30, 1997, between the Borrower and AM Cosmetics, Inc., relating to the manufacturing by AM Cosmetics, Inc. of certain products for the Borrower.

          "Asset Sale" means the sale, transfer or other disposition, to the
           ----------
extent consummated after the Closing Date, (x) by Holdings of the Securities of the Borrower held by it to any Person or (y) by Holdings or any Subsidiary of Holdings to any Person other than Holdings or any Wholly Owned Subsidiary of Holdings of any asset of Holdings or such Subsidiary (other than, in each such case, (i) transactions included in the definition of Net Financing Proceeds,
(ii) the issuance of equity securities under any stock option or other benefit plan available to the employees or directors of the Borrower or any of its Subsidiaries, (iii) sales, transfers or other dispositions of inventory in the ordinary course of business and/or of equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of Holdings or any of its Subsidiaries or should be replaced, as the case may be, in each case as determined in good faith by the board of directors of Holdings or its Subsidiary, as the case may be, effected in compliance with Section 7.13(A)(iv) or (v), and (iv) sales or other dispositions pursuant to Section 7.13(A)(v), (vi) or (vii)).

          "Authorized Officer" means any senior officer of the Borrower or
           ------------------
Holdings, as the case may be, designated as such in writing to the Agent by the Borrower or Holdings, as the case may be, to the extent reasonably acceptable to the Agent.

          "Bank" has the meaning provided in the first paragraph of this
           ----
Agreement and in Section 11.04.

          "Bankruptcy Code" has the meaning provided in Section 8.05.
           ---------------

          "Base Rate" means the higher of (x) 1/2% per annum in excess of the
           ---------                               ---------
Federal Funds Rate and (y) the rate which the Agent announces from time to time as its prime lending rate, as in effect from time to time. The rate the Agent announces as its prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the rate it announces as its prime lending rate.

          "Base Rate Loan" means each Loan bearing interest based on the
           --------------
Base Rate as provided in Section 1.08(a).

          "Borrower" means Carson Products Company, a Delaware corporation.
           --------

          "Borrower General Security Agreement" means the Borrower General
           -----------------------------------
Security Agreement substantially in the form of Exhibit H hereto, except for such changes therein as shall have been approved by the Agent and the Required Banks, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

          "Borrower Intellectual Property Security Agreement" means the Borrower
           -------------------------------------------------
Intellectual Property Security Agreement substantially in the form of Exhibit G hereto, except for such changes therein as shall have been approved by the Agent and the Required Banks, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

          "Borrower Pledge Agreement" means the Borrower Securities Pledge
           -------------------------
Agreement substantially in the form of Exhibit F-1 hereto, except for such changes therein as shall have been approved by the Agent and the Required Banks, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

          "Borrowing" means the incurrence pursuant to a Notice of Borrowing and
           ---------
the Loan Facility of one Type of Loan by a Borrower from all of the Banks on a pro rata basis on a given date (or resulting from conversions on a given date),
--------
having in the case of Reserve Adjusted Eurodollar Loans the same Interest
Periods.

          "Borrowing Base" means an amount equal to the sum of (i) 85% of the
           --------------
Eligible Accounts Receivable and (ii) 50% of the Eligible Inventory.

          "Borrowing Base Certificate" has the meaning provided in
           --------------------------
Section 6.01.

          "Business Day" means (i) for all purposes other than as covered by
           ------------
clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in The City of New York or Savannah, Georgia a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Reserve Adjusted Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Capital Lease" of any Person means any lease of any property (whether
           -------------
real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

          "Capitalized Lease Obligations" of any Person means all obligations
           -----------------------------
under Capital Leases of such Person or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Carson Holdings Limited" means a South African majority owned
           -----------------------
subsidiary of the Borrower.

          "Carson Holdings Limited Share Incentive Trust" means the trust
           ---------------------------------------------
pursuant to which certain additional shares of common stock of Carson Holdings Limited may be issued from time to time.

          "Cash" means money, currency or a credit balance in a Deposit
           ----
Account.

          "Cash Equivalents" means (i) securities issued or directly and fully
           ----------------
guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
                         --------
States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Ratings Group ("S&P") or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") having maturities of not more than one year from the date of acquisition, (iii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof or by Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iv) commercial paper and variable or fixed rate notes issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition, (v) repurchase agreements with any Bank or any primary dealer in U.S. government securities maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents; provided that the terms of such repurchase agreements comply with
             --------
the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985, and (vi) investments in money market mutual funds, all of the assets of which are invested in securities and instruments of the types set forth in clauses (i) through (iv) above.

          "Certificate of Incorporation" means the respective certificates
           ----------------------------
of incorporation of Holdings or the Borrower.

          "Change of Control" has the meaning provided in Section 8.10.
           -----------------

          "Closing Date" means the date on or before November 6, 1997 on which
           ------------
this Agreement is signed and the consummation of the Offering occurs.

          "Code" means the Internal Revenue Code of 1986, as amended
           ----
from time to time.

          "Collateral" means all of the Pledged Collateral, Pledged Securities
           ----------
and Mortgaged Real Property and all Addi-tional Collateral and Additional Real Property to the extent not otherwise included in any of the foregoing.

          "Collateral Agent" means Indosuez in its capacity as collateral
           ----------------
agent for the Banks.

          "Collective Bargaining Agreement" means the Collective Bargaining
           -------------------------------
Agreement set forth in Annex V.

          "Commercial Letter of Credit" means any letter of credit or similar
           ---------------------------
instrument issued for the account of the Borrower for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business of the Borrower or such Subsidiaries.

          "Commitment" means, with respect to each Bank, such Bank's Acquisition
           ----------
Term Loan Commitment and Revolving Loan Commitment.

          "Commitment Commission" has the meaning provided in Section
           ---------------------
2.03.

          "Compliance Certificate" means a certificate issued pursuant to
           ----------------------
Section 6.01(f) signed by a chief financial officer, controller, chief accounting officer or other Authorized Officer of Holdings or the Borrower.

          "CONOPCO" means CONOPCO, Inc. d/b/a Chesebrough-Ponds USA Co.,
           -------
a subsidiary of Unilever plc.

          "Consolidated Amortization Expense" for any Person means, for any
           ---------------------------------
period, the consolidated amortization expense of such Person for such period (including amortization of any step-up in value of Inventory or other assets as may be required by purchase accounting), determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

          "Consolidated Capital Expenditures" of any Person means, for any
           ---------------------------------
period, the aggregate gross increase during that period, in the property, plant or equipment reflected in the consolidated balance sheet of such Person and its consolidated Subsidiaries, in conformity with GAAP, but excluding expenditures made in connection with the replacement, substitution or restoration of assets
(i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (iii) with regard to equipment that is purchased simultaneously with the trade-in of existing equipment, fixed assets or improvements, the credit granted by the seller of such equipment for the trade-in of such equipment, fixed assets or improvements; provided that Consolidated Capital Expenditures
                              --------
shall in any event include the purchase price paid in connection with the acquisition of any other Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment.

          "Consolidated Compensation Expense" for any Person means, for any
           ---------------------------------
period, the consolidated compensation expense incurred by such Person during such period (x) in connection with long-term incentive compensation arrangements entered into by such Person or any of its consolidated Subsidiaries with officers and employees of such Person or any consolidated Subsidiary of such Person prior to the consummation of the Holdings IPO and (y) in connection with issuances of shares of the capital stock of such Person or any of its consolidated Subsidiaries to directors, officers and/or employees of such Person or any of its consolidated Subsidiaries prior to the consummation of the Holdings IPO, in each such case determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

          "Consolidated Current Assets" means, with respect to any Person as at
           ---------------------------
any date of determination, the total assets of such Person and its consolidated Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of such Person and its Subsidiaries (provided that
                                                                --------
with respect to the Borrower, there shall be added to such amount the amount of LIFO reserve as reflected in the then most recent consolidated financial statements of Holdings delivered by Holdings pursuant to Section 6.01(a), (b) and (c)), all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

          "Consolidated Current Liabilities" means, with respect to any Person
           --------------------------------
as at any date of determination, the total liabilities of such Person and its consolidated Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans and of any Existing Indebtedness) on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

          "Consolidated Depreciation Expense" for any Person means, for any
           ---------------------------------
period, the consolidated depreciation expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

          "Consolidated EBITDA" for any Person means, for any period, the
           -------------------
difference between (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) Consolidated Tax Expense, (iv) Consolidated Depreciation Expense, (v) Consolidated Compensation Expense and (vi) Consolidated Amortization Expense less (B) the sum
                                                                ----
of the amounts for such period of (i) interest income, (ii) net gains on sales of assets to the extent included in Consolidated Net Income, whether or not extraordinary (excluding sales in the ordinary course of business) and other extraordinary gains, as adjusted for the impact of the application of the last-in, first-out (LIFO) method of valuing inventory (to the extent such adjustments are non-Cash), which adjustment is made by (x) adding to the sum in clause (A) above the amount of LIFO provision for such period, if any, which had the effect of decreasing the Consolidated Net Income of the Borrower and its Subsidiaries for such period or (y) adding to the sum in clause (B) above the amount of LIFO recovery for such period, if any, which had the effect of increasing the Consolidated Net Income of the Borrower and its Subsidiaries for such period, and (iii) for the Borrower only, non-cash compensation expense related to and in connection with the chief executive officer's Employment Agreement, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

          "Consolidated EBITDAC" for any Person means, for any period,
           --------------------
Consolidated EBITDA for such period minus Consolidated Capital Expenditures for
                                    -----
such period.

          "Consolidated Indebtedness" for any Person means, at any date, the
           -------------------------
aggregate amount of Indebtedness of such Person and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" for any Person means, for any period,
           -----------------------------
the sum of (x) total interest expense (including that attributable to Capital Leases in accordance with GAAP) and (y) total cash dividends paid on any preferred stock, in each case of such Person and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness and preferred stock of such Person and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP. For purposes of clause (y) above, dividend requirements shall be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to such dividend requirements multiplied by a fraction, the numerator of which is such dividend requirement and the denominator of which is 1 minus the applicable actual combined Federal, state, local and foreign income tax rate of such Person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

          "Consolidated Net Income" for any Person means, for any period, the
           -----------------------
net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any other
--------
Person (other than consolidated Subsidiaries of such Person) in which any third Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period, (ii) the income (or loss) of any other Person accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries or such other Person's assets are acquired by such Person or any of its consolidated Subsidiaries, and (iii) the income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that consolidated Subsidiary.

          "Consolidated Tax Expense" for any Person means, for any period, the
           ------------------------
consolidated tax expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

          "Contingent Obligations" means, as to any Person, without duplication,
           ----------------------
any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include
--------  -------
endorsements of instruments for deposit or collection in the ordinary course of business and amounts that are permitted by Section 7.14. The amount of any Contingent Obligation shall be deemed to be an amount equal to the maximum amount that such Person may be obligated to expend pursuant to the terms of such Contingent Obligation or, if such Contingent Obligation is not so limited, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Credit Documents" means (i) this Agreement, (ii) each Note, (iii)
           ----------------
each Guarantee and (iv) each Security Document.

          "Credit Party" means at all times Holdings and the Borrower and each
           ------------
Subsidiary of Holdings that pledges any stock, grants any Lien or issues any Guarantee pursuant to any Credit Document.

          "Cutex Manufacturing Agreement" means the manufacturing agreement
           -----------------------------
dated as of April 30, 1997 between the Borrower and CONOPCO relating to the manufacture by CONOPCO of certain products for the Borrower.

          "Default" means any event, act or condition which with notice or lapse
           -------
of time, or both, would constitute an Event of Default.

          "Designated Acquisition" means such acquisition as shall be effected
           ----------------------
by the Borrower with the proceeds of an Acquisition Term Loan; provided that the
                                                               --------
Designated Acquisition entity engages in the manufacture, distribution and/or sale of health and beauty aids, cosmetics and/or other personal care products, and businesses ancillary, complementary or reasonably related thereto, and reasonable extensions thereof.

          "Destruction" has the meaning assigned to that term in each Mortgage.
           -----------

          "Dividends" has the meaning provided in Section 7.07.
           ---------

          "DNL Affiliates" means Vincent A. Wasik, S. Garrett Stonehouse,
           --------------
Lawrence E. Bathgate, II and Morningside, in each case together with Affiliates thereof, any member of the immediate family of any of the foregoing, or any trust or foundation for the benefit of any of the foregoing.

          "Dollars" means United States Dollars.
           -------

          "Effective Date" has the meaning provided in Section 11.10.
           --------------

          "Eligible Accounts Receivable" means, as at any applicable date of
           ----------------------------
determination, the aggregate face amount of the Borrower's and its Subsidiaries' Accounts included in clause (i) of the definition of Account hereunder (excluding any Accounts set forth in clauses (ii) through (vi) of such definition), without duplication, in each case less (without duplication) the aggregate amount of all reserves, limits and deductions with respect to such Accounts set forth below and less the aggregate amount of all returns, discounts, claims, rebates, offsets, credits, charges (including warehouseman's charges) and allowances of any nature with respect to such Accounts (whether issued, owing, granted or outstanding). Unless otherwise approved in writing by the Agent in its sole discretion, no individual Account shall be deemed to be an Eligible Account Receivable if:

             (a) the Borrower or its Subsidiary does not have legal and valid title to the Account; or

             (b) the Account is not the valid, binding and legally enforceable obligation of the account debtor subject, as to enforceability, only to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of creditors' rights generally and (ii) judicial discretion in connection with the remedy of specific performance and other equitable remedies; or

             (c) the Account arises out of a sale made by the Borrower to an Affiliate of the Borrower; or

             (d) the Account or any portion thereof is unpaid more than 90 days after the original invoice date, with respect to Accounts the invoice for which provides that payment is due in 60 days or less from the date of such invoice; or

             (e) the Account is unpaid more than 30 days after the original payment due date, with respect to Accounts the invoice for which provides that payment is due more than 60 days from the date of such invoice; provided, however, that the aggregate amount of all invoices providing for
     --------  -------
     payment more than 60 days from the date of the invoice that may constitute Eligible Accounts Receivable shall not exceed 7 1/2% in face value of all Accounts of the Borrower and its Subsidiaries then outstanding at any one time; or

             (f) such Account, when aggregated with all other Accounts of the same account debtor (or any Affiliate thereof), exceeds 20% in face value of all Accounts of the Borrower and its Subsidiaries then outstanding, to the extent of such excess; or

             (g) (i) the account debtor for such Account is also a creditor of the Borrower, to the extent of the amount owed by the Borrower to the account debtor, (ii) the Account is subject to any claim on the part of the account debtor disputing liability under such Account in whole or in part, to the extent of the amount of such dispute or (iii) the Account otherwise is or is reasonably likely to become subject to any right of setoff or any counterclaim, claim or defense by the account debtor, to the extent of the amount of such setoff or counterclaim, claim or defense; or

             (h) the account debtor for such Account has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

             (i) the Agent does not have a valid and perfected first priority security interest in such Account (subject only to a tax lien being contested in good faith and by appropriate proceedings and permitted by
     Section 7.03(a)); or

             (j) the sale to the account debtor for such Account is on a consignment, sale on approval, guaranteed sale or sale-and-return basis or pursuant to any written agreement requiring repurchase or return (other than return arrangements in the ordinary course of business consistent with the past business practices of the Borrower); or

             (k) such Account is from an account debtor (or any Affiliate thereof) and 50% or more, in face amount, of other Accounts from either such account debtor or any Affiliate thereof are due or unpaid for more than 90 days after the original invoice date; or

             (l) 50% or more, in face amount, of other Accounts from the same account debtor for such Account are not deemed Eligible Accounts Receivable hereunder; or

             (m) the account debtor for such Account is a foreign Governmental Authority; or

             (n) such Account is an Account a security interest in which would be subject to the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. (S) 3727 et seq.), unless (i) such Account, together with all other
                     -- ---
     Eligible Accounts a security interest in which would be subject to such Act, does not exceed 7 1/2% in face value of all Eligible Accounts of the Borrower and its Subsidiaries then outstanding, or (ii) the Borrower has assigned the Account to the Agent in compliance with the provisions of such Act; or

             (o) the account debtor for such Account is outside the United States or Canada or incorporated in or conduct-ing substantially all of its business in any jurisdiction located outside the United States, unless the sale is (i) on letter of credit or sight draft, guaranty or acceptance terms, consistent with past business practices of the Borrower, not to exceed 5% in face value of all Eligible Accounts of the Borrower and its Subsidiaries then outstanding or (ii) such Account is otherwise approved by and reasonably acceptable to the Agent; or

             (p) the Agent determines in good faith in accordance with its internal credit policies that such Account may not be paid by reason of the account debtor's financial inability to pay; provided, however, that any
                                                  --------  -------
     Account referred to in this clause (p) shall not become ineligible until the Agent shall have given the Borrower five Business Days' advance notice of such determination; or

             (q) the goods giving rise to such Account have not been shipped or the services giving rise to such Account have not been performed by the Borrower or the Account otherwise does not represent a final sale; or

             (r) such Account does not comply in all material respects with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended.

          In addition to the foregoing, Eligible Accounts Receivable includes such Accounts as the Borrower requests and that the Agent approves in advance, in writing and in its sole discretion (or if the aggregate face amount to be approved exceeds $750,000 at any one time, the approval of the Required Banks has been obtained in writing).

          "Eligible Assignee" means (i) a commercial bank organized under the
           -----------------
laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $250,000,000; (iii) a finance company, insurance company or other financial institution organized under the laws of the United States, or any State thereof, that is engaged in purchasing or otherwise investing in commercial loans in the ordinary course of business, having total assets in excess of $100,000,000; or (iv) an entity managed by a Bank or Affiliate of a Bank; provided that the Com-
                     --------
mitment held by such entity is less than $20,000,000; and, in each such case, which is otherwise reasonably acceptable to the Borrower.

          "Eligible Inventory" means (A) the gross amount of Inventory of the
           ------------------
Borrower and its Subsidiaries, valued at the lower of cost (on a FIFO basis) or market, which (i) is owned solely by the Borrower or its Subsidiary and with respect to which the Borrower or its Subsidiary has good, valid and marketable title; (ii) is stored on property that is either (a) owned or leased by the Borrower or its Subsidiary or (b) owned or leased by a warehouseman that has contracted with the Borrower or its Subsidiary to store Inventory on such warehouseman's property (provided that, with respect to Inventory contracted to
                         --------
be stored on property leased by the Borrower or its Subsidiary, the Borrower or its Subsidiary shall deliver to the Agent immediately following the execution of such storage contract a Landlord Lien Assurance and, with respect to the Inventory stored on property owned or leased by a warehouseman, the Borrower or its Subsidiary shall deliver to the Agent acknowledgment agreements executed by such warehouseman); (iii) is subject to a valid, enforceable and first priority Lien in favor of the Agent (subject to a tax lien being contested in good faith and by appropriate proceedings and permitted by Section 7.03(a), and except with respect to Eligible Inventory stored at sites described in clause (ii)(b) above, for Liens for normal and customary warehouseman charges); (iv) is located in the United States; and (v) is not, in the reasonable judgment of the Agent, obsolete or slow moving in relation to customary industry practice, and which otherwise conforms to the requirements for eligibility contained in clauses (i) - (iv) hereof; (B) less the amount of any goods returned or rejected by the Borrower's
            ----
or its Subsidiaries' customers and goods in transit to third parties (other than to the Borrower's or its Subsidiaries' agents or warehousemen that comply with clause (A)(ii)(b) above); and (C) less the amount of any reserves for special
                                  ----
order goods and market value declines in accordance with GAAP. In addition to the foregoing, Eligible Inventory shall include such items of the Borrower's and its Subsidiaries' Inventory as the Borrower shall request and that the Agent approves in advance, in writing and in its sole discretion (or if the aggregate amount to be approved exceeds $500,000 at any one time, the approval of the Required Banks has been obtained).

          "Employment Agreements" means the employment agreements between the
           ---------------------
Borrower and (i) Joyce Roche, dated as of June 7, 1995, as amended, (ii) Dennis
E. Smith, dated as of

June 7, 1995, as amended, and (iii) Dr. Leroy Keith dated as of August 23, 1995, as amended.

          "Environment" shall mean any surface water, ground water, drinking
           -----------
water supply, land surface or subsurface strata or ambient air and includes, without limitation, any indoor location.

          "Environmental Authorizations" has the meaning provided in
           ----------------------------
Section 5.22.

          "Environmental Laws" shall mean all federal, state, local and foreign
           ------------------
laws, codes, regulations, ordinances, requirements, directives, orders, common law, and administrative or judicial interpretations thereof that may be enforced by any Governmental Authority or court, relating to pollution, the protection of human health, the protection of the Environment, or the emission, discharge, disposal or other release or threatened release of Hazardous Materials in or into the Environment.

          "Environmental Notice" shall mean any written notice or claim by any
           --------------------
Governmental Authority or other third party alleging liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, compliance costs or harm, injuries or damages to any person, property or natural resources, or any fines or penalties) arising out of, based upon, resulting from or relating to any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" means any entity, whether or not incorporated, which
           ---------------
is under common control or would be considered a single employer with a Credit Party within the meaning of Section 414(b), (c) or (m) of the Code and regulations promulgated under those sections or within the meaning of section 4001(b) of ERISA and regulations promulgated under that section.

          "Eurodollar Rate" means with respect to each Interest Period for a
           ---------------
Reserve Adjusted Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to leading banks in the interbank Eurodollar market by each of the Reference Banks for dollar deposits in such Reference Bank of amounts in same day funds comparable to the outstanding principal amount of the Reserve Adjusted Eurodollar Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if any Reference Bank fails to provide the Agent with its
--------
aforesaid rate, then the Eurodollar Rate shall be determined based on the rate or rates provided to the Agent by a bank designated by the Required Banks and reasonably approved by the Borrower.

          "Event of Default" has the meaning provided in Section 8.
           ----------------

          "Excess Cash Flow" means, without duplication, for any Person for any
           ----------------
period for which such amount is being determined, (i) Consolidated Net Income,

minus (ii) any amount which is both (x) included in Consolidated Net Income and
-----
(y) required to be applied to the prepayment of the Loans pursuant to Section 3.02(A), plus (minus) (iii) the amount of depreciation, depletion, amortization
         ----
of intangibles, deferred taxes and other non-cash expenses (revenues) which, pursuant to GAAP, were deducted (added) in determining such Consolidated Net Income of such Person minus (plus) (iv) additions (reductions) to working
                      -----
capital for such period (i.e., the increase or decrease in Consolidated Current
                         ---
Assets (excluding Cash or Cash Equivalents which are either Net Cash Proceeds or Net Financing Proceeds required to be applied to the prepayment of the Loans pursuant to Section 3.02(A)(e) of such Person from the beginning to the end of such period) of such Person minus the increase or decrease in Consolidated Current Liabilities) minus (v) the amount of Consolidated Capital Expenditures
                     -----
that are paid other than from the proceeds of borrowings in such period minus
                                                                        -----
(vi) Scheduled Acquisition Term Loan Principal Payments and voluntary prepayments of Loans not subject to reborrowing made during such period. For purposes of the foregoing and without duplication, Consolidated Net Income will exclude (x) all net losses on the sale of capital assets or out of the ordinary course of business and (y) all write-downs of capital assets.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Existing Debt" means the Indebtedness of Holdings and its
           -------------
Subsidiaries set forth on Annex III.

          "Existing Leases" means the Leases of Holdings and its
           ---------------
Subsidiaries set forth on Annex XV.

          "Federal Funds Rate" means on any one day the weighted average of the
           ------------------
rate on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published as of such day by the Federal Reserve Bank of New York, or if not so published, the rate then used by leading banks in extending overnight loans to other leading banks.

          "Final Acquisition Term Loan Maturity Date" means the last Business
           -----------------------------------------
Day of October, 2005.


          "Final Revolving Loan Maturity Date" means the last Business Day of
           ----------------------------------
October, 2003.

          "Financing Proceeds" means the cash (other than Net Cash Proceeds or
           ------------------
proceeds of any sale, transfer or other disposition of assets excluded from the definition of "Asset Sale" by the exceptions contained therein) received by Holdings (except for proceeds of the Senior Subordinated Notes which shall be applied as set forth in Section 4.01(E)), the Borrower and/or any of its Subsidiaries, directly or indirectly, from any financing transaction of whatever kind or nature, including without limitation from any incurrence of Indebtedness, any mortgage or pledge of an asset or interest therein (including a transaction which is the substantial equivalent of a mortgage or pledge), from the sale of tax benefits, from a lease to a third party and a pledge of the lease payments due thereunder to secure Indebtedness, from a joint venture arrangement, from an exchange of assets and a sale of the assets received in such exchange, or any other similar arrangement or technique whereby Holdings or any of its Subsidiaries obtains Cash in respect of an asset, net of direct costs associated therewith. Financing Proceeds shall not include any amounts with respect to (i) the incurrence or refinancing of the Total Revolving Loan Commitment, (ii) the incurrence or refinancing of Indebtedness permitted by Sections 7.04(a), (b), (c) and (d) effected in accor-dance with the applicable provisions of such Sections, or (iii) transactions between any of the Borrower, Holdings and any Wholly Owned Subsidiaries of Holdings.

          "Fine Products" has the meaning provided in Section 5.24.
           -------------

          "FIRREA" means the Financial Institutions Reform, Recovery &
           ------
Enforcement Act of 1989, as amended from time to time, and any successor statute.

          "Foreign Bank" has the meaning provided in Section 3.04(c).
           ------------

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as in effect on the Effective Date, it being understood and agreed that determinations in accordance with GAAP for purposes of Sections 5, 6, 7 and 8 and all defined terms as used in this Agreement, are subject (to the extent provided therein) to Section 11.07(a).

          "General Security Agreements" means and includes the Borrower General
           ---------------------------
Security Agreement and any other general security agreements delivered pursuant to Section 6.13 or 6.14.

          "Government Acts" has the meaning provided in Section 1.13(I).
           ---------------

          "Governmental Authority" means any federal, state, local, foreign or
           ----------------------
other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body including, without limitation, those governing the regulation and protection of the Environment, whether now or hereafter in existence, or any officer or official thereof.

          "Guarantee" means and includes, once executed and delivered, each of
           ---------
the Holdings Guarantee and each Subsidiary Guarantee.

          "Guarantor" for purposes of this Agreement means, individually, each
           ---------
of Holdings and each Subsidiary which executes a Subsidiary Guarantee.

          "Hazardous Materials" means all pollutants, contaminants, or chemical,
           -------------------
industrial, hazardous or toxic materials, substances, constituents or wastes, including, without limita-tion, asbestos or asbestos-containing materials, polychlorinated biphenyls and petroleum, oil, or petroleum or oil products, derivatives or constituents, including, without limitation, crude oil or any fraction thereof.

          "Holdings" means Carson, Inc., a Delaware corporation.
           --------

          "Holdings Guarantee" means the Holdings Guarantee substantially in the
           ------------------
form of Exhibit E hereto, except for such changes as shall have been approved by the Agent and the Required Banks, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

          "Holdings IPO" means the initial public offering of common
           ------------
stock of Holdings, consummated on October 18, 1996.

          "Holdings Pledge Agreement" means the Holdings Securities Pledge
           -------------------------
Agreement substantially in the form of Exhibit F-2 hereto, except for such changes therein as shall have been approved by the Agent and the Required Banks, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

          "Indebtedness" of any Person means, without duplication, (i) all
           ------------
indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, other than current liabilities in respect of the foregoing, liabilities for accumulated postretirement benefit obligations and liabilities for deferred compensation,
(iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn and unpaid thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed by such first Person, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar
                                               ---
obligations, (vii) all obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person; provided that Indebtedness
                                                      --------
shall not include trade payables, accrued expenses, accrued dividends and accrued income taxes, in each case arising in the ordinary course of business.

          "Indosuez" means Credit Aqricole Indosuez.
           --------

          "Initial Bank" means a Bank that was an original signatory to
           ------------
this Agreement.

          "Initial Loans" means the initial loans made under this Agreement.
           -------------

          "Intellectual Property" has the meaning provided in Section 5.16.
           ---------------------

          "Intellectual Property Security Agreements" means and includes the
           -----------------------------------------
Borrower Intellectual Property Security Agreement and any other intellectual property security agreements delivered pursuant to Section 6.13 or 6.14.

          "Interest Margin" means, in respect of (i) Base Rate Loans that are
           ---------------
(a) Acquisition Term Loans, 1.00%, and (b) Revolving Loans, 0.50%; and (ii) Reserve Adjusted Eurodollar Loans that are (a) Acquisition Term Loans, 2.50%, and (b) Revolving Loans, 2.00%.

          "Interest Period" means, with respect to any Reserve Adjusted
           ---------------
Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Agreement" means any interest rate swap agreement,
           -----------------------
interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which the Borrower is a party, designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates.

          "Interest Rate Determination Date" means each date for calculating the
           --------------------------------
Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a Reserve Adjusted Eurodollar Loan.

          "Inventory" means all of the inventory of the Borrower and its
           ---------
Subsidiaries (on a consolidated basis) including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the business of the Borrower and its Subsidiaries;
(ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be fur-nished under contracts of service; and (iii) all goods returned or repossessed by the Borrower or any of its Subsidiaries.

          "Issuing Bank" means the Bank that agrees or is otherwise obligated to
           ------------
issue a Letter of Credit, determined as provided in Section 1.13(C).

          "Landlord Lien Assurance" means, with respect to any Real Property
           -----------------------
leased by Holdings or any of its Subsidiaries for use as a retail facility or for the storage of Inventory, either (i) an agreement executed by the landlord of such Real Property substantially in the form of Exhibit O hereto or (ii) a legal opinion or other evidence, in each case reasonably satisfactory to the Agent, that the laws of the jurisdiction or jurisdictions applicable to the lease and the retail or storage facility do not give rise to any Lien in favor of the landlord with respect to Inventory located at such facility.

          "Lease" means any lease, sublease, franchise agreement, license,
           -----
occupancy or concession agreement.

          "Letter of Credit" or "Letters of Credit" means (i) Standby Letter or
           ----------------      -----------------
Letters of Credit and (ii) Commercial Letter or Letters of Credit, in each case, issued or to be issued by Issuing Banks for the account of the Borrower pursuant to Section 1.13.

          "Letter of Credit Participation" has the meaning provided in
           ------------------------------
Section 1.13(A).

          "Letters of Credit Usage" means, as at any date of determination, the
           -----------------------
sum of (i) the maximum aggregate amount that is or at any time thereafter may become available under all Letters of Credit then issued and outstanding plus
                                                                         ----
(ii) the aggregate amount of all drawings under Letters of Credit honored by all Issuing Banks and not theretofore reimbursed by the Borrower; provided, however,
                                                              --------  -------
the Letters of Credit Usage of an Issuing Bank shall be deemed to be only such portion of the Letters of Credit Usage of such Issuing Bank which other Banks have not bought by participation pursuant to Section 1.13(A).

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
lien, claim, hypothecation, assignment for security or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Loan" means each and every Acquisition Term Loan or Revolving Loan.
           ----

          "Loan Facility" means the credit facility evidenced by the Total
           -------------
Acquisition Term Loan Commitments and the Total Revolving Loan Commitments.

          "Loss Proceeds" has the meaning provided in Section 3.02(A)(h).
           -------------

          "Management Agreement" means the management assistance agreement
           --------------------
between Morningside and the Borrower dated as of August 23, 1995, as amended.

          "Manufacturing Agreements" means, collectively, the Cutex
           ------------------------
Manufacturing Agreement and the AM Manufacturing Agreement.

          "Materially Adverse Effect" means, (i) with respect to Holdings and
           -------------------------
the Borrower and its Subsidiaries, any materially adverse effect (both before and after giving effect to the Recapitalization and the financing thereof and the other transactions contemplated hereby) with respect to the operations, business, properties, assets, liabilities (contingent or otherwise) or financial condition or prospects of Holdings and the Borrower and its Subsidiaries, taken as a whole, or (ii) any fact or circumstance (whether or not the result thereof would be covered by insurance) as to which singly or in the aggregate there is a reasonable likelihood of (w) a materially adverse change described in clause (i) with respect to Holdings and the Borrower and its Subsidiaries, taken as a whole, (x) the inability of any Credit Party to perform in any material respect its Obligations hereunder or the inability of the Banks to enforce in any material respect their rights purported to be granted hereunder or the Obligations (including realizing on the Collateral), or (y) a materially adverse effect on the ability to effect (including hindering or unduly delaying) the Recapitalization and the other transactions contemplated hereby on the terms contemplated hereby and thereby.

          "Minimum Borrowing Amount" means, respectively, $100,000 for Revolving
           ------------------------
Loans and $5,000,000 for Acquisition Term Loans.

          "Morningside" means Morningside Capital Group, L.L.C., a Connecticut
           -----------
limited liability company.

          "Mortgage" means a term loan and revolving credit mortgage (or deed of
           --------
trust or deed to secure debt, as the case may be), assignment of rents, security agreement and fixture filing creating and evidencing a Lien on a Mortgaged Real Property, which shall be substantially in the form of Exhibit D hereto, containing such schedules and including such additional provisions and other deviations from such Exhibit as shall be necessary to conform such document to applicable or local law or as shall be customary under applicable or local law and which shall be dated the date of delivery thereof and made by the owner (fee or leasehold, as the case may be) of the Mortgaged Real Property described therein for the benefit of the Collateral Agent, as mortgagee (or beneficiary, as the case may be), assignee and secured party, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

          "Mortgaged Real Property" means each Real Property designated
           -----------------------
on Annex VIII which shall be subject to a Mortgage.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA with respect to which any Credit Party or any of their respective ERISA Affiliates is or has been required to contribute or otherwise may have liability.

          "Net Award" has the meaning assigned to that term in each Mortgage.
           ---------

          "Net Cash Proceeds" means:
           -----------------

             (a) with respect to any Asset Sale, the aggregate cash payments received by Holdings, the Borrower and/or any of the Borrower's Subsidiaries, as the case may be, from such Asset Sale, net of direct expenses of sale, net of taxes (including income taxes and transfer taxes) and net of repayment of Indebtedness or Capitalized Leases in each case secured by a Lien on the asset subject to such Asset Sale; provided that,
                                                                --------
     with respect to taxes, expenses shall only include taxes to the extent that taxes are payable in cash in the current year or in the next succeeding year with respect to the current year as a result of such Asset Sale; and

             (b) with respect to any Taking or Destruction, the Net Award or Net Proceeds, as applicable, resulting therefrom, to be applied as Net Cash Proceeds under this Agree-ment pursuant to the provisions of Sections 1.13.3 and 1.13.4 of the Mortgages;

provided, further, that Net Cash Proceeds shall not include any amounts or items
--------  -------
included in the definition of Financing Proceeds or Net Financing Proceeds (including in any proviso appearing therein).

          "Net Financing Proceeds" means Financing Proceeds, net of direct
           ----------------------
expenses of the transaction and net of taxes (including income taxes) currently paid or payable in cash as a result thereof in the current year or in the next succeeding year with respect to the current year as a result of the transaction generating Net Financing Proceeds.

          "Net Proceeds" has the meaning assigned to that term in each Mortgage.
           ------------

          "New Image" means New Image Laboratories, Inc., a California
           ---------
corporation.

          "Note" means any Revolving Note or Acquisition Term Note.
           ----

          "Notice of Borrowing" has the meaning provided in Section 1.03.
           -------------------

          "Notice of Conversion/Continuation" has the meaning provided
           ---------------------------------
in Section 1.06.

          "Obligations" means all amounts, direct or indirect, contingent or
           -----------
absolute, of every type or description, and at any time existing, owing to the Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document or secured by any of the Security Documents.

          "Offering" has the meaning set forth in the recitals hereto.
           --------

          "Officers' Certificate" means, as applied to any corporation, a
           ---------------------
certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents and by its Chief Financial Officer or its Treasurer or any Assistant Treasurer; provided that
                                                               --------
every Officers' Certificate with respect to compliance with a condition precedent to the making of any Loan hereunder shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any defini-tions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Officers' Solvency Certificate" means the Officers' Solvency
           ------------------------------
Certificate in the form set forth as Exhibit L hereto.

          "Operating Lease" of any Person, shall mean any lease (including,
           ---------------
without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as Lessee which is not a Capital Lease.

          "Partial Release Conditions" has the meaning provided in
           --------------------------
Section 7.13(C).

          "PBGC" means the Pension Benefit Guaranty Corporation established
           ----
pursuant to Section 4002 of ERISA, or any successor thereto.

          "Pension Plan" means any pension plan as defined in Section 3(2) of
           ------------
ERISA (other than a Multiemployer Plan) which is or has been maintained by or to which contributions are or have been made by any Credit Party or their respective ERISA Affiliates or as to which any Credit Party or their respective ERISA Affiliates may have liability.

          "Permitted Encumbrances" has the meaning provided in Section 7.03.
           ----------------------

          "Person" means any individual, partnership, joint venture, firm,
           ------
corporation, association, trust or other enterprise or any Governmental
Authority.

          "Pledge Agreements" means and includes the Holdings Pledge Agreement,
           -----------------
the Borrower Pledge Agreement, and any securities pledge agreements (including, without limitation, any supplements or amendments to any of the foregoing) delivered pursuant to Section 6.13, 6.14 or 6.16.

          "Pledged Collateral" means all the Pledged Collateral as defined in
           ------------------
each of the General Security Agreements and in the Intellectual Property Security Agreements.

          "Pledged Securities" means all the securities and other collateral in
           ------------------
which a security interest is purported to be granted to the Agent for the benefit of the Banks by each of the Pledge Agreements, including, without limitation, all Pledged Collateral as defined therein.

          "Portion" means the Acquisition Term Portion or the Revolving Portion.
           -------

          "Prior Liens" means Liens which, pursuant to the provisions of any
           -----------
Security Document, are or may be superior to the Lien of such Security Document.

          "Projected Financial Statements" has the meaning provided in
           ------------------------------
Section 5.11(c).

          "Real Property" means all right, title and interest of Holdings or any
           -------------
of its Subsidiaries (including, without limitation, any leasehold estate) in and to a parcel of real property owned, leased or operated by Holdings or any of its Subsidiaries together with, in each case, all of Holdings' or such Subsidiaries' right, title and interest in and to all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

          "Recapitalization" has the meaning set forth in the recitals hereto.
           ----------------

          "Release" has the meaning provided in Section 7.13(B).
           -------

          "Release Conditions" has the meaning provided in Section 7.13(B).
           ------------------

          "Release Notice" has the meaning provided in Section 7.13(B).
           --------------

          "Released Real Property" has the meaning provided in Section 7.13(B).
           ----------------------

          "Reference Banks" means Indosuez, Chase Bank and Citibank, N.A.
           ---------------

          "Regulation D" means Regulation D of the Board of Governors of the
           ------------
Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" means Regulation G of the Board of Governors of the
           ------------
Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Regulation T" means Regulation T of the Board of Governors of the
           ------------
Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Regulation U" means Regulation U of the Board of Governors of the
           ------------
Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Regulation X" means Regulation X of the Board of Governors of the
           ------------
Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Required Banks" means at any time (i) Banks holding at least 51% of
           --------------
the Total Commitments held by Banks (or, if the Total Commitments shall have been terminated, Banks holding at least 51% of the outstanding Loans) or (ii) two Banks if there are only two Banks holding 100% of the Total Commitments and at least one of such Banks holds an aggregate Commitment of at least $5,000,000; provided that for the purposes of Section 4, the requirement that any document,
--------
agreement, certificate or other writing is to be satisfactory to the Required Banks shall be satisfied if (x) such document, agreement, certificate or other writing was delivered in its final form to the Banks prior to the Effective Date (or if amended or modified thereafter, the Agent has reasonably determined such amendment or modification not to be material), (y) such document, agreement, certificate or other writing is satisfactory to the Agent and (z) Banks holding more than 33-1/3% of the Total Commitments held by Banks have not objected in writing to such document, agreement, certificate or other writing to the Agent prior to the Closing Date.

          "Reserve Adjusted Eurodollar Loan" means each Loan bearing interest
           --------------------------------
based on the Eurodollar Rate as provided in Section 1.08(b).

          "Restoration" has the meaning assigned to that term in each Mortgage.
           -----------

          "Revolving Loan Commitment" means, with respect to each Bank, the
           -------------------------
amount set opposite such Bank's name on Annex I hereto directly below the column entitled "Commitments -- Revolver," as the same may be reduced from time to time pursuant to Sections 2.01, 3.02 and/or 8.

          "Revolving Loan Commitment Termination Date" means the Business Day
           ------------------------------------------
immediately preceding the Final Revolving Loan Maturity Date.

          "Revolving Loans" has the meaning provided in Section 1.01(a).
           ---------------

          "Revolving Note" has the meaning provided in Section 1.05(a).
           --------------

          "Revolving Portion" means, at any time, the portion of the Loan
           -----------------
Facility evidenced by the Total Revolving Loan Commitments.

          "Scheduled Acquisition Term Loan Principal Payments" means, with
           --------------------------------------------------
respect to the principal payments on the Acquisition Term Loan to be made on the last Business Day of each month specified in the table below, in each case, for each such date, in the Dollar amount which is the product of (x) the total outstanding principal amount of the Acquisition Term Loan as of the close of business on the Acquisition Term Loan Commitment Termination Date (after giving effect to any Borrowings of the Acquisition Term Loan on such date) and (y) the percentage for the applicable assumed outstanding principal amount specified opposite such date in such table:



                                Percentage to Obtain
                                Acquisition Term Loan
        Period                  Principal Payment
        ------                  ---------------------
                                   A             B
                                   -             -
        March 1999              1.250%        2.500%
        June 1999               1.250%        2.500%
        September 1999          1.250%        2.500%
        December 1999           1.250%        2.500%

        March 2000              1.250%        2.500%
        June 2000               1.250%        2.500%
        September 2000          1.250%        2.500%
        December 2000           1.250%        2.500%

        March 2001              1.250%        2.500%
        June 2001               1.250%        2.500%
        September 2001          1.250%        2.500%
        December 2001           1.250%        2.500%

        March 2002              1.250%        2.500%
        June 2002               1.250%        2.500%
        September 2002          1.250%        2.500%
        December 2002           1.250%        2.500%

        March 2003              1.250%        2.500%
        June 2003               1.250%        2.500%
        September 2003          1.250%        2.500%
        December 2003           1.250%        2.500%

        March 2004              9.375%        6.250%
        June 2004               9.375%        6.250%
        September 2004          9.375%        6.250%
        December 2004           9.375%        6.250%

        March 2005              9.375%        6.250%
        June 2005               9.375%        6.250%
        September 2005          9.375%        6.250%
        December 2005           9.375%        6.250%

; provided that the percentages to apply with respect to Acquisition Term Loan
  --------
Principal Payments for actual outstanding principal amounts of the Acquisition Term Loan shall be as set forth in column A above, opposite the applicable period, except that (i) in the event of changes, on or immediately prior to the Acquisition Term Loan Commitment Termination Date, in (A) market conditions generally or (B) the then-prevailing syndication market or (ii) depending upon the aggregate amount of outstanding Acquisition Term Loans, such percentages may be adjusted by the Agent to those set forth under column B above (or percentages between those in column A and column B) as the Agent deems appropriate in light of such factors; the applicable percentages shall be determined by the Agent within 10 Business Days after the Acquisition Term Loan Commitment Termination Date and written notice thereof shall be given to the Borrower by the Agent.

          "SEC" means the Securities and Exchange Commission or any
           ---
successor thereto.

          "SEC Regulation D" means Regulation D as promulgated under the
           ----------------
Securities Act, as the same may be in effect from time to time.

          "Securities" means any stock, shares, voting trust certificates,
           ----------
bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Security Documents" means each of the Mortgage, the Pledge
           ------------------
Agreements, the Borrower General Security Agreement, the Intellectual Property Security Agreement and any other documents utilized to pledge as Collateral for the Obligations any property or assets of whatever kind or nature.

          "Senior Indebtedness" means indebtedness incurred by any
           -------------------
Credit Party pursuant to the Credit Documents.

          "Senior Interest Expense" means interest expense incurred by
           -----------------------
any Credit Party pursuant to the Credit Documents.

          "Senior Officer" means any of the chief executive officer, chief
           --------------
financial officer, controller, chief accounting officer, chief operating officer, treasurer or any executive vice president of Holdings or the Borrower.

          "Senior Subordinated Notes" means the 10-3/8% Senior Subordinated
           -------------------------
Notes due 2007 of Holdings in an aggregate principal amount of $100,000,000 issued in the Offering (and any notes issued in exchange therefor pursuant to an effective exchange offer registration statement under the Securities Act), and shall include for all purposes of this Credit Agreement an additional aggregate principal amount of up to $50,000,000 that may be issued under the indenture governing the terms of the Senior Subordinated Notes.

          "South African Credit Agreement" means a South African inventory and
           ------------------------------
receivables facility between Carson Holdings Limited and a South African bank of up to the equivalent of US$2,000,000 dollars, which shall be nonrecourse to Holdings and its Subsidiaries other than Carson Holdings Limited and Carson Products (Proprietary) Limited and which shall be reasonably acceptable to the Agent.

          "Standby Letter of Credit" means any standby letter of credit or
           ------------------------
similar instrument issued for the purpose of supporting (i) workers' compensation liabilities of the Borrower or any of its Subsidiaries, (ii) the obligations of third-party insurers of the Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, or (iii) performance, payment, deposit or surety obligations of the Borrower or any of its Subsidiaries if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

          "State and Local Real Property Disclosure Requirements" means any
           -----------------------------------------------------
state or local laws requiring notification of the buyer of real property, or notification, registration, or filing to or with any state or local agency, prior to, concurrent with or following the sale of any real property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal, or handling of Hazardous Materials on, at, under, or near the real property to be sold or the establishment for which control is to be transferred.

          "Subsidiary" of any Person means and includes (i) any corporation more
           ----------
than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.

          "Subsidiary Guarantee" means each guarantee substantially in the form
           --------------------
of Exhibit R hereto, executed and delivered by a Subsidiary in accordance with the terms hereof, except for such changes as shall have been approved by the Agent, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof; provided, however, that (subject to change if applicable law is modified from
--------  -------
that in effect on the Closing Date), Carson Holdings Limited and its subsidiaries shall not be required to execute a Subsidiary Guarantee.

          "Survey" means a survey of any Mortgaged Real Property (and all
           ------
improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery,
(iii) certified by the surveyor (in a manner reasonably acceptable to the Agent) to the Agent and the Title Company and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey.

          "Taking" has the meaning assigned to that term in each Mortgage.
           ------

          "Target Inventory Amount" means $600,000.
           -----------------------

          "Taxes" has the meaning provided in Section 3.04.
           -----

          "Termination Event" means (i) a "reportable event" described in
           -----------------
Section 4043 of ERISA or in the regulations thereunder (excluding events for which the requirement for notice of such reportable event has been waived by the
PBGC) with respect to a Title IV Plan, or (ii) the withdrawal of any Credit Party or any of their respective ERISA Affiliates from a Title IV Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a Title IV Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings by the PBGC to terminate a Title IV Plan or to appoint a trustee to administer a Title IV Plan, or (v) any other event or condition which might constitute reasonable grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan, or (vi) the complete or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) of any Credit Party or any of their respective ERISA Affiliates from a Multiemployer Plan, or (vii) the insolvency or reorganization (within the meaning of Sections 4245 and 4241, respectively, of ERISA) or termination of any Multiemployer Plan, or (viii) the failure to make any payment or contribution to any Pension Plan or Multiemployer Plan or the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security.

          "Test Period" means the shorter of (i) the four consecutive complete
           -----------
fiscal quarters of Holdings then last ended or (ii) the period of all complete fiscal quarters of Holdings since the Closing Date.

          "Title Company" means Ticor Title Insurance or such other title
           -------------
insurance or abstract company as shall be selected by Holdings or the Borrower and reasonably acceptable to the Required Banks.

          "Title IV Plan" means any Pension Plan described in Section 4021(a) of
           -------------
ERISA, and not excluded under Section 4021(b) of ERISA.

          "Total Acquisition Term Loan Commitments" means the sum of the
           ---------------------------------------
Acquisition Term Loan Commitment of each of the Banks.

          "Total Commitments" means the sum of the Total Acquisition Term Loan
           -----------------
Commitments and the Total Revolving Loan Commitments.

          "Total Revolving Loan Commitments" means the sum of the
           --------------------------------
Revolving Loan Commitment of each of the Banks.

          "Total Utilization" means, at any date of determination, the sum of
           -----------------
the aggregate principal amount of all Revolving Loans and Acquisition Term Loans then outstanding.

          "Total Voting Power" means the total combined voting power in the
           ------------------
election of directors of all shares of capital stock then outstanding.

          "Type" of Loan means either a Base Rate Loan or a Reserve
           ----
Adjusted Eurodollar Loan.

          "UCC" means the Uniform Commercial Code as in effect in the State of
           ---
New York or any other applicable jurisdiction in the United States.

          "Unutilized Commitment" for any Bank at any time means, on and after
           ---------------------
the Closing Date, the sum of the unutilized Revolving Loan Commitment of such Bank (after taking into ef-fect the Letters of Credit Usage) and the unutilized Acquisition Term Loan Commitment of such Bank.

          "Wholly Owned Subsidiary" of any Person means any Subsidiary of such
           -----------------------
Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares or shares of capital stock required to be owned by foreign nationals under applicable law, is owned directly or indirectly by such Person.

          "Written" or "in writing" means any form of written communication or a
           -------      ----------
communication by means of telex, telecopier device, telegraph or cable.

          SECTION 10.  The Agent.
                       ---------

          10.01.  Appointment.  Each Bank hereby irrevocably designates and
                  -----------
appoints Indosuez as Agent (such term to include the Agent acting as Collateral Agent or in any other representative capacity under any other Credit Document) of such Bank to act as specified herein and in the other Credit Documents and each such Bank hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 10 are solely for the benefit of the Agent and the Banks, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

          10.02.  Delegation of Duties.  The Agent may execute any of its duties
                  --------------------
under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.03.

          10.03.  Exculpatory Provisions.  Neither the Agent nor any of its
                  ----------------------
officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties by Holdings, any Subsidiary of Holdings or any of their respective officers contained in this Agreement, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Document or for any failure of Holdings or any Subsidiary of Holdings or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of Holdings or any Subsidiary of Holdings. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of Holdings or the Borrower to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          10.04.  Reliance by the Agent.  The Agent shall be entitled to rely,
                  ---------------------
and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks (or to the extent specifically provided in Section 11.12, all the Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

          10.05.  Notice of Default.  The Agent shall not be deemed to have
                  -----------------
knowledge of the occurrence of any Default or Event of Default, other than a default in the payment of principal or interest on the Loans hereunder unless it has received notice from a Bank or the Borrower or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that,
                                                               --------
unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          10.06.  Non-Reliance on Agent and Other Banks.  Each Bank expressly
                  -------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of Holdings or any Subsidiary of Holdings, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of Holdings and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement and the other agreements contemplated hereby. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of Holdings and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of Holdings or any of its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          10.07.  Indemnification.  The Banks agree to indemnify the Agent in
                  ---------------
its capacity as such or in any other representative capacity under any other Credit Document ratably according to their aggregate Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries or any Guarantor; provided that
                                                                  --------
no Bank shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the payment of all Obligations.

          10.08.  The Agent in Its Individual Capacity.  The Agent and its
                  ------------------------------------
Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings, its Subsidiaries and other Affiliates of Holdings as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

          10.09.  Successor Agent.  Upon the acceptance of any appointment as
                  ---------------
Agent hereunder by a successor Agent, the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          10.10.  Resignation by Agent.  (A)  The Agent may resign from the
                  --------------------
performance of all its functions and duties hereunder at any time by giving 30 Business Days' prior written notice to Holdings, the Borrower and the Banks. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to subsections B and C below or as otherwise provided below.
          (B) Upon any such notice of resignation of the Agent, the Required Banks shall appoint a successor Agent acceptable to the Borrower and which shall be an incorporated bank or trust company or other qualified financial institution with operations in the United States and total assets of at least $1 billion.
          (C) If a successor Agent shall not have been so appointed within said 30 Business Day period, the resigning Agent with the consent of the Borrower shall then appoint a successor Agent (which shall be an incorporated bank or trust company or other qualified financial institution with operations in the United States and total assets of at least $1 billion) who shall serve as Agent until such time, if any, as the Required Banks appoint a successor Agent as provided above.

          (D) If no successor Agent has been appointed pursuant to subsection B or C by the 30th Business Day after the date such notice of resignation was given by the resigning Agent, such Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

          SECTION 11.  Miscellaneous.
                       -------------

          11.01.  Payment of Expenses, etc.  Holdings and the Borrower agree to:
                  -------------------------
(i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein (subject to the terms of the letter agreement dated September 2, 1997) and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel and other counsel issuing opinions pursuant to Section 4.01(C)) with prior notice to Holdings and the Borrower of the engagement of any counsel and of each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for each of the Banks) with prior notice to Holdings and the Borrower of the engagement of any counsel; (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify Agent, Collateral Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (including, without limitation, any and all losses, liabilities, claims, damages or expenses arising under Environmental Laws except with regard to any losses, costs, damages or expenses under Environmental Laws arising from or relating to acts or omissions occurring after the Agent or any Bank takes possession of, uses, operates, manages, controls or sells the Mortgaged Property provided, however, that such exception shall apply only to the extent such losses, costs, damages or expenses arise solely from the gross negligence, bad faith or willful misconduct of the Agent or any Bank or of the agents of the Agent or any Bank) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the Recapitalization or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified).

          11.02.  Right of Setoff.  In addition to any rights now or hereafter
                  ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder.

          11.03.  Notices.  Except as otherwise expressly provided herein, all
                  -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to Holdings or the Borrower at 64 Ross Road, Savannah Industrial Park, Savannah, GA 31405,
Attention: Chief Financial Officer, with a copy to Morningside Capital Group, L.L.C., 1 Morningside Drive, North, Suite 200, Westport, CT 06880, Attention:
President, or if to another Credit Party, to its address specified in the other relevant Credit Documents, as the case may be; if to the Agent or any Bank, at its address specified for the Agent or such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective two days after being deposited in the mails, when delivered to the telegraph company, cable company or overnight courier, as the case may be, or when sent by telex or telecopier, except that notices and communications to the Agent shall not be effective until received by the Agent.

          11.04.  Benefit of Agreement.  (a)  This Agreement shall be binding
                  --------------------
upon and inure to the benefit of and be enforceable by the parties hereto, all future holders of the Notes evidencing the Loans, and their respective successors and assigns; provided that no Credit Party may assign or transfer any
                        --------
of its interests hereunder without the prior written consent of the Banks; and provided, further, that the rights of each Bank to transfer, assign or grant
--------  -------
participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 11.04; provided that nothing in this Section
                                       --------
11.04 shall prevent or prohibit any Bank from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and (ii) granting participations in or assignments of such Bank's Loans, Notes evidencing the Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Bank that is at least 50% owned by such Bank or its parent company; provided, however, that any such assignment
                                    --------  -------
or participation shall not result in the Borrower paying additional amounts as of the time of such assignment pursuant to Section 1.10(e), 1.11, 1.13 or 3.04.

          (b) Each Bank shall have the right to transfer, assign or grant participations in all or any part of its remaining Loans, Notes evidencing the Loans and/or Commitments hereunder on the basis set forth below in this clause
(b). Subject to Section 11.04(c) hereof, each Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

             (A)  Assignments.  Each Bank, with the written consent of the Agent
                  -----------
     and the Borrower, which consent shall not be unreasonably withheld, which shall be evidenced on the notice in the form of Exhibit I-1 hereto, may assign pursuant to an Assignment Agreement substantially in the form of
     Exhibit I-2 hereto all or a portion of its Loans, Notes evidencing the Loans and/or Commitments hereunder pursuant to this clause (b)(A) to one or more Eligible Assignees; provided that any such assignment pursuant to
                              --------
     this clause (b)(A) shall not result in the Borrower paying additional amounts as of the time of such assignment pursuant to Section 1.10(e), 1.11, 1.13 or 3.04. Any assignment pursuant to this clause (b)(A) will become effective five Business Days after the Agent's receipt of (i) a written notice in the form of Exhibit I-1 hereto from the assigning Bank and the Eligible Assignee and (ii) a processing and recordation fee of $2,500 from the assigning Bank in connection with the Agent's recording of such sale, assignment, transfer or negotiation; provided that such fee
                                                     --------
     shall only be payable if the assignment is between a Bank and an Eligible Assignee that is not a Bank prior to the assignment. The Borrower shall issue new Notes evidencing the Loans to the Eligible Assignee in conformity with Section 1.05 and the assignor shall return the old Notes to the Borrower. Upon the effectiveness of any assignment in accordance with this clause (b)(A), the Eligible Assignee will become a "Bank" for all purposes of this Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder with respect to the Commitments being assigned. The Agent shall maintain at its address specified in Annex II hereto a copy of each Assignment Agreement delivered to and accepted by it and a register in which it shall record the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owning to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent demonstrable error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Agent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

             (B)  Participations.  Each Bank may transfer, grant or assign
                  --------------
     participations in all or any part of such Bank's Loans, Notes evidencing the Loans and/or Commitments hereunder pursuant to this clause (b)(B) to any Person; provided that (i) such Bank shall remain a "Bank" for all
                 --------
     purposes of this Agreement and the transferee of such participation shall not constitute a Bank hereunder and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) change the scheduled final maturity date of any of the Loans, Notes evi-
     dencing the Loans or Commitments in which such participant is participating or (y) reduce the principal amount, interest rate or fees applicable to any of the Loans, Notes evidencing the Loans or Commitments in which such participant is participating or postpone the payment of any interest or fees or (z) release all or substantially all of the Collateral; and provided, further that any participation pursuant to this Section
     --------  -------
     11.04(b)(B) shall not result in the Borrower paying additional amounts as of the time of such participation pursuant to Section 1.10(e), 1.11, 1.13 or 3.04. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against the granting Bank in respect of such participation to be those set forth in the agreement with such Bank creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation; provided that such participant shall be considered to be a
                    --------
     "Bank" for purposes of Sections 11.02 and 11.06(b).

          (c) The Agent and the Banks agree to keep confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any Bank (the "Information"). Notwithstanding the foregoing, the Agent and each Bank shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information in connection with its participation in any of the transactions contemplated hereby or the administration of this Agreement; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement or any other confidentiality agreement with respect thereto, (B) becomes available to the Agent or such Bank on a non-confidential basis from a source other than Holdings, the Borrower, or any of their respective subsidiaries, officers, directors, employees, agents or representatives or (C) was available to the Agent or such Bank on a non-confidential basis prior to its disclosure to the Agent or such Bank by the Borrower, Holdings or any of their respective subsidiaries; (iv) to the extent the Borrower, Holdings or any of their respective subsidiaries shall have consented to such disclosure in writing; (v) in connection with the sale of any Collateral pursuant to the provisions of any of the Security Documents; or (vi) pursuant to Section 11.04(b) hereof; pro-
                                     ---
vided that prior to any such disclosure under Section 11.04(b), each
-----
prospective Eligible Assignee or participant shall enter into a written agreement with the assigning or selling Bank to preserve the confidentiality of any Information to the extent set forth in this Section 11.04(c).

          11.05.  No Waiver; Remedies Cumulative.  No failure or delay on the
                  ------------------------------
part of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

          11.06.  Payments Pro Rata.  (a)  The Agent agrees that promptly after
                  -----------------
its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations
      --- ----
with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligations then owed and due to such Bank bears to the total of such Obligations then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided that if all or any
                                                  --------
portion of such excess amount is thereafter re-covered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          11.07.  Calculations; Computations.  (a)  The financial statements to
                  --------------------------
be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings to the Banks); provided that, except as otherwise specifically
                           --------
provided herein, all computations determining compliance with Sections 5, 6, 7 and 8 and all definitions used in this Agreement for any purpose shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Banks pursuant to Section 4.01(M).

          (b) All computations of interest and fees hereunder shall be made on the actual number of days elapsed over a year of 365 days; provided, however,
                                                           --------  -------
that all computations of interest on Reserve Adjusted Eurodollar Loans and Commitment Commission shall be made on the actual number of days elapsed over a year of 360 days.

          11.08.  Governing Law; Submission to Jurisdiction; Venue.  (a)  This
                  ------------------------------------------------
Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and be governed by the laws of the State of New York applicable to contracts made and to be performed wholly therein. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the respective Credit Party at its address for notices pursuant to Section 11.03, such service to become effective 15 days after such mailing. Each Credit Party hereby irrevocably appoints the Borrower and such other persons as may hereafter be selected by the Borrower irrevocably agreeing in writing to serve as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

          (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          11.09.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings, the Borrower and the Agent.

          11.10.  Effectiveness.  This Agreement shall become effective on the
                  -------------
date (the "Effective Date") on which Holdings, the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at the Agent's Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to it. The Agent will give Holdings, the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

          11.11.  Headings Descriptive.  The headings of the several sections
                  --------------------
and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          11.12.  Amendment or Waiver.  Neither this Agreement nor any other
                  -------------------
Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Holdings, the Borrower and the Required Banks; provided
                                                                    --------
that no such change, waiver, discharge or termination shall, without the consent of each affected Bank and the Agent, (i) extend the scheduled final maturity date of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest thereon or fees or reduce the principal amount thereof, or increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Bank), (ii) release all or a substantial portion of the Collateral or Guarantees (except as expressly permitted by the Credit Documents), (iii) amend, modify or waive any provision of this Section, or
Section 1.10, 1.11, 3.04, Section 8, 10.07, 11.01, 11.02, 11.04, 11.06, 11.07(b)
or 11.12, (iv) reduce any percentage specified in, or otherwise modify, the definition of Required Banks or (v) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement. No provision of Section 10 may be amended without the consent of the Agent.

          11.13.  Survival.  All indemnities set forth herein including, without
                  --------
limitation, in Section 1.11, 3.04, 10.07 or 11.01 shall survive the execution and delivery of this Agreement and the making of the Loans, the repayment of the Obligations and the termination of the Total Commitments.

          11.14.  Domicile of Loans.  Each Bank may transfer and carry its Loans
                  -----------------
at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, however, that any such transfer shall not result in the Borrower
      --------  -------
paying additional amounts as of the time of such transfer pursuant to Section 1.10(e), 1.11, 1.13 or 3.04.

          11.15.  Waiver of Jury Trial.  Each of the parties to this Agreement
                  --------------------
hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Credit Documents or the transactions contemplated hereby or thereby.

          11.16.  Independence of Covenants.  All covenants hereunder shall be
                  -------------------------
given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.
                                CARSON PRODUCTS COMPANY


                                By:___________________________
                                   Name:
                                   Title:


                                CARSON, INC.


                                By:___________________________
                                   Name:
                                   Title:

         Credit Agreement among Carson Products Company, Carson, Inc.,
             Credit Agricole Indosuez and the Banks listed herein.

                                CREDIT AGRICOLE INDOSUEZ,
                                as Agent and Collateral Agent


                                By:___________________________
                                   Name:
                                   Title:


                                By:___________________________
                                   Name:
                                   Title:

                                                                         ANNEX I
List of Banks                              Commitments
-------------                              -----------

                             Revolver           Acquisition Term
                             --------           ----------------

Credit Agricole Indosuez    $25,000,000         $50,000,000


Assignment Banks                           Commitments
----------------                           -----------

                                                                        ANNEX II
                            Agent and Bank Addresses
                            ------------------------

Credit Agricole Indosuez
1211 Avenue of the Americas
7th Floor
New York, New York  10036

                                Assignment Banks
                                ----------------

                                                                       ANNEX III
                                 Existing Debt
                                 -------------




                    Debt Repaid on or prior to Closing Date
                    ---------------------------------------

                                                                        ANNEX IV

                                  Subsidiaries
                                  ------------

                                                                         ANNEX V


                        Collective Bargaining Agreements
                        --------------------------------

                                                                        ANNEX VI
                                   INSURANCE
                                   ---------

                                                                       ANNEX VII
                                     Liens
                                     -----

                                                                      ANNEX VIII
                            Mortgaged Real Property
                            -----------------------

                                                                        ANNEX IX
                                   Litigation
                                   ----------

                                                                         ANNEX X
                                    Consents
                                    --------

                                                                        ANNEX XI
                                  Restrictions
                                  ------------

                                                                       ANNEX XII
                             Environmental Matters
                             ---------------------

                                                                      ANNEX XIII
                                     Taxes
                                     -----

                                                                       ANNEX XIV
                       Schedule of Intellectual Property
                       ---------------------------------